Exhibit 10.23

Execution Version

Certain information has been excluded from this agreement (indicated by “[***]”) because Lendbuzz Inc. has determined such information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

AMENDMENT NO. 10 TO LOAN AGREEMENT

This AMENDMENT NO. 10 TO LOAN AGREEMENT, dated as of February 14, 2025 (this “Amendment”), is executed by and among LENDBUZZ SPV V, LLC (the “Borrower”), CHARIOT FUNDING LLC (“Chariot”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacities as administrative agent (in such capacity, the “Administrative Agent”), as a Committed Lender, and as the Agent for the JPMorgan Lender Group (in such capacity, the “JPMorgan Agent”), ROYAL BANK OF CANADA, in its capacities as a Committed Lender and as the Agent for the RBC Lender Group (in such capacity, the “RBC Agent”), VICTORY RECEIVABLES CORPORATION (“Victory Receivables”), in its capacity as a Conduit Lender, and MUFG BANK, LTD. (“MUFG Bank”), in its capacities as a Committed Lender and as the Agent for the MUFG Lender Group, and amends the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Borrower, Lendbuzz Funding LLC (“Lendbuzz Funding”), as the servicer and the collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan, as Administrative Agent and as the account bank. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Loan Agreement.

WITNESSETH:

WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement, in accordance with Section 13.01 thereof, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Loan Agreement.

(a) The definitions of “Excess Concentration Amounts,” and “Hedge Reserve Account Required Amount “ that are set forth in Section 1.01 (Definitions) are deleted in their entirety and replaced, respectively, with the following:

“Excess Concentration Amounts” means, as of any date of determination and without duplication, the sum of:

(i) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(ii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the second highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(iii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in any State other than those States accounted for in clauses (i) and (ii), above, minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(iv) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores and such FICO Scores were less than 620 minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(v) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than or equal to 680 minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(vi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors did not have a FICO Score or had a FICO Score of zero minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(vii) the aggregate Principal Balance of the Eligible Receivables with the highest mileage of the related Financed Vehicle at the time of origination of the related Receivable that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average mileage of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***] miles;

(viii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had AIRA Scores of less than [***] minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(ix) without duplication, the sum of (a) the aggregate Principal Balance of the Eligible Receivables with the lowest AIRA Scores that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average AIRA Score of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***] plus (b) the aggregate Principal Balance of the Eligible Receivables with the lowest AIRA Scores that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average AIRA Score of all Eligible Receivables to equal [***]

(x) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had AIRA Scores of less than or equal to [***] minus (b) the product of (1) either (A) if such date of determination occurs during a Post-Securitization Period, [***] or (B) otherwise, [***] times (2) the Eligible Pool Balance on such date;

(xi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Financed Vehicle was a Used Vehicle at the time such Receivable was originated minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(xii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that have an original term to maturity that was greater than [***] months minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(xiii) without duplication, the sum of (a) the aggregate Principal Balance of the Eligible Receivables that have Loan-to-Value Ratios as of such date that are greater than [***] that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to-Value Ratio of all Eligible Receivables as of such date to equal [***] plus (b) the aggregate Principal Balance of the Eligible Receivables that have Loan-to-Value Ratios as of such date that are greater than [***] and that were originated through independent Dealers that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to-Value Ratio of all Eligible Receivables as of such date that were originated through independent Dealers to equal [***] that were originated through independent Dealers;

(xiv) the aggregate Principal Balance of the Eligible Receivables that had Payment-to-Income Ratios of greater than [***] at the time of underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Payment-to-Income Ratios of all Eligible Receivables that had Payment-to-Income Ratios calculated at the time of underwriting (as indicated by the presence of a recorded Payment-to-Income Ratio in the related Receivable File that is not [***] or [***] ) to equal [***]

(xv) the aggregate Principal Balance of the Eligible Receivables that had Down Payments of less than [***] that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Down Payment for all Eligible Receivables to equal [***]

(xvi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that are not Bank Account Verified minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(xvii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that were originated through independent Dealers minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(xviii) the aggregate Principal Balance of the Eligible Receivables with the largest Balloon Payments that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the aggregate amount of Balloon Payments related to all Eligible Receivables to be no greater than [***] of the Eligible Pool Balance on such date;

(xix) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables (1) for which the original term to maturity was more than [***] months and (2) that were originated through independent Dealers minus (b) the product of (1) [***] times (2) the aggregate Principal Balance of the Eligible Receivables that have an original term to maturity that was greater than [***] months;

(xx) the aggregate Principal Balance of the Eligible Receivables with the lowest Down Payment that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Down Payment of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***]

(xxi) the aggregate Principal Balance of the Eligible Receivables that had the lowest Contract Reserves that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Contract Reserves of all Eligible Receivables to equal [***];

(xxii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that did not have Payment-to-Income Ratios calculated as of the date of underwriting (as indicated by either the absence of a recorded Payment-to-Income Ratio, or the presence of a recorded Payment-to-Income Ratio of 0% or 59%, in the related Receivable File) minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date; and

(xxiii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that had a Principal Balance at the time of origination of the Receivable of greater than [***] minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date.”

“Hedge Reserve Account Required Amount” means, as of any date of determination on which the aggregate notional amount of all outstanding Hedge Transactions is less than the Loans Outstanding (after giving effect to any changes to the Loans Outstanding on such date), an amount equal to the product of (i) 110% times (ii) the quoted purchase price from any Lender, any Agent, or any Affiliate of any Lender or Agent (which price shall be reasonably determined based on prevailing market conditions and such Lender or Agent’s pricing of caps of a similar size, duration and cap rate) most recently received by the Borrower (or the Servicer on behalf of the Borrower) pursuant to Section 6.03(a)(ii) hereof (which quote shall, for purpose of this definition, continue in effect until the next succeeding date on which such a quote is received pursuant to Section 6.03(a)(ii) hereof), for an interest rate cap (A) that has a notional amount, duration, and amortization that is agreed upon by the Borrower and the Administrative Agent for such date and (B) the cap rate for which is the maximum cap rate that would cause the Excess Spread to equal 4.5% if a Hedge Transaction in the form of an interest rate cap having such strike rate and having the notional amount referenced in clause (A) was included in the calculation of ‘Weighted Average Hedge Rate’ on such date.”

(b) Section 2.13 is amended by deleting clause (iii) in its entirety and replacing it with the following:

“(iii) on the related Take-out Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Take-out and the release to the Borrower of the related Receivables on the related Take-out Date, (A) no Borrowing Base Deficiency exists, (B) neither an Unmatured Event of Default nor an Event of Default has occurred, nor will either result from such Take-out, (C) the Excess Spread shall be no less than 4.5%, (D) the fractional portion of the Eligible Pool Balance that represents the aggregate Principal Balance of all Delinquent Receivables constituting Collateral will be no greater than the fractional portion of the Eligible Pool Balance that was represented by the aggregate Principal Balance of all Delinquent Receivables that constituted Collateral immediately prior to the release of the related Receivables and (E) the fractional portion of the Eligible Pool Balance that represents the aggregate Principal Balance of all Liquidated Receivables constituting Collateral will be no greater than the fractional portion of the Eligible Pool Balance that was represented by the aggregate Principal Balance of all Liquidated Receivables that constituted Collateral immediately prior to the release of the related Receivables (provided, that if subclause (D) and/or (E) would not be satisfied on any Take-out Date, then the related Take-out may nevertheless occur, but the Receivables that continue to be owned by the Borrower following the related Take-out and that cause subclause (D) and/or (E) not to be satisfied shall thereafter (I) be deemed to be Ineligible Receivables for purposes of determining the Borrowing Base, (II) be excluded from both the numerator and the denominator when calculating the Conduit Portfolio Delinquency Ratio, and (III) be excluded from clause (a) (but not clause (b)) of the numerator and from the denominator when calculating the Conduit Portfolio Net Loss-to-Liquidation Ratio);”

(c) Section 4.02 is amended by deleting clause (c)(v) in its entirety and replacing it with the following:

“(v) the Excess Spread shall be no less than 4.5%.”

(d) Annex I is amended by deleting clause (b)(3) in its entirety and replacing it with the following:

“(3) the Excess Spread shall be no less than 4.5%,”

SECTION 2. Representations and Warranties. The Borrower hereby confirms that all representations and warranties made by it pursuant to Sections 5.01 and 5.02 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. By its acknowledgment of this Amendment, Lendbuzz Funding hereby confirms that all representations and warranties made by it pursuant to Section 5.03 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. Furthermore, the Borrower and Lendbuzz Funding each hereby represents and warrants as to itself that:

(a) It has the power to execute, deliver and perform this Amendment and the transactions contemplated hereby.

(b) The execution and delivery of this Amendment and the performance of this Amendment and the Loan Agreement (as amended hereby) have been duly authorized by it by all necessary company action (including any necessary action by its members).

(c) This Amendment has been duly executed and delivered on its behalf. This Amendment and the Loan Agreement (as amended hereby) constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(d) It is in compliance in all material respects with all Applicable Laws.

SECTION 3. Effectiveness of Amendment.

(a) This Amendment shall be effective, as of the date hereof, upon the delivery of a fully executed copy hereof of this Amendment to the Administrative Agent.

(b) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan Agreement. Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to “this Agreement” or “this Loan Agreement” or words of like import shall mean and be references to the Loan Agreement as amended hereby; and (ii) each reference in any other Basic Document to the Loan Agreement or to any terms defined in the Loan Agreement which are modified hereby shall mean and be references to the Loan Agreement or to such terms as modified hereby. The parties hereto acknowledge and agree that this Amendment shall constitute a Basic Document. This Amendment does not constitute a novation or termination of the Loan Agreement or any other Basic Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

(c) The parties hereto acknowledge and agree that the conformed copy of the Loan Agreement that is attached hereto as Exhibit 1 reflects the correct and current terms of the Loan Agreement after giving effect to all amendments thereto to date, including this Amendment.

SECTION 4. Amendments, etc. No provision of this Amendment shall be waived, amended or otherwise modified except as provided in Section 13.01 of the Loan Agreement.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Severability. If one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or the Loan Agreement as amended hereby.

SECTION 7. Binding Effect. This Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 8. Captions, etc. The captions and section numbers appearing in this Amendment are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Amendment.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

LENDBUZZ SPV V, LLC, as Borrower

By:	/s/ George Sclavos
	Name:	George Sclavos
	Title:	CFO

JPMORGAN CHASE BANK N.A., as Administrative Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

LENDBUZZ FUNDING LLC, as Servicer and Collateral Custodian

By:	/s/ George Sclavos
Name:	George Sclavos
Title:	CFO

[Signature Page to Amendment No. 10 to Loan Agt. (Lendbuzz SPV V, LLC)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

LENDBUZZ SPV V, LLC, as Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK N.A., as Administrative Agent

By:	/s/ Elizabeth S. Trainor
	Name:	Elizabeth S. Trainor
	Title:	Executive Director

ACKNOWLEDGED AND AGREED:

LENDBUZZ FUNDING LLC, as Servicer and Collateral Custodian

By:
Name:
Title:

[Signature Page to Amendment No. 10 to Loan Agt. (Lendbuzz SPV V, LLC)]

JPMORGAN LENDER GROUP:

CHARIOT FUNDING LLC, as a Conduit Lender

By: JPMORGAN CHASE BANK, N.A., as its attorney-in-fact

By:	/s/ Elizabeth S. Trainor
Name:	Elizabeth S. Trainor
Title:	Executive Director

JPMORGAN CHASE BANK N.A., as JPMorgan Agent and as a Committed Lender

By:	/s/ Elizabeth S. Trainor
Name: Elizabeth S. Trainor
Title: Executive Director

[Signature Page to Amendment No. 10 to Loan Agt. (Lendbuzz SPV V, LLC)]

RBC LENDER GROUP:

ROYAL BANK OF CANADA, as RBC Agent

By:	/s/ Angela Nimoh
Name: Angela Nimoh
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Committed Lender

By:	/s/ Angela Nimoh
Name: Angela Nimoh
Title: Authorized Signatory

By:	/s/ Shivani Pandiri
Name: Shivani Pandiri
Title: Authorized Signatory

[Signature Page to Amendment No. 10 to Loan Agt. (Lendbuzz SPV V, LLC)]

MUFG LENDER GROUP:

MUFG BANK, LTD., as MUFG Agent and as a Committed Lender

By:	/s/ Brian Chin
Name: Brian Chin
Title: Director

VICTORY RECEIVABLES CORPORATION, as a Conduit Lender

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page to Amendment No. 10 to Loan Agt. (Lendbuzz SPV V, LLC)]

EXHIBIT 1

CONFORMED COPY OF LOAN AGREEMENT

Execution Copy

Conformed to Amend. No. 1 (3/7/22)

Conformed to Amend. No. 2 (5/26/22)

Conformed to Amend. No. 3 (12/16/22)

Conformed to Amend. No. 4 (5/5/23)

Conformed to Amend. No. 5 (8/4/23)

Conformed to Amend. No. 6 (11/29/23)

Conformed to Amend. No. 7 (5/1/24)

Conformed to Amend. No. 8 (8/2/24)

Conformed to Amend. No. 9 (11/14/24)

Conformed to Amend. No. 10 (2/14/25)

LENDBUZZ SPV V, LLC,

as the Borrower,

LENDBUZZ FUNDING LLC,

as the Servicer and the Collateral Custodian

the LENDERS

from time to time parties hereto,

the AGENTS

from time to time parties hereto,

and

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent and the Account Bank

LOAN AGREEMENT

Dated as of January 18, 2022

i

EXHIBITS

v

LOAN AGREEMENT

This Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among LENDBUZZ SPV V, LLC, a Delaware limited liability company, as borrower (the “Borrower”), LENDBUZZ FUNDING LLC, a Delaware limited liability company (“Lendbuzz Funding”), as servicer (in such capacity, the “Servicer”) and as collateral custodian (in such capacity, the “Collateral Custodian”) for the Secured Parties (as defined herein), the Lenders from time to time parties hereto (the “Lenders”), the Agents for the Lender Groups (as defined herein) from time to time parties hereto (the “Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and the Agents (in such capacity, the “Administrative Agent”) and as account bank (in such capacity, the “Account Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower was formed for the purpose of purchasing and holding various assets, including consumer loans secured by new and used automobiles, light duty trucks, vans, minivans, and sport utility vehicles, amounts received on or in respect of such loans, and proceeds of the foregoing;

WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower from time to time, the proceeds of which will be used to finance the purchase price of such consumer loans as described herein; and

WHEREAS, the Lenders have agreed to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“ABS Issuance” means any initial offering and sale of Securities and Exchange Commission-registered, Securities Act Rule 144A-eligible or privately placed Section 4(a)(2) securities in a term asset-backed securitization (i) with respect to which Lendbuzz or any of its wholly-owned Subsidiaries is the ‘sponsor’ (as such term is defined in Regulation RR (17 CFR § 246.1, et seq.)) and (ii) for which Receivables that were Collateral hereunder prior to the related Take-out, serve as all or a portion of the collateral for such securitization.

“Account Bank” has the meaning given to such term in the Preamble.

“Account Collateral” means the Collection Account, the Remittance Account, and the Hedge Reserve Account, together with all cash, securities, financial assets (as defined in Section 8-102(a)(9) of the UCC) and investments, and other property from time to time deposited or credited to the Collection Account, the Remittance Account, or the Hedge Reserve Account, and all proceeds of the foregoing.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (i) the Daily Simple SOFR plus (ii) 0.10%.

“Administrative Agent” has the meaning given to such term in the Preamble.

“Administrative Agent’s Account” means the account or accounts identified by the Administrative Agent to the Borrower and each Agent as the Administrative Agent’s Account hereunder.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers, and Persons similar to the foregoing and the respective directors, officers, employees, and managers of each of the foregoing.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Agent” means, with respect to any Lender Group, the Person as identified as the “Agent” for such Lender Group in the related Lender Supplement.

“Agents” means, as of any date, all Agents for all Lender Groups as of such date.

“Aggregate Commitment” means, with respect to any date, the sum of the Commitments of each Lender Group.

“Aggregate Mandatory Commitment” means, as of any day, the sum of the Mandatory Commitments of each Lender Group

“Aggregate Unpaids” means, with respect to any date, an amount equal to the sum of (i) the Loans Outstanding, (ii) all accrued but unpaid Interest and (iii) all Program Fees, Structuring Fees, Supplemental Structuring Fees, Unused Commitment Fees, Hedge Breakage Costs, Indemnified Amounts and other Obligations owed (whether due or accrued) by the Borrower or the initial Servicer to the Secured Parties, the Administrative Agent, the Backup Servicer, the Account Bank, the Indemnified Parties, and any Successor Servicer under this Agreement and the other Basic Documents.

“Agreement” has the meaning given to such term in the Preamble.

“AIRA Score” means with respect to any Receivable, the “Artificial Intelligence Risk Analysis Score” that is generated in connection with the underwriting of such Receivable by Lendbuzz Funding, utilizing its underwriting and machine learning algorithms and in accordance with the Credit and Collection Policy.

“Alternate Base Rate” means, with respect to any date, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (iii) Adjusted Daily Simple SOFR plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Daily Simple SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Daily Simple SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Amortization Period” means the period commencing on the Termination Date and ending on the day on which the Loans Outstanding are reduced to zero and all other Aggregate Unpaids have been paid in full.

“Ancillary Fees” means (i) late fees, (ii) extension fees, (iii) liquidation fees, (iv) prepayment charges, (v) overdraft charges, and (vi) all other administrative fees or similar charges allowed by Applicable Law received by or on behalf of the Servicer with respect to the Receivables.

“Annual Percentage Rate” or “APR” means, with respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the “annual percentage rate” (within the meaning of the Federal Truth-in-Lending Act). If, after the applicable Funding Date, the rate per annum with respect to a Receivable as of such Funding Date is reduced (i) as a result of an Insolvency Proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act or similar State law, “Annual Percentage Rate” or “APR” with respect to such Receivable shall refer to such reduced rate.

“Anti-Corruption Laws” means all laws, rules, and regulations of the United States or any State that are applicable to Lendbuzz, Lendbuzz Funding, the Borrower, or any of their respective Affiliates or Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, with respect to any Person, all existing and future applicable laws, rules, regulations (including Treasury Regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, Regulations B, U, T, X and Z of the Federal Reserve Board, the Dodd-Frank Act, the

Gramm-Leach-Bliley Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer protection and usury laws), the customer identification program requirements established under the Patriot Act, the due diligence requirements established under the Customer Due Diligence Requirements for Financial Institutions, 31 CFR Section 1010.230 (2016), such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” has the meaning given to such term in the Fee Letter.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an Eligible Assignee, in substantially the form of Exhibit B hereto.

“Available Amount” means, with respect to any date, the positive amount, if any, by which the Facility Amount exceeds the Loans Outstanding on such day.

“Available Funds” means, with respect to any Distribution Date and the related Collection Period, Collections on deposit in the Collection Account, to the extent received during such related Collection Period.

“Backup Servicer” means, (i) initially, Vervent Inc., a Delaware corporation or (ii) if the initial Backup Servicer has been terminated in accordance with the terms of the Backup Servicing Agreement, any other Person who has been appointed as ‘Backup Servicer’ pursuant to a replacement ‘Backup Servicing Agreement’ with the Consent of the Administrative Agent.

“Backup Servicing Agreement” means (i) for so long as Vervent Inc. is the Backup Servicer, the Backup Servicing Agreement by and among the Borrower, the Servicer, the Administrative Agent, and Vervent Inc. (as the same may be amended, restated, or otherwise modified from time to time with the consent of the Administrative Agent) or (ii) if Vervent Inc. is no longer the Backup Servicer, any replacement “Backup Servicing Agreement” that is entered into by the Servicer, the Backup Servicer, and the Administrative Agent and that is in form and substance acceptable to the Administrative Agent (in its sole discretion).

“Backup Servicing Fee” means the fees payable to the Backup Servicer as set forth in the Backup Servicing Agreement.

“Backup Servicing Fee Rate” means, for each Collection Period, (a) the percentage equivalent of a fraction, (1) the numerator of which is the Backup Servicing Fee and (2) the denominator of which is the average daily Pool Balance during the related Collection Period, times (b) 12.

“Balloon Payment” means (i) with respect to any Receivable for which the final Scheduled Payment differs more than minimally from the level monthly payments that are due during the remainder of the Contract’s term, the portion of such final Scheduled Payment that is in excess of such level monthly payment amount or (ii) with respect to any Receivable for which more than one final Scheduled Payment differs more than minimally from the level monthly payments that are due during the remainder of the Contract’s term, the sum of the portion of each such final Scheduled Payment that is in excess of such level monthly payment amount. For the avoidance of doubt, a Balloon Payment may be scheduled under a Receivable at the time of origination, or may arise after origination as the result of a modification or other amendment of the terms of the related Contract.

“Bank Account Verified” means, with respect to a Receivable, that in conjunction with the origination of such Receivable, Lendbuzz Funding confirmed the related Obligor’s income through a review of such Obligor’s bank records in accordance with the Credit and Collection Policy.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the third Basel Accord issued by the Basel Committee on Banking Supervision.

“Basic Documents” means this Agreement, the Purchase Agreement, each Purchase Agreement Supplement, the Fee Letter, all Hedging Agreements, the Blocked Account Control Agreement, the Control Agreement, the Performance Guaranty, and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

“Benchmark” means, with respect to the portion of the Loans Outstanding that is funded or maintained either (i) by a Conduit Lender other than by issuing Commercial Paper Notes or (ii) by a Committed Lender, initially, Daily Simple SOFR; provided, that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.18.

“Benchmark Replacement” means, with respect to the portion of the Loans Outstanding that is funded or maintained either (i) by a Conduit Lender other than by issuing Commercial Paper Notes or (ii) by a Committed Lender, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Basic Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (iii).

For the avoidance of doubt, (1) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (2) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided, that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided, that at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“’Benchmark Unavailability Period’ means, with respect to any Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date pursuant to clauses (i) or (ii) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18 and (ii) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.18.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Rule.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Benefit Plan” means each (i) employee pension benefit plan (as defined in Section 3(2) of ERISA) that is subject to Title I of ERISA, (ii) plan described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans that is not exempt under Section 4975(g) of the Code and (iii) any entity whose underlying assets include “plan assets” (as defined in Section 3(42) of ERISA and Department of Labor Regulations Section 2510.3-101) by reason of an employee benefit plan’s or plans’ investment in such entities.

“Blocked Account Control Agreement” means the Blocked Account Control Agreement by and among Lendbuzz Funding, the Administrative Agent, and the Remittance Account Bank, as the same may be amended, restated, or otherwise modified from time to time with the consent of the Administrative Agent.

“Borrower” has the meaning given to such term in the Preamble.

“Borrower Basic Documents” means all Basic Documents to which the Borrower is a party or by which it is bound.

“Borrower’s Account” means the bank account of the Borrower, as notified to the Administrative Agent from time to time in writing by the Borrower.

“Borrowing Base” means, as of any date of determination, an amount equal to the difference of (i) the Net Eligible Pool Balance as of such date, after giving effect to the related additions or removals of Receivables on such date, minus (ii) the Required Overcollateralization as of such date plus (iii) the amount of Collections in respect of principal payments that have been applied by the Servicer to reduce the Principal Balance of the related Receivables and that are on deposit in the Collection Account on such date.

“Borrowing Base Deficiency” means, as of any date of determination, the positive amount, if any, by which (i) the Loans Outstanding exceeds (ii) the Borrowing Base.

“Breakage Costs” means such amount or amounts due to any Lender pursuant to Section 2.08(c).

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, Wilmington, Delaware, or Boston, Massachusetts; provided, that in relation to Loans for which interest is computed by reference to Daily Simple SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans, or any other dealings of such Loans, no such day will be a “Business Day” unless it is also a U.S. Government Securities Business Day.

“Certificate of Title” means, with respect to a Financed Vehicle, (i) the original certificate of title relating thereto, (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter, or (iii) prior to the time that a certificate of title of the type described in clause (i) or (ii) is issued, copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or the original lien entry letter or form, as applicable, and which, in all of the foregoing cases, shall name the related Obligor as the owner of such Financed Vehicle and Lendbuzz Funding, the Borrower or the Administrative Agent, as secured party. For Financed Vehicles registered in States that issue confirmation of the lienholder’s interest electronically, the “Certificate of Title” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable State.

“Change in Control” means (i) any Person or group of Persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) gains ownership or control, directly or indirectly, of more than 50% of the voting and equity interest in Lendbuzz, or (ii) Lendbuzz owns, directly or indirectly, less than 100% of the membership interests of the Borrower, or (iii) Lendbuzz owns, directly or indirectly, less than 51% of the voting and equity interests in Lendbuzz Funding.

“Closing Date” means January 18, 2022.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning given to such term in Section 3.01(a).

“Collateral Custodian” has the meaning given to such term in the Preamble.

“Collection Account” means a segregated account established by the initial Servicer, on behalf of the Borrower, with the Account Bank in the name of the Administrative Agent for the benefit of the Secured Parties, into which all Collections shall be deposited.

“Collection Period” means, with respect to any date of determination, the immediately preceding calendar month, except for dates occurring on or prior to the first Distribution Date, in which case such term means the period from but excluding the initial Cutoff Date to and including the last day of the calendar month in which the Initial Loan is funded hereunder.

“Collections” means (i) all cash collections or other cash proceeds of any Receivable received by the Servicer (including from Lendbuzz, Lendbuzz Funding, or the Borrower) from or on behalf of any Obligor in payment of any amounts owed in respect of such Receivable, including all Release Price amounts deposited in the Collection Account pursuant to Section 5.04, Insurance Proceeds, investment earnings in the Collection Account, and all Recoveries, (ii) any other funds received by the Servicer (including from Lendbuzz, Lendbuzz Funding, or the Borrower) with respect to any Receivable (exclusive of Ancillary Fees which may be retained by the Servicer), Financed Vehicle or any other Collateral, (iii) all payments received by the Borrower pursuant to any Hedging Agreement or Hedge Transaction, and (iv) any Servicer Advances.

“Commercial Paper Notes” means any short-term promissory notes issued by a Conduit Lender with respect to financing any Loan hereunder.

“Commitment” means, with respect to any Lender or Lender Group, the commitment of such Lender or Lender Group to fund Loans in an aggregate amount not to exceed the amount set forth as the “Commitment” in the related Lender Supplement, as such amount may be modified from time to time in accordance with the terms hereof.

“Commitment Termination Date” means May 14, 2026 or, with respect to any Committed Lender, such later date to which the Commitment Termination Date may be extended for such Committed Lender in accordance with Section 2.04(a).

“Committed Lender” means any Person that is designated as a “Committed Lender” in the Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Committed Lender to the extent of the portion of such Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Committed Lenders” means, as of any date, all Committed Lenders that are parties to this Agreement as of such date.

“Committed Lender Rate” means, with respect to any date during an Interest Period, an interest rate per annum equal to the sum of (i) Adjusted Daily Simple SOFR on such date plus (ii) the Applicable Margin.

“Competitor” means (i) any Person that is a direct competitor of Lendbuzz Funding or any Affiliate of Lendbuzz Funding and that is identified in writing as such by Lendbuzz Funding, in good faith, to the Administrative Agent and (ii) any Affiliate of any Person described in clause (i). The Competitors pursuant to clause (i) as of the Closing Date are identified on Schedule F attached hereto.

“Conduit Lender” means any Person that is designated as a “Conduit Lender” in the Lender Supplement or in the Assignment and Acceptance pursuant to which it became a party to this Agreement, and any assignee of such Conduit Lender to the extent of the portion of such Commitment assumed by such assignee pursuant to its respective Assignment and Acceptance.

“Conduit Lenders” means, as of any date, all Conduit Lenders that are parties to this Agreement as of such date.

“Conduit Portfolio Delinquency Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance of all Delinquent Receivables as of the last day of the most recently completed Collection Period and (ii) the denominator of which is the Pool Balance as of the last day of such Collection Period.

“Conduit Portfolio Extension Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance of all Receivables that became Extended Receivables during the most recently completed Collection Period and (ii) the denominator of which is the Pool Balance as of the last day of such Collection Period.

“Conduit Portfolio Net Loss-to-Liquidation Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the difference of (a) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the most recently completed Collection Period minus (b) all Recoveries received during such Collection Period and (ii) the denominator of which is the sum of (a) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period plus (b) the amount of Collections received by the Servicer in respect of principal payments on all Receivables during such Collection Period; provided, that if the foregoing calculation yields a result that is negative on any date of determination, then the Conduit Portfolio Net Loss-to-Liquidation Ratio for such date shall be deemed to be 0.00%.

“Confidential Information” means any information, data, documents and materials in any form and at any time (including prior to the date of this Agreement) with respect to the Borrower, Lendbuzz, Lendbuzz Funding, or any of their Affiliates and their respective businesses and financial information, the Receivables, and the Serviced Portfolio and includes (i) information transmitted in written, oral, magnetic, or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes, or other records which contain, reflect or are generated from such information; provided, that “Confidential Information” does not include, with respect to a Person, information that (a) was already known to such Person and such knowledge was not obtained from any other entity who was known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information to such Person, (b) is or has become part of the public domain through no act or omission of such Person, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person, or (e) is or was lawfully and independently provided to such Person prior to disclosure hereunder, from a third party who is not known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent” or “Consented” means a consent or an action of the Administrative Agent that has been approved by the Required Lenders or the Consenting Lenders, as applicable; provided, that any reference to the Consent of the Administrative Agent that does not make reference to an approval or direction being provided by the Required Lenders or Consenting Lenders shall require that the Administrative Agent receive the approval or direction of the Consenting Lenders.

“Consenting Lenders” means at a particular time, (i) if there are one or two Lender Groups at such time, Lenders with aggregate Mandatory Commitments equal to 100% of the Aggregate Mandatory Commitment or (ii) if there are three or more Lender Groups at such time, (A) at least two of the Lender Groups that (B) together have aggregate Mandatory Commitments equal to at least 50% of the Aggregate Mandatory Commitment; provided, that if at any time the portion of the Loans Outstanding funded by a Lender Group is greater than the Mandatory Commitment for such Lender Group, then solely for purposes of this definition, the “Mandatory Commitment” of such Lender Group will be deemed to be such portion of the Loans Outstanding and the “Aggregate Mandatory Commitment” will be calculated utilizing such adjusted amount for such Lender Group.

“Contract” means the loan agreement or promissory note executed by an Obligor pursuant to which a loan is made by Lendbuzz Funding to such Obligor, which loan is secured by the related Financed Vehicle.

“Contract Reserve” means, with respect to any Receivable, a loss reserve fee or netted amount that is charged by Lendbuzz Funding to the related Dealer in connection with the origination of such Receivable that is intended to cover deficiencies or losses with respect to such Receivable and any other Receivables originated by Lendbuzz Funding through such Dealer.

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Control Agreement” means that certain Escrow and Control Agreement, dated as of January 18, 2022, by and among the Borrower, JPMorgan Chase Bank, N.A., as escrow agent and bank, and the Administrative Agent.

“CP Rate” means, with respect to a Conduit Lender, the rate identified as its “CP Rate” in the Lender Supplement for the related Lender Group.

“Credit and Collection Policy” means, with respect to (i) the initial Servicer, the credit and collection policies of the Servicer with respect to the Serviced Portfolio as are in effect on the Closing Date (a copy of which is attached hereto as Exhibit C), as the same may be amended, modified, or supplemented from time to time in accordance with this Agreement, or (ii) any Successor Servicer, the customary credit and collection policies of such Successor Servicer, in each case as revised from time to time in accordance with this Agreement.

“Credit Provider” means any provider of a Liquidity Facility.

“Credit Support Annex” has the meaning given to such term in Section 6.03(d).

“Cutoff Date” means, with respect to Receivables transferred to the Borrower on a Funding Date, the close of business on the final day of the month immediately preceding the month during which such Funding Date occurs.

“Daily Simple SOFR” means, with respect to any date (a “SOFR Rate Day”), a rate per annum equal to the greater of (i) SOFR for the day (such day, the related “SOFR Determination Date”) that is five U.S. Government Securities Business Day prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (ii) 0%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Dealer” means a dealer of Financed Vehicles through which Lendbuzz Funding originated the respective Receivable to the related Obligor.

“Debt-to-TNW Ratio” means, with respect to any date of determination, (i) an amount equal to Lendbuzz’s aggregate Indebtedness divided by (ii) an amount equal to Lendbuzz’s Tangible Net Worth.

“Default Rate” means a per annum rate equal to the sum of (i) the Alternate Base Rate plus (ii) 3.60%.

“Defaulting Committed Lender” means any Committed Lender that, as determined by the Administrative Agent: (i) has failed to fund any of its obligations to make Loans in accordance with Section 2.01, notwithstanding that all conditions to funding under Section 4.02 and, with respect to the Initial Loan, Section 4.01 have been satisfied or waived in accordance with the terms thereof, within three Business Days of the date required to be funded by it hereunder, (ii) has notified the Administrative Agent or the Borrower in writing that it does not intend to comply with such funding obligations, or has made a public statement to that effect with respect to such funding obligations hereunder, or (iii) has become subject to an Insolvency Event; provided, that a Committed Lender shall not be deemed to be a Defaulting Committed Lender hereunder solely by virtue of any control of or ownership interest in, or the acquisition of any ownership interest in, such Committed Lender (or its direct or indirect parent company) or the exercise of control over such Committed Lender (or its direct or indirect parent company) by a Governmental Authority thereof, if and for so long as such ownership interest does not result in or provide such Committed Lender (or its direct or indirect parent company) with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Lender (or its direct or indirect parent company) or such Governmental Authority to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Delayed Amount” has the meaning given to such term in Section 2.01(e)(ii).

“Delayed Funding Date” has the meaning given to such term in Section 2.01(e)(ii).

“Delayed Funding Notice” has the meaning given to such term in Section 2.01(e)(ii).

“Delayed Funding Notice Date” has the meaning given to such term in Section 2.01(e)(ii).

“Delaying Group” has the meaning given to such term in Section 2.01(e)(ii).

“Delaying Lender” has the meaning given to such term in Section 2.01(e)(ii).

“Delinquent Receivable” means any Receivable, (i) with respect to which the greater of (a) $50 and (b) 10% or more of any Scheduled Payment remains unpaid for 60 or more days from the related due date and (ii) that is not a Liquidated Receivable. For the avoidance of doubt, any Collections received upon the disposition of the Financed Vehicle related to a Receivable will be applied against any outstanding Scheduled Payments on such Receivable in accordance with the Credit and Collection Policy and, if neither clause (i) or (ii) is satisfied after such application, then such Receivable shall no longer be a Delinquent Receivable until such time as either clause (i) or (ii) is thereafter satisfied.

“Derivatives” means any (i) exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) similar transaction, contract, instrument, undertaking or security or (iii) transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Designated Delay Funding Group” has the meaning given to such term in Section 2.01(e)(i).

“Designated Delay Funding Lender” has the meaning given to such term in Section 2.01(e)(i).

“Distribution Date” means the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

“Dodd-Frank Act” means The Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173).

“Dollars” or “$” means the lawful currency of the United States.

“Down Payment” means, with respect to a Receivable, the percentage equivalent of a fraction the numerator of which is the amount of any cash payment made by the related Obligor at the time of origination of such Receivable in connection with its purchase of the related Financed Vehicle and the denominator of which is the book value of such Financed Vehicle at the date of underwriting, where such book value is the selling price as determined in accordance with the Credit and Collection Policy.

“Early Adoption Increased Costs” has the meaning given to such term in Section 2.11(a).

“Early Adoption Increased Costs Representation” has the meaning given to such term in Section 2.11(a).

“Early Amortization Event” means, on any date of determination, that:

(i) a Borrowing Base Deficiency exists that has not been cured for three or more Business Days; provided, that if such Borrowing Base Deficiency would not have occurred but for the occurrence of a Step-up Overcollateralization Trigger, then no Early Amortization Event will occur under this clause (i) unless such Borrowing Base Deficiency continues to exist as of the Reporting Date that occurs during the third Collection Period after the Collection Period during which such Borrowing Base Deficiency first existed;

(ii) any Servicer Termination Event has occurred;

(iii) any Event of Default has occurred; or

(iv) any Material Adverse Change has occurred.

“Election Period” means the period commencing on the date that a request for an extension pursuant to Section 2.04(a) is delivered and ending on the earlier of (i) the 60th day thereafter or (ii) the 15th day preceding the related Commitment Termination Date.

“Electronic Chattel Paper Sub-Custodian” means eOriginal, Inc. or another econtracting facilitator engaged by the Servicer or the Custodian with the consent of the Administrative Agent.

“Eligible Assignee” means (i) J.P. Morgan Chase Bank, N.A., (ii) any other Committed Lender, (iii) a multi-seller commercial asset-backed paper conduit (A) that is administered by a Lender, an Agent, or the Administrative Agent or an Affiliate of any of them and (B) the Commercial Paper Notes of which are rated at least “A-1” by Standard & Poor’s and “Prime-1” by Moody’s, (iv) any Credit Provider that was approved by the Borrower in writing prior to such assignment (such consent of the Borrower not to be unreasonably withheld), or (v) any other Person (A) that is acceptable to the Agent related to the portion of the Commitment being assigned and (B) that was approved by the Borrower in writing prior to such assignment (such consent of the Borrower not to be unreasonably withheld); provided, that no consent of the Borrower described in clause (iv) or (v) shall be required during the occurrence and continuation of a Servicer Termination Event or Event of Default; provided further, that unless an Event of Default has occurred and is continuing, no Competitor shall be an Eligible Assignee unless approved by the Borrower in writing prior to such assignment.

“Eligible Pool Balance” means, as of any date of determination, the sum of the Principal Balances of all Eligible Receivables as of such date.

“Eligible Receivable” means, as of any date of determination, any Receivable (i) for which the related Receivable File is in the possession of the Collateral Custodian, (ii) which was identified on the Schedule of Receivables delivered by the Borrower to the Administrative Agent as part of a Funding Request, (iii) which satisfies each of the eligibility requirements set forth on Schedule B hereto, in each case as of such date of determination, and (iv) if one or more proceedings is pending as of such date of determination in which any defense, claim of offset, counterclaim, or claim of recoupment has been alleged by the related Obligor or any Governmental Authority with respect to (in the aggregate) more than 20 Receivables, such Receivable is not subject to any such proceedings.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Event of Default” has the meaning given to such term in Section 8.01(a).

“Excess Concentration Amounts” means, as of any date of determination and without duplication, the sum of:

(i) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(ii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the second highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(iii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in any State other than those States accounted for in clauses (i) and (ii), above, minus (b) an amount equal to the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(iv) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores and such FICO Scores were less than 620 minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(v) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than or equal to 680 minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(vi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors did not have a FICO Score or had a FICO Score of zero minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(vii) the aggregate Principal Balance of the Eligible Receivables with the highest mileage of the related Financed Vehicle at the time of origination of the related Receivable that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average mileage of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***] miles;

(viii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had AIRA Scores of less than [***] minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(ix) without duplication, the sum of (a) the aggregate Principal Balance of the Eligible Receivables with the lowest AIRA Scores that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average AIRA Score of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***] plus (b) the aggregate Principal Balance of the Eligible Receivables with the lowest AIRA Scores that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average AIRA Score of all Eligible Receivables to equal [***];

(x) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Obligors had AIRA Scores of less than or equal to [***] minus (b) the product of (1) either (A) if such date of determination occurs during a Post-Securitization Period, [***] or (B) otherwise, [***] times (2) the Eligible Pool Balance on such date;

(xi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables for which the related Financed Vehicle was a Used Vehicle at the time such Receivable was originated minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(xii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that have an original term to maturity that was greater than [***] months minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date;

(xiii) without duplication, the sum of (a) the aggregate Principal Balance of the Eligible Receivables that have Loan-to-Value Ratios as of such date that are greater than [***] that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to-Value Ratio of all Eligible

Receivables as of such date to equal [***] plus (b) the aggregate Principal Balance of the Eligible Receivables that have Loan-to-Value Ratios as of such date that are greater than [***] and that were originated through independent Dealers that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to-Value Ratio of all Eligible Receivables as of such date that were originated through independent Dealers to equal [***] that were originated through independent Dealers;

(xiv) the aggregate Principal Balance of the Eligible Receivables that had Payment-to-Income Ratios of greater than [***] at the time of underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Payment-to-Income Ratios of all Eligible Receivables that had Payment-to-Income Ratios calculated at the time of underwriting (as indicated by the presence of a recorded Payment-to-Income Ratio in the related Receivable File that is not [***] or [***]) to equal [***];

(xv) the aggregate Principal Balance of the Eligible Receivables that had Down Payments of less than [***] that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Down Payment for all Eligible Receivables to equal [***];

(xvi) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that are not Bank Account Verified minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(xvii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that were originated through independent Dealers minus (b) the product of (1) [***] times (2) the Eligible Pool Balance on such date;

(xviii) the aggregate Principal Balance of the Eligible Receivables with the largest Balloon Payments that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the aggregate amount of Balloon Payments related to all Eligible Receivables to be no greater than [***] of the Eligible Pool Balance on such date;

(xix) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables (1) for which the original term to maturity was more than [***] months and (2) that were originated through independent Dealers minus (b) the product of (1) [***] times (2) the aggregate Principal Balance of the Eligible Receivables that have an original term to maturity that was greater than [***] months;

(xx) the aggregate Principal Balance of the Eligible Receivables with the lowest Down Payment that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Down Payment of those Eligible Receivables that have an original term to maturity that was greater than [***] months to equal [***];

(xxi) the aggregate Principal Balance of the Eligible Receivables that had the lowest Contract Reserves that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Contract Reserves of all Eligible Receivables to equal [***];

(xxii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that did not have Payment-to-Income Ratios calculated as of the date of underwriting (as indicated by either the absence of a recorded Payment-to-Income Ratio, or the presence of a recorded Payment-to-Income Ratio of [***] or [***], in the related Receivable File) minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date; and

(xxiii) the positive difference, if any, of (a) the aggregate Principal Balance of the Eligible Receivables that had a Principal Balance at the time of origination of the Receivable of greater than [***] minus (b) the product of (1) [***] times (2) the Eligible Pool Balance as of such date.

“Excess Spread” means, as of any date of determination, the difference of (i) the weighted average APR of all Eligible Receivables (weighted by the Principal Balance of such Eligible Receivables) minus (ii) the Servicing Fee Rate minus (iii) the Program Fee Rate minus (iv) the Weighted Average Hedge Rate as of such date minus (v) the Backup Servicing Fee Rate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g) and (iv) any withholding Taxes imposed under FATCA.

“Extended Receivable” means any Receivable or Serviced Portfolio Receivable with respect to which an Extension has been granted.

“Extension” means, with respect to any Receivable or Serviced Portfolio Receivable, a payment extension or deferral that is granted by the Servicer to an Obligor whereby (i) either (a) the due date for all or any portion of one or more Scheduled Payments is extended to a date that is later than the current due date or (b) all or any portion of one or more Scheduled Payments is waived for the related due date and (ii) such extended or waived amount is due from such Obligor by no later than the final due date for the related Contract (which final due date may have been extended by the Servicer in connection with such extension or deferral). For purposes of this definition, the “Scheduled Payment” and “Contract” for each Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a “Receivable” for purposes of all related defined terms.

“Facility Amount” means, as of any date of determination, (i) prior to the Termination Date, the Aggregate Commitment on such day and (ii) on and after the Termination Date, the Loans Outstanding.

“Facility Termination Date” means the date following the Termination Date on which the Aggregate Unpaids have been indefeasibly paid in full.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement with respect to the foregoing, and any regulations and official administrative guidance thereunder.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means the Third Amended and Restated Fee Letter, dated as of November 29, 2023, by and among the Borrower, the initial Servicer, the Agents party thereto, and the Administrative Agent, setting forth, among other things, the Structuring Fee, the Program Fee Rate, the Applicable Margin, the Supplemental Structuring Fee Rate, and the Unused Commitment Fee Rate.

“FICO Score” means, with respect to any Receivable, the credit score provided by Fair Isaac Corporation for the related Obligor at the time of underwriting for such Receivable.

“Final Maturity Date” means the Distribution Date occurring in the 78th month following the expiration of the latest Commitment Termination Date.

“Financed Vehicle” means, with respect to a Receivable, any new or used automobile, light-duty truck, van, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s indebtedness thereunder.

“Financial Covenants” means each of:

(i) Lendbuzz’s Tangible Net Worth for the most recently ended fiscal quarter shall at least equal the sum of (a) $57,000,000 plus (b) 50% of Lendbuzz’s cumulative positive net income for each fiscal quarter that has ended since September 30, 2021 plus (c) 65% of net proceeds received by Lendbuzz in connection with its issuance and sale of any equity interests (as determined in accordance with GAAP) after September 30, 2021;

(ii) Lendbuzz’s Debt-to-TNW Ratio for the most recently ended fiscal quarter shall not exceed 7.0 to 1.0; and

(iii) the aggregate amount of unused borrowing or financing capacity that is available to Lendbuzz or its wholly-owned Subsidiaries as of the end of the most recently ended fiscal quarter under (a) this Agreement, (b) any other asset-backed warehouse facilities maintained by such entities, (c) any term asset-backed securitizations with respect to which any such entity is the “sponsor” (as such term is defined in Regulation RR (17 CFR § 246.1, et seq.)) and that include a revolving feature allowing for the addition of receivables after the initial closing date that are purchased by the related issuing entity with collections previously received on the receivables included in such securitization (rather than with amounts held back from closing proceeds in a “prefunding account” or similar feature), or (d) any committed forward flow purchase facility with respect to which receivables may be sold to a third-party by any such entity, shall be at least $75,000,000; provided, that unused borrowing, financing, sale, or similar capacity under any such facility or transaction that is ineligible to be drawn, borrowed, or otherwise utilized at the related time due to any event of default, termination event, or any other condition or state of affairs existing at such time (other than a lack of availability of qualifying receivables to pledge, sell, contribute, or otherwise convey in order to effect the related draw, borrowing, or similar utilization) shall not be included in such aggregate amount.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the CP Rate or Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the CP Rate or Adjusted Daily Simple SOFR shall be 0%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Formation Documents” means, with respect to (i) the Borrower, its limited liability company agreement and certificate of formation, (ii) Lendbuzz Funding, its limited liability company agreement and certificate of formation, and (iii) Lendbuzz, its certificate of incorporation and bylaws.

“Funding Date” means each Business Day on which a Loan is made and Receivables are added to the Collateral in connection with such Loan.

“Funding Request” means a written notice from the Borrower requesting a Loan and including the items required by Section 2.01(b), substantially in the form of Exhibit A hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Hedge Breakage Costs” means, with respect to any Hedge Transaction, any amount payable by the Borrower to the related Hedge Counterparty upon the early termination of such Hedge Transaction or any portion thereof.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Counterparty” means any entity that on the date of entering into any Hedge Transaction is (i) JPMorgan Chase Bank, N.A. or an Affiliate thereof or (ii) (a) is an interest rate swap dealer, (b) whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement and (c) agrees that in the event that Moody’s or Standard & Poor’s reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (1) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer, (2) post collateral in an amount satisfactory to the Required Lenders, or (3) obtain a guaranty of its obligations under each Hedge Transaction that is satisfactory to the Required Lenders from another entity whose debt ratings satisfy each of the Long-Term Rating Requirement and the Short-Term Rating Requirement. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 6.03(h).

“Hedge Counterparty Collateral Account” has the meaning given to such term in Section 6.03(d).

“Hedge Reserve Account” means a segregated account established by the initial Servicer, on behalf of the Borrower, with the Account Bank in the name of the Administrative Agent for the benefit of the Secured Parties, into which amounts may be deposited by the Borrower in accordance with Section 6.03(a) and which, at all times from and after the time of its establishment, will be subject to the Control Agreement.

“Hedge Reserve Account Required Amount” means, as of any date of determination on which the aggregate notional amount of all outstanding Hedge Transactions is less than the Loans Outstanding (after giving effect to any changes to the Loans Outstanding on such date), an amount equal to the product of (i) 110% times (ii) the quoted purchase price from any Lender, any Agent, or any Affiliate of any Lender or Agent (which price shall be reasonably determined based on prevailing market conditions and such Lender or Agent’s pricing of caps of a similar size, duration and cap rate) most recently received by the Borrower (or the Servicer on behalf of the Borrower) pursuant to Section 6.03(a)(ii) hereof (which quote shall, for purpose of this definition, continue in effect until the next succeeding date on which such a quote is received pursuant to Section 6.03(a)(ii) hereof), for an interest rate cap (A) that has a notional amount, duration, and amortization that is agreed upon by the Borrower and the Administrative Agent for such date and (B) the cap rate for which is the maximum cap rate that would cause the Excess Spread to equal 4.5% if a Hedge Transaction in the form of an interest rate cap having such strike rate and having the notional amount referenced in clause (A) was included in the calculation of ‘Weighted Average Hedge Rate’ on such date.

“Hedge Transaction” means each interest rate hedge transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 6.03 and is governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and a Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 6.03, which agreement shall be reasonably acceptable to the Administrative Agent and shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, any applicable Credit Support Annex and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Indebtedness” means, with respect to any Person and any day, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

“Indemnified Amounts” has the meaning given to such term in Section 9.01.

“Indemnified Party” has the meaning given to such term in Section 9.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Borrower Basic Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager” means a natural Person who either (i) (a) is provided by a nationally recognized provider of independent directors; (b) is not and has not been employed by Lendbuzz or Lendbuzz Funding or any of their respective Subsidiaries or Affiliates as an officer, director, partner, manager, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Lendbuzz or Lendbuzz

Funding or any of their respective Affiliates within the five (5) years immediately prior to such individual’s appointment as an Independent Manager, provided that this paragraph (b) shall not apply to any person who serves as an independent director or an independent manager for any Affiliate of any of Lendbuzz or Lendbuzz Funding; (c) is not, and has not been within the five (5) years immediately prior to such individual’s appointment as an Independent Manager, a customer or creditor of, or supplier to, Lendbuzz or Lendbuzz Funding or any of their respective Affiliates who derives any of its purchases or revenue from its activities with Lendbuzz or Lendbuzz Funding or any of their respective Affiliates thereof (other than a de minimis amount); (d) is not, and has not been within the five (5) years immediately prior to such individual’s appointment as an Independent Manager, a person who controls or is under common control with any Person described by (b) or (c); (e) does not have, and has not had within the five (5) years immediately prior to such individual’s appointment as an Independent Manager, a personal services contract with Lendbuzz or Lendbuzz Funding or any of their respective Subsidiaries or Affiliates, from which fees and other compensation received by the person pursuant to such personal services contract would exceed 5% of his or her gross revenues during the preceding calendar year; (f) is not affiliated with a tax-exempt entity that receives, or has received within the five (5) years prior to such appointment as an Independent Manager, contributions from Lendbuzz or Lendbuzz Funding or any of their respective Subsidiaries or Affiliates, in excess of the lesser of (i) 3% of the consolidated gross revenues of Lendbuzz Funding and its Subsidiaries during such fiscal year and (ii) 5% of the contributions received by the tax-exempt entity during such fiscal year; (g) is not and has not been a shareholder (or other equity owner) of any of Lendbuzz or Lendbuzz Funding or any of their respective Affiliates within the five (5) years immediately prior to such individual’s appointment as an Independent Manager; (h) is not a member of the immediate family of any Person described by (b) through (g); (i) is not, and was not within the five (5) years prior to such appointment as an Independent Manager, an employee of a financial institution to which Lendbuzz or Lendbuzz Funding or any of their respective Subsidiaries or Affiliates owes outstanding Indebtedness for borrowed money in a sum exceeding more than 5% of Lendbuzz Funding total consolidated assets; (j) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (k) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; or (ii) has otherwise been approved in writing by the Administrative Agent.

“Ineligible Receivable” means, as of any date of determination, a Receivable that is not an Eligible Receivable.

“Initial Loan” means the first Loan made on or after the Closing Date.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (ii) the commencement by such Person of a voluntary case under any Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities, or similar proceeding of or relating to such Person under any Insolvency Laws.

“Instrument” means any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Insurance Policy” means, with respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.

“Insurance Proceeds” means any amounts payable or any payments made under any Insurance Policy.

“Interest” means, for any Interest Period and each Loan outstanding during such Interest Period, interest on the Principal Amount of such Loan computed pursuant to Sections 2.05(b) and 2.06(b); provided, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the Maximum Lawful Rate and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means, with respect to each Distribution Date, the immediately preceding Collection Period (or, in the case of the first Distribution Date, the period from and including the Closing Date through and including the last day of the calendar month in which the Initial Loan is funded hereunder); provided, that any Interest Period that commences before the Facility Termination Date that would otherwise end after the Facility Termination Date shall end on the Facility Termination Date.

“Invested Percentage” means, for a Lender as of any date of determination, the percentage equivalent of (i) the sum of (a) the portion of the Loans Outstanding (if any) funded by such Lender on or prior to such day, plus (b) with duplication of any amount in clause (a), any portion of the Loans Outstanding acquired by such Lender on or prior to such day as an assignee from another Lender pursuant to an Assignment and Acceptance, minus (c) any portion of the Loans Outstanding assigned by such Lender to an assignee on or prior to such day pursuant to an Assignment and Acceptance, divided by (ii) the Loans Outstanding on such day.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“JPMorgan Agent” means JPMorgan Chase Bank, in its capacity as Agent for the JPMorgan Lender Group, and its successors in such capacity.

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.

“JPMorgan Lender Group” means the group of Lenders consisting of (a) the Conduit Lender identified on the Lender Supplement attached hereto as Schedule A, (b) the Committed Lender identified on the Lender Supplement attached hereto as Schedule A, and (c) the JPMorgan Agent.

“Lendbuzz” means Lendbuzz Inc., a Delaware corporation.

“Lendbuzz Funding” has the meaning given to such term in the Preamble.

“Lender Advance” means a Lender’s Lender Percentage of the Principal Amount of a particular Loan to be made to the Borrower on a Funding Date.

“Lender Group” means each group of Lenders consisting of (i) one or more Lenders and (ii) an Agent, in each case as indicated on the related Lender Supplement. As of the Closing Date, the sole Lender Group is the JPMorgan Lender Group.

“Lender Percentage” means a Lender’s Commitment as a percentage of the Aggregate Commitment.

“Lender Register” has the meaning given to such term in Section 11.01(c).

“Lenders” means, collectively, the Conduit Lenders and the Committed Lenders.

“Lender Supplement” means (i) with respect to the JPMorgan Lender Group, the information set forth in Schedule A to this Agreement and (ii) with respect to any other Lender Group, the information set forth in the related Lender Supplement, in each case as the same may be amended or otherwise modified from time to time, with, in the case of changes to the Facility Amount, any Mandatory Commitment , any Commitment, or any definition of CP Rate, the consent of the Borrower. With respect to the Lender Supplement for any Lender Group other than the JPMorgan Lender Group, such Lender Supplement shall contain substantially similar information to that set forth in Schedule A with respect to the JPMorgan Lender Group.

“Liability” means any duty, responsibility, obligation or liability.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Liquidated Receivable” means any Receivable with respect to which (i) all or any portion of one or more scheduled monthly payments of principal and/or interest remains unpaid with respect to such Receivable for a period of 120 days or more past the scheduled due date for such payment, (ii) an Insolvency Event has occurred with respect to the related Obligor, or (iii) the related Obligor is deceased.

“Liquidity Facility” means, with respect to each Conduit Lender, any of the committed loan facilities, lines of credit and other financial accommodations available to such Conduit Lender to support the liquidity of such Conduit Lender’s Commercial Paper Notes.

“Loan” has the meaning given to such term in Section 2.01(a).

“Loan-to-Value Ratio” means, with respect to a Receivable, the percentage equivalent of a fraction, (i) the numerator of which is the Principal Balance of such Receivable as of its date of disbursement and (ii) the denominator of which is the lesser of (a) the NADA clean retail value of the related Financed Vehicle (or, if such value is not available, the Carfax retail value of such Financed Vehicle) and (b) the purchase price of such Financed Vehicle.

“Loans Outstanding” means, on any day, the aggregate Principal Amount of all Loans made on or prior to such day, reduced from time to time by payments and distributions in respect of principal of the Loans in accordance with the terms hereof.

“Long-Term Rating Requirement” means, with respect to any Person, that such Person has a long-term unsecured debt rating of not less than “A” by Standard & Poor’s and not less than “A2” by Moody’s.

“Mandatory Commitment” means, with respect to any Lender or Lender Group, the amount set forth as the ‘Mandatory Commitment’ in the related Lender Supplement, as such amount may be modified from time to time in accordance with the terms hereof.

“Mandatory Hedging Condition” means that, as of any date of determination, one or more of the following events has occurred and the occurrence of a Mandatory Hedging Condition has not been expressly waived in accordance with Section 13.01 (regardless of whether any such event, or any other consequences of such event, have been waived, either in accordance with Section 13.01 or otherwise): (i) any Event of Default has occurred; (ii) any Servicer Termination Event has occurred; and (iii) the Commitment Termination Date occurs.

“Material Adverse Change” means any event or condition which would reasonably be expected to have a material adverse effect on (i) the collectability of all or a material portion of the Receivables, (ii) the condition (financial or otherwise), business or properties of the Borrower, (iii) the ability of the Servicer to collect on the Receivables, (iv) the condition (financial or otherwise), business or properties of Lendbuzz Funding, or (v) the condition (financial or otherwise), businesses or investments of Lendbuzz. For the avoidance of doubt, the following is a non-exclusive list of changes to the Credit and Collection Policy which, if reasonably likely to negatively impact the creditworthiness or collectability of any Receivables, will be deemed to constitute a “Material Adverse Change” unless such changes are made with the consent of the Administrative Agent in the manner set forth in this Agreement (which consent shall not be unreasonably withheld, conditioned, or delayed): changes that would modify any of (a) the maximum allowable threshold limitations for substantial underwriting criteria, including but not limited to those related to loan term, required Down Payment, Payment-to-Income Ratio, and Loan-to-Value Ratio; (b) the categorization of receivables as delinquent, non-performing, defaulted or charged-off; (c) material collection processes relating, without limitation, to delinquent, non-performing, defaulted or charged-off receivables, loan loss recognition, loan modification (including extensions and deferrals), end-of-term recovery and processing, and collateral recovery; (d) any provisions for credit exceptions; (e) stated creditworthiness thresholds required for obligors; and (f) any substantive calculations or components affecting the determination of AIRA Scores (but excluding any modifications that reflect the ordinary course machine learning processes that adjust such calculations and/or components from time to time).

“Material Adverse Effect” means, with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person (including any such change or effect resulting from the introduction of or change in any Applicable Laws or any ruling, order or other action by any Governmental Authority), taken as a whole, (ii) the validity or enforceability of this Agreement or any other Basic Document or the validity, enforceability or collectability of a material portion of (a) the Contracts (taken as a whole), (b) the Receivables (taken as a whole) or (c) any other Collateral (taken as a whole), (iii) the rights and remedies of the Administrative Agent and Secured Parties under the Basic Documents, (iv) the ability of such Person to perform its obligations under this Agreement or any other Basic Document to which it is a party, or (v) the status, existence, perfection, priority or enforceability of the interest of the Administrative Agent or the Lenders in the Collateral.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Member” has the meaning set forth in the Borrower’s Formation Documents.

“Monthly Backup Servicer Certificate” means a monthly report of the Backup Servicer in the form prescribed by the Backup Servicing Agreement and relating to the end of the Collection Period immediately preceding the date on which such certificate is delivered.

“Monthly Principal Payment Amount” means either (i) with respect to any Distribution Date occurring prior to the Termination Date, the lesser of (a) the excess (if any) of the Loans Outstanding on such date (excluding any additional amounts to be borrowed on such Distribution Date) over the Borrowing Base on such Distribution Date and (b) the amount of Available Funds that is available to be applied pursuant to Section 2.07(v)(B) on such Distribution Date (after giving effect to all payments pursuant to sub-clauses (i) through (iv) of Section 2.07 on such Distribution Date) or (ii) with respect to any Distribution Date occurring on or after the Termination Date, the lesser of (a) the Loans Outstanding on such date and (b) the amount of Available Funds that is available to be applied pursuant to Section 2.07(v)(B) on such Distribution Date (after giving effect to all payments pursuant to subclauses (i) through (iv) of Section 2.07 on such Distribution Date) .

“Monthly Report” means a monthly statement of the Servicer delivered pursuant to Section 7.07(a) on each Reporting Date with respect to the related Collection Period, substantially in the form of Exhibit F.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower, Lendbuzz Funding, Lendbuzz or any ERISA Affiliate on behalf of their employees.

“Net Eligible Pool Balance” means, as of any date of determination, the difference of (i) the Eligible Pool Balance as of such date minus (ii) the Excess Concentration Amount as of such date.

“Non-Delaying Group” has the meaning given to such term in Section 2.01(e)(iii).

“Non-Extending Lender” means, after its respective Commitment Termination Date, each Lender that has declined to extend its Commitment Termination Date in accordance with Section 2.04, to the extent not replaced pursuant to Section 2.04(b).

“Non-JPMorgan Hedge Counterparty” means any Hedge Counterparty other than a Hedge Counterparty as defined in clause (i) of the definition thereof.

“NRSRO” has the meaning assigned to it in Section 12.021(d)

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term ‘NYFRB Rate’ means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all loans, advances, debts, liabilities, indemnities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Collateral Custodian, the Backup Servicer, any Successor Servicer, the Administrative Agent, the Agents or any of their respective assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of the Loans or any Hedging Agreement, whether or not evidenced by any separate note, agreement or other instrument, including all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), amounts payable pursuant to Section 2.12, Breakage Costs, Hedge Breakage Costs, fees, including any and all arrangement fees, loan fees, Program Fees, Structuring Fees, Supplemental Structuring Fees, and Unused Commitment Fees and any and all other fees, expenses, costs or other sums (including attorney fees and disbursements) chargeable to the Borrower under the Basic Documents.

“Obligor” means each Person obligated to make payments pursuant to a Receivable or Serviced Portfolio Receivable, including any guarantor thereof.

“Officer’s Certificate” means a certificate signed by any Responsible Officer of the Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, Lendbuzz, or Lendbuzz Funding, as the case may be, and delivered to the Administrative Agent.

“Opinion of Counsel” means, with respect to any Person, a written opinion of counsel, who is reasonably acceptable to the Administrative Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Borrower Basic Document, or sold or assigned an interest in any Loan or Borrower Basic Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Borrower Basic Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 2.12(j)).

“Overnight Bank Funding Rate” means, for any date, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Owners” means the Lenders that are owners of record of the Loans or, with respect to any Loan owned by an Agent hereunder as nominee on behalf of Lenders in the related Lender Group, the Lenders that are beneficial owners of such Loan as reflected on the books of such Agent in accordance with this Agreement and the other Basic Documents.

“Partial Expiration Event” means the occurrence of the election of one or more Non-Extending Lenders after its respective Commitment Termination Date to not extend its Commitment, unless such Non-Extending Lender is replaced pursuant to Section 2.04(b) or unless the Termination Date shall have occurred.

“Partial Expiration Event Amount” means the portion of Loans Outstanding payable pursuant to Section 2.07(vi) in connection with a Partial Expiration Event.

“Participant Register” has the meaning given to such term in Section 11.01(e).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to it in Section 10.09.

“Payment Notice” has the meaning assigned to it in Section 10.09.

“Payment-to-Income Ratio” means, with respect to any Receivable as of the date of underwriting, the ratio (expressed as a percentage) of (i) the monthly payment owed by the related Obligor pursuant to the related Contract to (ii) the sum of all of the related Obligor’s and any related co-obligor’s (but no related guarantor’s) monthly net income (as determined by Lendbuzz Funding in connection with its determination of the AIRA Score for such Obligor) for the calendar month immediately preceding the date such Receivable was originated, as determined by Lendbuzz Funding in accordance with the Credit and Collection Policy in effect at such time.

“Pension Plan” means an “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA and that is a defined benefit plan, maintained by the Borrower, Lendbuzz, Lendbuzz Funding, or any ERISA Affiliate, or in which employees of the Borrower are entitled to participate, as from time to time in effect.

“Performance Guarantor” means Lendbuzz.

“Performance Guaranty” means the Performance Guaranty, dated as of January 18, 2022, by the Performance Guarantor in favor of the Secured Parties.

“Permitted Investments” means any of the following types of investments:

(i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and which have a maturity of not more than 30 days from the date of acquisition;

(ii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than

30 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which meet or exceed the Short-Term Rating Requirement;

(iii) commercial paper rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s;

(iv) money market funds registered under the Investment Company Act having a rating, at the time of such investment, of not less than Aaa by Moody’s and AAAm by Standard & Poor’s;

(v) interest-bearing demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any State (or domestic branches of any foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall meet or exceed the Short-Term Rating Requirement; and

(vi) any other investments approved in writing by the Administrative Agent;

provided, that each of the Permitted Investments may be purchased from the Administrative Agent, the Account Bank or any of their respective Affiliates.

“Permitted Liens” means (i) Liens in favor of the Borrower created pursuant to the Purchase Agreement, (ii) Liens in favor of any Agent or the Administrative Agent, as agent for the Secured Parties, created pursuant to this Agreement or any other Basic Document, (iii) Liens for taxes and assessments not yet due or for taxes which the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability, or amount thereof and such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents, (iv) Liens arising in the ordinary course of business by virtue of any contractual, statutory, or common law provision relating to banker’s Liens, rights of set-off, or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, (v) Liens created pursuant to the Blocked Account Control Agreement and the Control Agreement, and (vi) mechanics’ liens, tax Liens related to a Financed Vehicle, and other liens arising by operation of law.

“Person” means an individual, partnership, corporation, trust (including a business or statutory trust), limited liability company, joint stock company, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof), or other entity.

“Plan Event” means the occurrence of any of the following: (i) a notice of intent to terminate a Pension Plan has been filed; (ii) a Pension Plan termination under Section 4041(f) of ERISA; (iii) the Pension Benefit Guaranty Corporation institutes proceedings to terminate, or appoint a trustee to administer any Pension Plan; or (iv) the occurrence of an event or existence of any condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

“Pool Balance” means, as of any date of determination, the sum of the Principal Balances of all Receivables as of such date.

“Posted Collateral” has the meaning given to such term in Section 6.03(d).

“Post-Securitization Period” means each period commencing on any Take-out Date on which Receivables are released from the Collateral for inclusion in a contemporaneous ABS Issuance, and ending at the close of business on the thirtieth calendar day immediately following such Take-out Date.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the ‘Prime Rate’ in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the ‘bank prime loan’ rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Amount” means, with respect to any Loan, the aggregate amount advanced by the Lenders on the Funding Date in respect of such Loan.

“Principal Balance” means, with respect to any Receivable and as of any date of determination, the outstanding principal amount of such Receivable as of such date (excluding any capitalized interest).

“Program Fee” means, for any Collection Period, the fee payable by the Borrower on the related Distribution Date in an amount equal to the product of (i) the Program Fee Rate times (ii) the average daily Loans Outstanding during such Collection Period either (A) with respect to a Lender Group that does not include a Conduit Lender, that is funded by such Lender Group and that is not accruing interest at the Committed Lender Rate pursuant to Section 2.06(b)(iii)(B), or (B) with respect to a Lender Group that includes a Conduit Lender, that is funded by Commercial Paper Notes issued by such Conduit Lender, times (iii) a fraction, (a) the numerator of which is the actual number of days during such Collection Period and (b) the denominator of which is 360.

“Program Fee Rate” has the meaning given to such term in the Fee Letter.

“Purchase Agreement” means the Purchase Agreement, dated as of January 18, 2022, by and between Lendbuzz Funding and the Borrower, together with each Purchase Agreement Supplement.

“Purchase Agreement Supplement” means a Purchase Agreement Supplement in substantially the form attached to the Purchase Agreement as Exhibit A, executed by the Borrower and Lendbuzz Funding in connection with a transfer of Receivables and the related Collateral on any Funding Date.

“Qualified Institution” means any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank), (i) (a) that meets (or the parent of which meets) either (1) the Long-Term Rating Requirement or (2) the Short-Term Rating Requirement or (b) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Quarterly Report” means a data tape, which shall include as to each Receivable such information as shall be agreed upon by the Administrative Agent and the initial Servicer or the Successor Servicer, as applicable, including such information as the Administrative Agent may reasonably request from time to time to satisfy or fulfill regulatory requirements applicable to the Secured Parties, including capital treatment under Basel II or Basel III.

“Receivable” means Indebtedness owed by an Obligor under a Contract included as part of the Collateral, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the financing of a Financed Vehicle in connection therewith, and including the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Administrative Agent has released its security interest in a Receivable and the related Contract in accordance with the terms of this Agreement, such Receivable shall no longer be a Receivable hereunder.

“Receivable File” means, with respect to each Receivable, a file containing each of the following documents:

(i) an application of the related Obligor for credit;

(ii) a copy of the related Contract;

(iii) copies of all instruments modifying the terms and conditions of the related Contract;

(iv) a copy of the Certificate of Title for the related Financed Vehicle or a copy of the application therefor;

(v) a certificate of insurance, an application therefor, or a notice to provide insurance, in each case with respect to the related Financed Vehicle;

(vi) the invoice for (or, if the related Financed Vehicle is a Used

Vehicle, evidence of book value for) the related Financed Vehicle;

(vii) the Obligors’ order for the related Financed Vehicle and a writing specifying the related Down Payment, if any;

(viii) a copy of the service contract for the related Financed Vehicle, if applicable and if the same has been provided to the Servicer;

(ix) a copy of the GAP protection agreement for the related Financed Vehicle, if applicable and if the same has been provided to the Servicer; and

(x) such other documents that the Servicer customarily maintains in order to accomplish its duties and obligations under this Agreement.

“Recipient” means the Administrative Agent or any Lender.

“Records” means, with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Recoveries” means, with respect to any Liquidated Receivable and Collection Period, all monies collected from whatever source during such Collection Period in respect of such Liquidated Receivable, including Insurance Proceeds but excluding payment of the related Release Price, net of any amounts required by Applicable Law to be remitted to the related Obligor and net of the Servicer’s expenses (other than overhead) incurred in connection with the liquidation of such Liquidated Receivable and the related Financed Vehicle.

“Reference Time” means, with respect to any setting of the then-current Benchmark, (i) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (ii) if such Benchmark is not Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Registrar of Titles” means, with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulatory Requirement” has the meaning set forth in Section 2.11(a).

“Release Price” means an amount equal to the sum of (i) the Principal Balance of each Receivable retransferred pursuant to Section 5.04(a) or 5.04(b), as applicable plus (ii) accrued interest on each such Receivable (at the related APR) through the date of repurchase plus (iii) all related Breakage Costs plus (iv) all Hedge Breakage Costs due to the relevant Hedge Counterparties for any termination, in whole or in part, of one or more Hedge Transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement.

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Remittance Account” means one or more deposit accounts established and maintained at the Remittance Account Bank pursuant to the Blocked Account Control Agreement, for the benefit of the “Secured Parties” (as defined in the Blocked Account Control Agreement), and to which all Obligors are instructed to make payments in respect of the Receivables.

“Remittance Account Bank” means, initially, Wells Fargo Bank, National Association or Regions Bank or any other bank as agreed to by the Borrower, the Administrative Agent, and the Required Lenders.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA for which the 30-day notice provision has not been waived.

“Reporting Date” means, with respect to any Distribution Date and the related Collection Period, the second Business Day prior to such Distribution Date.

“Required Lenders” means at a particular time, (i) if there are one or two Lender Groups at such time, Lenders with aggregate Mandatory Commitments equal to 100% of the Aggregate Mandatory Commitment or (ii) if there are three or more Lender Groups at such time, (A) at least two of the Lender Groups that (B) together have aggregate Mandatory Commitments equal to at least 66-2/3% of the Aggregate Mandatory Commitment; provided, that if at any time the portion of the Loans Outstanding funded by a Lender Group is greater than the Mandatory Commitment for such Lender Group, then solely for purposes of this definition, the “Mandatory Commitment” of such Lender Group will be deemed to be such portion of the Loans Outstanding and the “Aggregate Mandatory Commitment” will be calculated utilizing such adjusted amount for such Lender Group.

“Required Overcollateralization” means, as of any date, an amount equal to the product of (i) Required Overcollateralization Percentage as of such date times (ii) the Net Eligible Pool Balance as of such date.

“Required Overcollateralization Percentage” means, (i) with respect to on any date of determination as of which no Step-up Overcollateralization Trigger has occurred and is continuing, 13.50% or (ii) on any date of determination as of which a Step-up Overcollateralization Trigger has occurred and is continuing, 18.50%.

“Requirements of Law” means, with respect to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Servicemembers Civil Relief Act, Regulations B, U, T, X and Z of the Federal Reserve Board, the Dodd-Frank Act, the Gramm-Leach-Bliley Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer protection and usury laws).

“Responsible Officer” means, when used with respect to any Person, any officer of such Person, including any president, vice president, assistant vice president, secretary, assistant secretary, or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer’s knowledge of or familiarity with the particular subject.

“Revolving Period” means the period commencing on the Closing Date and ending on the day immediately preceding the Termination Date.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Schedule of Documents” means the schedule of documents attached hereto as Schedule E.

“Schedule of Receivables” means the schedule of Receivables attached hereto as Schedule C, as updated from time to time in connection with each Funding Request and any Take-out Release.

“Scheduled Payments” means, with respect to each Receivable, the regularly scheduled payments to be made by the related Obligor pursuant to the terms of the related Contract.

“Secured Party” means (i) the Administrative Agent, (ii) each Lender and (iii) each Hedge Counterparty.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Lendbuzz Funding, in its capacity as Seller under the Purchase Agreement.

“Senior Monthly Interest and Fees” means, for any Distribution Date, the sum of (i) the amount of any accrued and unpaid Interest for such Distribution Date, calculated at a per annum rate equal to the related CP Rate (with respect to any Lender Group that includes a Conduit Lender) or the related Adjusted Daily Simple SOFR (with respect to any Lender Group that does not include a Conduit Lender), plus (ii) the Program Fee for such Distribution Date plus (iii) the Unused Commitment Fee for such Distribution Date.

“Serviced Portfolio” means the Servicer’s entire portfolio of motor vehicle loans that (i) are originated, directly or indirectly, by Lendbuzz Funding in accordance with the Credit and Collection Policy (other than motor vehicle loans that are held for sale by Lendbuzz Funding), (ii) are serviced by Lendbuzz Funding, (iii) are owned by Lendbuzz, Lendbuzz Funding, or an Affiliate or a Subsidiary of either Lendbuzz or Lendbuzz Funding, and (iv) satisfy each of the eligibility requirements set forth on Schedule B hereto. For the avoidance of doubt, any motor vehicle loans that previously were Receivables hereunder but were included in a Take-out or for any other reason are no longer included in the Collateral shall be included in the Serviced Portfolio so long as they satisfy each of the conditions set forth in the preceding sentence.

“Serviced Portfolio Delinquency Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance of all Serviced Portfolio Delinquent Receivables as of the last day of the most recently completed Collection Period and (ii) the denominator of which is the Serviced Portfolio Pool Balance as of the last day of such Collection Period. For purposes of this definition, the “Principal Balance” for each Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a “Receivable” for purposes of all related defined terms.

“Serviced Portfolio Delinquent Receivable” means any Serviced Portfolio Receivable, (i) with respect to which the greater of (a) $50 and (b) 10% or more of any Scheduled Payment remains unpaid for 60 or more days from the related due date and (ii) that is not a Serviced Portfolio Liquidated Receivable. For purposes of this definition, the “Scheduled Payment” for each Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a “Receivable” for purposes of all related defined terms.

“Serviced Portfolio Extension Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the aggregate Principal Balance of all Serviced Portfolio Receivables that became Extended Receivables during the most recently completed Collection Period and (ii) the denominator of which is the Serviced Portfolio Pool Balance as of the last day of such Collection Period.

“Serviced Portfolio Liquidated Receivable” means any Serviced Portfolio Receivable with respect to which (i) all or any portion of one or more scheduled monthly payments of principal and/or interest remains unpaid with respect to such Serviced Portfolio Receivable for a period of 120 days or more past the scheduled due date for such payment, (ii) an Insolvency Event has occurred with respect to the related Obligor, or (iii) the related Obligor is deceased.

“Serviced Portfolio Net Loss-to-Liquidation Ratio” means, with respect to any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is the difference of (a) the aggregate Principal Balance of all Serviced Portfolio Receivables that became Serviced Portfolio Liquidated Receivables during the most recently completed Collection Period minus (b) all Recoveries with respect to Serviced Portfolio Receivables received during such Collection Period and (ii) the denominator of which is the sum of

(a) the aggregate Principal Balance of all Serviced Portfolio Receivables that became Liquidated Receivables during such Collection Period plus (b) the amount of Collections received by the Servicer in respect of principal payments on all Serviced Portfolio Receivables during such Collection Period. For purposes of this definition, the “Principal Balance,” “Recoveries,” and “Collections” for each Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a “Receivable” for purposes of all related defined terms.

“Serviced Portfolio Pool Balance” means, as of any date of determination, the sum of the Principal Balances of all Serviced Portfolio Receivables as of such date. For purposes of this definition, the “Principal Balance” for each Serviced Portfolio Receivable that is not a Receivable shall be determined as if it were a “Receivable” for purposes of all related defined terms.

“Serviced Portfolio Receivable” means any motor vehicle receivable that is included in the Serviced Portfolio.

“Servicer” has the meaning given to such term in the Preamble.

“Servicer Advance” means an advance made by the initial Servicer pursuant to Section 7.05.

“Servicer Basic Documents” means all Basic Documents to which the initial Servicer is a party or by which it is bound.

“Servicer Termination Event” has the meaning given to such term in Section 7.12.

“Servicer Termination Notice” has the meaning given to such term in Section 7.12.

“Servicing Fee” means the fee payable to the Servicer on each Distribution Date in accordance with Section 2.07 in an amount equal to either (i) in the case of the initial Servicer, the product of (a) one-twelfth times (b) the Servicing Fee Rate times (c) the average daily Principal Balance of the Receivables during the related Collection Period or (ii) in the case of the Backup Servicer in its capacity as Successor Servicer, the related fees set forth in the Backup Servicing Agreement; provided, that the Servicing Fee for a Successor Servicer may be subject to a minimum monthly fee to be mutually agreed upon by the Required Lenders and such Successor Servicer.

“Servicing Fee Rate” means in the case of the initial Servicer, a rate per annum equal to 2.00%.

“Short-Term Rating Requirement” means, with respect to any Person, that such Person has a short-term unsecured debt rating of not less than A-1 by Standard & Poor’s and not less than Prime-1 by Moody’s.

“Simple Interest Method” means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning given to such term in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning given to such term in the definition of “Daily Simple SOFR.”

“Solvent” means, as to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent, and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“State” means any state of the United States or the District of Columbia.

“Step-up Overcollateralization Trigger” means the occurrence as of any Reporting Date occurring in or after April 2022 of any of the following events:

(i) the arithmetic mean of the Conduit Portfolio Net Loss-to-Liquidation Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 6.00%;

(ii) the arithmetic mean of the Serviced Portfolio Net Loss-to-Liquidation Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 6.00%;

(iii) the arithmetic mean of the Conduit Portfolio Delinquency Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 2.00%;

(iv) the arithmetic mean of the Serviced Portfolio Delinquency Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 2.50%;

(v) the arithmetic mean of the Conduit Portfolio Extension Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 2.50%; or

(vi) the arithmetic mean of the Serviced Portfolio Extension Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 3.00%.

Any Step-up Overcollateralization Trigger that occurs will be deemed to be continuing until the first Reporting Date on which none of the events described above exists.

“Structuring Fee” has the meaning given to such term in the Fee Letter.

“Subordinated Hedge Breakage Costs” means Hedge Breakage Costs payable by the Borrower to a Hedge Counterparty in connection with the termination of a Hedge Transaction where either (i) such Hedge Counterparty is a “Defaulting Party” (as such term is defined in the related Hedging Agreement) or (ii) such Hedge Counterparty is the sole “Affected Party” with respect to a “Termination Event” (as such terms are defined in the related Hedging Agreement), other than a Termination Event relating to illegality, force majeure and taxes, which by its terms applies to such Hedge Counterparty, in all cases other than to the extent of a return of equivalent collateral (and income thereon).

“Subordinated Monthly Interest Payment Amount” means, for any Distribution Date, the difference of (i) the sum of (a) the amount of any accrued and unpaid Interest for such Distribution Date, calculated pursuant to Sections 2.05 and 2.06 plus (b) the Program Fee, if applicable, plus (c) the Unused Commitment Fee, if applicable, minus (ii) the Senior Monthly Interest and Fees.

“Subsequent Loan” means each Loan made following the Initial Loan.

“Subsequent Receivable” means each Receivable that becomes a part of the Collateral on a Funding Date other than the Funding Date relating to the Initial Loan.

“Subsidiary” means, with respect to a Person, any entity with respect to which more than 50% of the outstanding voting securities shall at any time be owned or controlled, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or any similar business organization which is so owned or controlled.

“Successor Collateral Custodian” has the meaning given to such term in Section 7.17(f)

“Successor Servicer” has the meaning given to such term in Section 7.13(b).

“Supplemental Loan Amount” means, as of any Funding Date, the amount by which the portion of the Loans Outstanding funded by a Lender Group, after giving effect to the requested Loan on such Funding Date, exceeds the greater of (i) its Mandatory Commitment and (ii) the highest amount of the Loans Outstanding funded by such Lender Group on any prior date.

“Supplemental Structuring Fee” means the fee payable by the Borrower on the related Funding Date in an amount equal to the product of (i) the Supplemental Structuring Fee Rate times (ii) the Supplemental Loan Amount times (iii) a fraction, (a) the numerator of which is the number of calendar days from the related Funding Date to the Commitment Termination Date and (b) the denominator of which is 546.

“Supplemental Structuring Fee Rate” has the meaning given to such term in the Fee Letter.

“Take-out” means any transaction pursuant to which all or a portion of the Receivables are released from the Lien granted to the Administrative Agent hereunder, a corresponding portion of the Loans Outstanding are repaid, and such Receivables are transferred by the Borrower to the Seller or another Person.

“Take-out Date” means the date upon which a Take-out is consummated.

“Take-out Date Certificate” means a certificate delivered by a Responsible Officer of the Servicer on the Take-out Date indicating that the requirements set forth in this Agreement for a Take-out has been satisfied.

“Take-out Release” means a release executed pursuant to Section 2.13, substantially in the form of Exhibit E.

“Tangible Net Worth” means at any time with respect to Lendbuzz, the difference of Lendbuzz’s (i) assets (including servicing assets and deferred tax assets) minus (ii) liabilities minus (iii) without duplication, intangible assets, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and service marks, in all cases calculated on a consolidated basis and in accordance with GAAP; provided, that any obligations of Lendbuzz under any simple agreement for future equity or other similar instrument however styled which (a) does not have a maturity date, (b) does not require a coupon to be paid and (c) converts to equity shares upon a conversion event, shall not constitute ‘liabilities’ for purposes of this definition.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, additional amounts or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the occurrence of the latest Commitment Termination Date, (ii) the Business Day designated by the Borrower to the Lenders as the Termination Date at any time following 30 days’ prior written notice, (iii) the date on which a Servicer Termination Event occurs, (iv) the date on which the Termination Date either automatically occurs or is declared, as applicable, following the occurrence of an Event of Default and pursuant to Section 8.01(b), or (v) the date on which an Early Amortization Event occurs.

“Transition Expenses” has the meaning given to such term in Section 7.13(f).

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References in this Agreement to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unmatured Event of Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Unmatured Servicer Termination Event” means any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event. For the avoidance of doubt, the failure of any Financial Covenant to be satisfied on any date other than the related testing date specified for such Financial Covenant in the definition of “Financial Covenants” shall not constitute an Unmatured Servicer Termination Event.

“Unreimbursed Servicer Advances” means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.07 or otherwise.

“Unused Commitment Fee” means, for any Interest Period prior to the commencement of the Amortization Period, the fee payable by the Borrower to each Agent on behalf of the related Lender Group on the related Distribution Date in an amount equal to product of (i) the Unused Commitment Fee Rate times (ii) an amount equal to the positive difference, if any, of (a) the average daily Aggregate Mandatory Commitment during such Interest Period minus (b) the average daily Loans Outstanding during such Interest Period times (iii) a fraction, (A) the numerator of which is the average daily Mandatory Commitment for such Lender Group during such Interest Period and (B) the denominator of which is the average daily Aggregate Mandatory Commitment for such Interest Period times (iv) a fraction, (A) the numerator of which is the actual number of days during such Interest Period and (B) the denominator of which is 360.

“Unused Commitment Fee Rate” has the meaning given to such term in the Fee Letter.

“Used Vehicle” means a Financed Vehicle that was designated as a used vehicle by the applicable Dealer when such Financed Vehicle was sold to the related Obligor.

“Weighted Average Hedge Rate” means, as of any date of determination, either (i) if the Borrower is party to one or more Hedge Transactions on such date (after giving effect to any Hedge Transactions that the Borrower enters into or terminates on such date), the weighted average for all such Hedge Transactions (weighted by the notional amounts of such Hedge Transactions) of (a) with respect to any Hedge Transaction that is in the form of an interest rate cap transaction, the threshold rate above which payments are made by the related Hedge Counterparty to the Borrower, and (b) with respect to any Hedge Transaction that is in the form of an interest rate swap transaction, the fixed rate payable by the Borrower thereunder or (ii) if the Borrower is not party to any Hedge Transactions on such date (after giving effect to any Hedge Transactions that the Borrower enters into or terminates on such date), Adjusted Daily Simple SOFR for such date.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.04. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) references to a Person are also to its successors and permitted assigns; (vii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (viii) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (ix) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (x) the term “proceeds” has the meaning set forth in the applicable UCC.

ARTICLE TWO

LOANS

Section 2.01. Loans.

(a) On the terms and conditions set forth herein, including this Section and Article Four, the Borrower may from time to time on any Business Day during the Revolving Period request that each Lender make an advance (the aggregate amount of such advances on a Funding Date, a “Loan”) in the amount of each such Lender’s Lender Advance, to the Borrower on a Funding Date. Any such Loan may be made by a Conduit Lender in its sole discretion, and if not made by such Conduit Lender, either (i) shall be made by the related Committed Lender, to the extent that such Loan would not cause the portion of the Loans Outstanding funded by such Lender Group, determined after giving effect to such funding, to exceed its Mandatory Commitment, or (ii) may be made by the related Committed Lender in its sole discretion, to the extent that such Loan would cause the portion of the Loans Outstanding funded by such Lender Group, determined after giving effect to such funding, to exceed its Mandatory Commitment but be less than or equal to its Commitment. For the avoidance of doubt, neither any Conduit Lender nor any related Committed Lender shall have any obligation on any date to fund an amount that would cause its Lender Percentage of the Loans Outstanding, determined after giving effect to such funding, to exceed its Mandatory Commitment.

(b) No later than 3:00 p.m., New York City time, two Business Days prior to a proposed Funding Date, the Borrower shall notify the Administrative Agent and the Agents of such proposed Funding Date and Loan by delivering to the Administrative Agent and the Agents (with a copy to the Account Bank):

(i) a Funding Request, which will include, among other things, the proposed Funding Date, a calculation of the Borrowing Base as of the date the Loan is requested (including all components of such calculation, including any Excess Concentration Amounts) and the Principal Amount of the Loan requested, which shall be in an amount at least equal to $1,000,000 or integral multiples of $100,000 in excess thereof (or, if less, an amount equal to the Aggregate Commitment after giving effect to any payments on the related Distribution Date if the Funding Date occurs on a Distribution Date); provided, that the Administrative Agent and the Lenders may agree, each at their own discretion, to a lower Principal Amount for the related Loan; and

(ii) an updated Schedule of Receivables that includes each Receivable that is the subject of the proposed Loan.

(c) Following receipt by the Administrative Agent and the Agents of a Funding Request, and prior to the Termination Date, each Lender Group severally agrees to make its Lender Advance of any Loan requested by the Borrower pursuant to Section 2.01(b), subject to the conditions contained herein, in an aggregate amount equal to the Loan so requested.

(d) In no event shall:

(i) a Lender be required to fund a Principal Amount that would cause its Lender Percentage of the Loans Outstanding, determined after giving effect to such funding, to exceed its Mandatory Commitment; provided, that any Lender may elect, in its sole discretion, to fund any such Principal Amount;

(ii) a Lender be required on any date to fund a Principal Amount that would cause its Lender Percentage of the Loans Outstanding, determined after giving effect to such funding, to exceed its Commitment;

(iii) any Loan be requested hereunder, nor shall any Lender be obligated to fund its Lender Advance of any Loan, to the extent that after giving effect to such Loan, the Loans Outstanding would exceed the Borrowing Base

(iv) the Principal Amount of any Loan exceed the Available Amount on such day; and

(v) more than one Loan be funded on any Business Day.

(e)

(i) Following receipt by the Borrower from a Committed Lender (or its related Agent) of a written certification to the effect that (A) charges relating to the ‘liquidity coverage ratio’ under Basel III have been incurred on such Committed Lender’s interests or obligations hereunder and (B) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby, such Committed Lender and each other Lender in its Lender Group shall be designated as a ‘Designated Delay Funding Lender’ and such Lender Group as a ‘Designated Delay Funding Group’; provided, that if any Lender Supplement indicates that the related Committed Lender and Lender Group are a Designated Delay Funding Lender and a Designated Delay Funding Group, respectively, then such certification will be deemed to have been delivered to the Borrower as of the date such Committed Lender and Lender Group first become parties hereto; provided, further, that it is acknowledged and agreed that each Committed Lender in the JPMorgan Lender Group is not, and is not eligible to become, and will not become, a Designated Delay Funding Lender and that the JPMorgan Lender Group is not, and is not eligible to become, and will not become, a Designated Delay Funding Group. A designation pursuant to the preceding sentence shall be irrevocable unless otherwise consented to by the related Agent. For the avoidance of doubt, the Borrower acknowledges and agrees that the ‘charges’ provided for in the certification pursuant to clause (A) above may be external charges incurred by the Committed Lender or internal charges incurred by any business of the Committed Lender managing the Committed Lender’s interests or obligations hereunder.

(ii) After the Borrower delivers a Funding Request pursuant to Section 2.01(b), a Designated Delay Funding Lender (or its Agent) may, not later than 4:00 p.m. New York time on the date that is one Business Day prior to the proposed Funding Date, deliver a written notice (a ‘Delayed Funding Notice’, and the date of such delivery, the ‘Delayed Funding Notice Date’) to the Borrower and the Administrative Agent of its intention to fund its share of the related Advance (such share, the ‘Delayed Amount’) on a date (the date of such funding, the ‘Delayed Funding Date’) that is on or before the 35th day following the date of such Funding Request (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the requested Funding Date. By delivery of a Delayed Funding Notice, the related Committed Lender shall be deemed to represent and warrant that the certifications described in clause (i) above are true as of the date of such Delayed Funding Notice. A Designated Delay Funding Lender that delivers a Delayed Funding Notice with respect to any Funding Date shall be referred to herein as a ‘Delaying Lender’ with respect to such Funding Date, and any Lender Group containing a Delaying Lender shall be referred to as a ‘Delaying Group’ with respect to such Funding Date. Notwithstanding anything to the contrary contained herein, the Borrower shall be permitted to revoke any Funding Request with respect to which a Delayed Funding Notice is delivered.

(iii) If any Delaying Groups timely deliver Delayed Funding Notices with respect to any Funding Date, then the Administrative Agent, by no later than 5:00 p.m. New York time on the Business Day preceding such Funding Date, shall direct each Lender Group that is not a Delaying Group with respect to such Funding Date (each, a ‘Non-Delaying Group’) to make a Lender Advance of the requested Loan in accordance with Section 2.02, an amount equal to such Non-Delaying Group’s proportionate share (based upon the Commitment of the Committed Lender(s) in each Non-Delaying Group relative to the sum of the Commitments of the Non-Delaying Groups) of the aggregate Delayed Amount with respect to such Funding Date. Each Committed Lender in a Non-Delaying Group shall use commercially reasonable efforts to fund on the requested Funding Date, but in any event, shall fund not later than two (2) Business Days after such requested Funding Date; provided, that if any Committed Lender in a Non-Delaying Group will be unable, after making commercially reasonable efforts, to fund on the requested Funding Date, such Committed Lender shall notify the Borrower of such inability no later than the Business Day preceding the requested Funding Date.

For the avoidance of doubt, no Lender shall have any obligation to fund any such Advance under this clause (iii) unless each of the conditions precedent stated therefor in Section 4.02 is satisfied after giving effect thereto.

(iv) If the additional amounts to be funded by the Non-Delaying Groups under clause (iii) above are not sufficient to provide the aggregate amount requested by the Borrower in the related Funding Request, the Borrower may either (A) revoke the related Funding Request or (B) reduce the amount of additional Receivables to be added to the Pool Balance on the related Funding Date to an amount not less than the amount necessary to ensure that no Borrowing Base Deficiency will exist immediately upon giving effect to the funding by the Non-Delaying Groups contemplated by clause (iii) above and, subject to the satisfaction of all other conditions precedent set forth in Section 4.02.

(v) If the conditions to any Lender Advance described in Section 4.02 are satisfied on the requested Funding Date, there shall be no conditions whatsoever (including, without limitation, the occurrence of the Commitment Termination Date, notwithstanding any statement to the contrary in Section 2.03(c)) to any Delaying Group’s obligation to fund the requested amount on the related Delayed Funding Date. On each Delayed Funding Date, the Delaying Groups shall fund an aggregate amount equal to the difference of (A) the Delayed Amount for such Delayed Funding Date minus (B) the Delaying Groups’ proportionate share (based upon the Commitment of the Committed Lender(s) in each Delaying Group relative to the Facility Amount) of the sum of (1) the portion of the Monthly Principal Payment Amount and (2) the portion of any other reduction of the Loan Outstanding distributed to the Non-Delaying Groups pursuant to Section 2.07 on any date occurring after delivery of a Delayed Funding Notice but prior to the related Delayed Funding Date, and such amount shall be distributed (x) first, to each Non-Delaying Group, pro rata based on the relative amounts advanced by such Non-Delaying Group pursuant to clause (iii), up to the amount advanced by each such Non-Delaying Group, such that after giving effect to the funding and payments to take place on such Delayed Funding Date, the Loans Outstanding for all Lenders in each Lender Group as a percentage of the aggregate Loans Outstanding is equal to the Commitment of such Lender Group as a percentage of the Facility Amount and (y) second, any excess shall be deposited into the Borrower’s Account as a Lender Advance in accordance with Section 2.02. The Borrower shall add additional Receivables to the Pool Balance on the related Delayed Funding Date to the extent necessary to cause the conditions precedent set forth in Section 4.02 to be satisfied after giving effect to the addition of such additional Receivables.

(vi) Notwithstanding anything to the contrary contained in this Agreement or any other Basic Document, the parties acknowledge and agree that a Designated Delay Funding Lender that (A) has timely delivered a Delayed Funding Notice to the Borrower with respect to any Funding Date and (B) funds its full share of such Lender Advance on or before the applicable Delayed Funding Date will not constitute a Defaulting Committed Lender solely due to its failure to fund its share of such Lender Advance on the requested Funding Date.

(vii) The Borrower shall have the right, by written notice delivered within two Business Days of receipt of a Delayed Funding Notice from a Delaying Group with respect to any Funding Date, to terminate the Commitment of the Committed Lender in such Delaying Group and, in the event of such termination, the Borrower shall, at its option, either (A) prepay in full the Lender Advances held by such Delaying Group prior to the 35th day following the Delayed Funding Notice Date, or (B) elect to treat the Lenders in such Delaying Group as ‘Non-Extending Lenders’ for all purposes under the Transaction Documents as of the related Delayed Funding Date and, beginning on the first Distribution Date following the Delayed

Funding Date, repay the Lender Advances held by such Delaying Group pursuant to Section 2.07; provided, that the failure of the Borrower to exercise such right with respect to any Delayed Funding Notice from any Delaying Group shall not impair or otherwise affect the ability of the Borrower to exercise such right with respect to any subsequent Delayed Funding Notice from such Delaying Group. The portion of Available Funds payable pursuant to Section 2.07 to a Lender in a Delaying Group as a result of clause (B) shall be calculated based on the greater of (x) such Invested Percentage as of the related Delayed Funding Notice Date and (y) such Lender’s Invested Percentage as of the related Delayed Funding Date. Such Commitment termination and any prepayment pursuant to clause (A), as applicable, may be on a non-pro rata basis with respect to other Lender Groups. Notwithstanding anything to the contrary contained in clause (v) above, any Delaying Group that the Borrower has elected to prepay in full pursuant to clause (A) prior to the related Delayed Funding Date shall have no obligation to fund any further amounts hereunder. For avoidance of doubt, a Delaying Group that has been treated as a Non-Extending Lender pursuant to clause (B) shall nevertheless fund any required amounts under clause (v) above on the related Delayed Funding Date.

Section 2.02. Funding Mechanics.

(a) If any Funding Request is delivered to the Administrative Agent and the Agents after 12:00 p.m., New York City time, two Business Days prior to the proposed Funding Date, such Funding Request shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day and the proposed Funding Date of such proposed Loan shall be deemed to be the second Business Day following the date of such deemed receipt. Each Funding Request shall include a representation by the Borrower that (i) the requested Loan will not, on the related Funding Date, exceed the Available Amount and (ii) all conditions precedent to the making of such Loan have been satisfied or will be satisfied as of the proposed Funding Date. Any Funding Request shall be irrevocable except in the circumstances set forth in Section 2.01(e)(ii).

(b) Each Lender’s Lender Advance of a Loan shall be made available to the Agent for its Lender Group, subject to the fulfillment of the applicable conditions set forth in Article Four, at or prior to 1:00 p.m., New York City time, on the applicable Funding Date, by deposit of immediately available funds to the Administrative Agent’s Account. The Administrative Agent shall promptly notify the Borrower and the related Agent in the event that any Lender Group either fails to make such funds available before such time or notifies the Administrative Agent that it will not make such funds available before such time. Subject to the fulfillment of the applicable conditions set forth in Article Four, as determined by the Administrative Agent, the Administrative Agent will not later than 12:00 p.m., New York City time, on such Funding Date make all such funds deposited to the Administrative Agent’s Account by the Agents available, in the same type of funds received, by wire transfer thereof to the Borrower’s Account. If any Lender Group makes available to the Administrative Agent funds for any Loan to be made by such Lender Group as provided in the foregoing provisions of this Article, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Article Four are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to the related Agent for such Lender Group, without interest.

(c) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lender Groups are several and no Lender Group shall be responsible for any other Lender Group’s failure to make Loans as required.

Section 2.03. Reduction of Commitments.

(a) At any time the Borrower may, upon at least five Business Days’ prior written notice to the Administrative Agent, each Agent, the Account Bank and each Hedge Counterparty, reduce the Facility Amount to an amount not less than the Loans Outstanding, which reduction shall be applied, unless otherwise Consented to by the Administrative Agent and the Agents, to the Commitments of each Lender pro rata based on the Lender Percentage represented by such Commitment. Any such reduction of the Commitment of any Lender shall also reduce the related Mandatory Commitment of such Lender by the same amount. If any such written notice is delivered after 3:00 p.m., New York City time, five Business Days prior, such notice shall be deemed to be received prior to 3:00 p.m., New York City time, on the next succeeding Business Day. Each partial reduction shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than four such requests in any 12-month period.

(b) In connection with any reduction of the Facility Amount, the Borrower shall remit to the Administrative Agent and the Agents, for payment to each Lender, (i) instructions regarding such reduction and (ii) cash in an amount sufficient to pay any Aggregate Unpaids with respect to such reduction, including any associated Breakage Costs; provided, that no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as a result of any such reduction in the Loans Outstanding and the Borrower has paid all Hedge Breakage Costs due to the relevant Hedge Counterparty for any such termination. Upon receipt of any such amounts, the Administrative Agent and Agents shall apply such amounts first to the pro rata reduction of the Loans Outstanding, second to the payment of the remaining Aggregate Unpaids with respect thereto, including any Breakage Costs, by paying such amounts to the Lenders pro rata, based on their respective Lender Percentages.

(c) On the Commitment Termination Date for a Committed Lender, the Mandatory Commitment and the Commitment of such Committed Lender shall be automatically reduced to zero. On the Termination Date, the Mandatory Commitments and the Commitments of all Committed Lenders shall be automatically reduced to zero; provided, that if the Termination Date occurs solely due to the occurrence of an Early Amortization Event and all Lenders have consented to the waiver of such Early Amortization Event, then the Mandatory Commitments and the Commitments of all Committed Lenders shall remain at their levels immediately prior to the occurrence of such Early Amortization Event.

Section 2.04. Extensions of Commitments.

(a) Neither more than 120 days nor fewer than 60 days prior to any Commitment Termination Date, the Borrower may request in writing to the related Agent on behalf of its related Lender Group (with a copy to the Administrative Agent), that the related Committed Lender extend its Commitment Termination Date for an additional 364-day period as herein provided, which request will be granted or denied by each Lender Group in its sole discretion. Upon receipt of any such request, the related Agent shall notify each Committed Lender in its Lender Group. On or before the last day of the Election Period, the related Committed Lender shall notify the Agent for its Lender Group of its willingness or refusal to so extend its Commitment Termination Date; provided, that the failure of any Committed Lender to respond prior to the last day of the Election Period shall be deemed to be its refusal to so extend the Commitment Termination Date. The Agent for such Lender Group shall notify the Borrower and the Administrative Agent of such willingness or refusal by the Committed Lender not later than the Business Day following the last day of the Election Period. If (i) the Committed Lender in a Lender Group has agreed to extend the related Commitment Termination Date and (ii) as of the Commitment Termination Date then in effect, no Event of Default shall have occurred and be continuing, the Commitment Termination Date then in effect for each such Committed Lender that has agreed to extend the Commitment Termination Date shall be extended to the date which is 364 days following the Commitment Termination Date then in effect or, if such day is not a Business Day, the immediately preceding Business Day (or to any other date as agreed upon by the Borrower and each Committed Lender).

(b) Within two Business Days following the end of an Election Period, the Agent for each Lender Group shall notify each other Lender in such Lender Group, the Administrative Agent and the Borrower of the identity of any Non-Extending Lender and the amount of its Commitment. The Administrative Agent and the Borrower may (but shall not be required to) request one or more other Committed Lenders to acquire all or a portion of the Commitment of the Non-Extending Lender and all amounts payable to it hereunder in accordance with Article Eleven on or prior to the related Commitment Termination Date of such Non-Extending Lender. Each Non-Extending Lender hereby agrees to assign all or a portion of its Commitment and the amounts payable to it hereunder to a replacement Committed Lender identified in accordance with the preceding sentence, subject to ratable payment of such Non-Extending Lender’s Invested Percentage of the Loans Outstanding, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder.

(c) Prior to the occurrence of the Termination Date, if a Partial Expiration Event has occurred, the Administrative Agent shall give notice to the Borrower and the Servicer to apply any Collections in accordance with Section 2.07(vi)(B), except as otherwise provided in Section 2.07, pro rata to the repayment of such amounts owing to any Non-Extending Lender as of the date of the related Partial Expiration Event, commencing no later than the first Distribution Date which is at least two Business Days following the Commitment Termination Date for the Non-Extending Lender, specifying the amounts thereof.

Section 2.05. Interest.

(a) Each Loan shall bear interest at a rate per annum calculated in accordance with this Section 2.05 and with Section 2.06.

(b) Interest computed by reference to Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.06. Payments.

(a) The Borrower shall pay Interest on the unpaid Principal Amount of each Loan for the period from the related Funding Date until the date that such Loan shall be paid in full. Interest shall accrue during each Interest Period and be payable on the Loans Outstanding on each Distribution Date in accordance with Section 2.07.

(b) Prior to the declaration of the occurrence of the Termination Date pursuant to Section 8.01(b), (i) for each Lender Group that includes a Conduit Lender, the portion of the Loans Outstanding that is funded or maintained by such Conduit Lender by issuing Commercial Paper Notes shall accrue interest on each day during the related Interest Period at a rate per annum equal to such Conduit Lender’s CP Rate for such Interest Period, (ii) for each Lender Group that includes a Conduit Lender, the portion of the Loans Outstanding that is funded or maintained either (A) by such Conduit Lender other than by issuing Commercial Paper Notes or (B) by a Committed Lender, shall accrue interest on each day during the related Interest Period at a rate per annum equal to the Committed Lender Rate for such Committed Lender for such day, and (iii) for each Lender Group that does not include a Conduit Lender, the portion of the Loans Outstanding that is funded by such Lender Group shall accrue interest on each day during the related Interest Period at a rate per annum equal to either (A) Adjusted Daily Simple SOFR or (B) if 50% or more of the portion of the Loans Outstanding that is funded by Lender Groups that include Conduit Lenders is accruing interest pursuant to clause (ii), the Committed Lender Rate. After the declaration of the occurrence of the Termination Date pursuant to Section 8.01(b), each Lender’s Invested Percentage of the Loans Outstanding shall accrue Interest on each day during the related Interest Period at a per annum rate equal to the Default Rate for such day.

(c) The principal of and Interest on the Loans shall be paid as provided herein. In the case of Loans owned by an Agent as agent for its Lender Group, such Agent shall allocate to the members of its Lender Group each payment in respect of the Loans received by such Agent as provided herein. Payments in respect of principal and Interest (including pursuant to Section 2.13) shall be allocated and applied to Owners of such Loan based on their respective Invested Percentages, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower; provided, that from and after the Commitment Termination Date for each Dissenting Lender until the earlier to occur of (i) the Termination Date and (ii) the date on which the aggregate amount of payments in reduction of Loans Outstanding made after the date of the occurrence of the related Partial Expiration Event equals the Partial Expiration Event Amount, except as otherwise provided in Section 2.07, payments pursuant to Section 2.07(vi)(B) in reduction of the Partial Expiration Event Amount shall be allocated and applied to Non-Extending Lenders pro rata based on their respective Lender Percentages as of the date of the related Partial Expiration Event.

(d) The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.18(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(e) At or before 3:00 p.m., New York City time, on the third Business Day of each calendar month, (i) each Lender shall notify the Agent for its Lender Group of (A) Daily Simple SOFR in effect for each day during the related Interest Period, (B) if such Lender is a Conduit Lender, the CP Rate in effect for each day during the related Interest Period, and (C) if applicable, the date on which the Alternate Base Rate became applicable to its Invested Percentage of the Loans Outstanding or a portion thereof. At or before 5:00 p.m., New York City time, on the third Business Day of each calendar month, the Agents shall then notify the Borrower of all such rates. For such purposes, the Agents may rely conclusively on notices from Lenders as to the interest rate or rates from time to time applicable to their respective Invested Percentage of the Loans Outstanding. Each determination by a Lender of Daily Simple SOFR pursuant to this Agreement shall be conclusive and binding on the Lenders, each Agent, the Borrower, the Servicer, and the Collateral Custodian, in the absence of manifest error.

(f) Notwithstanding any other provision of this Agreement or the other Basic Documents, if at any time the rate of interest payable by any Person under the Basic Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had

Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by a Lender under this Agreement and the other Basic Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.07. Settlement Procedures. On each Distribution Date, the Servicer shall instruct the Account Bank to pay, to the following Persons, from the Collection Account to the extent of Available Funds the following amounts in the following order of priority, as set forth in the related Monthly Report:

(i) First, to the Servicer, an amount equal to any Unreimbursed Servicer Advances, to the extent not previously retained by the Servicer;

(ii) Second, pro rata (A) to the Servicer (including any Successor Servicer), the accrued and unpaid Servicing Fee and all Ancillary Fees to the extent not previously retained by the Servicer and (B) to any Successor Servicer, any out-of-pocket expenses and indemnities due to the Successor Servicer; provided, that aggregate amounts payable to any Successor Servicer pursuant to this clause may not exceed $100,000 in any calendar year;

(iii) Third, to the Backup Servicer, the Backup Servicing Fee, any out-of-pocket expenses that are reimbursable to the Backup Servicer pursuant to the Backup Servicing Agreement (including any Transition Expenses, but only if the Backup Servicer is not the Successor Servicer), and any indemnifiable amounts due to the Backup Servicer; provided, that Transition Expenses payable to the Backup Servicer pursuant to this clause may not exceed $100,000 in any calendar year;

(iv) Fourth, pro rata (A) to each Hedge Counterparty (based on amounts due to each Hedge Counterparty pursuant to this subclause), any net payments due and payable under the related Hedging Agreement (other than Hedge Breakage Costs), and (B) to each Agent (based on amounts due to the members of each Lender Group pursuant to this subclause), for further payment to each related Lender, an amount equal to the sum of (1) the portion of Senior Monthly Interest and Fees due to members of the related Lender Group plus (2) any Breakage Costs of any related Lender;

(v) Fifth, pro rata (A) to each Hedge Counterparty that has any due and payable Hedge Breakage Costs (other than Subordinated Hedge Breakage Costs), such Hedge Breakage Costs, and (B) to each Agent (based on Lender Percentage) for further payment to each related Lender, the Monthly Principal Payment Amount;

(vi) Sixth, if the Termination Date has not occurred but a Partial Expiration Event has occurred, pro rata to each Agent for a Lender Group that includes a Non-Extending Lender (based on the Loans Outstanding to each such Non-Extending Lender) for further payment to each related Non-Extending Lender, an amount equal to the product of (A) such Non-Extending Lender’s Invested Percentage as of its Commitment Termination Date times (B) all remaining Available Funds until the portion of the Loan Outstanding owned by such Non-Extending Lender is reduced to zero;

(vii) Seventh, pro rata to each Agent (based on the amount of the Subordinated Monthly Interest Payment Amount due to members of the related Lender Group), for further payment to each related Lender, the Subordinated Monthly Interest Payment Amount;

(viii) Eighth, pro rata to each Hedge Counterparty that has any due and payable Subordinated Hedge Breakage Costs (based on such amounts due), such Subordinated Hedge Breakage Costs;

(ix) Ninth, pro rata to each Agent (based on such amounts due) for further payment to the related Lender or the related Indemnified Parties, all other Aggregate Unpaids (other than the principal amount of the Loans Outstanding) then due to the Lenders and Indemnified Parties under this Agreement;

(x) Tenth, pro rata (based on such amounts due) to (A) the Successor Servicer, any fees, expenses (including Transition Expenses), and indemnities not paid pursuant to clause (ii), above, (B) the Backup Servicer, any fees, expenses (including Transition Expense), and indemnities not paid pursuant to clause (iii), above, and (C) the Account Bank, any reasonable fees and expenses owing to the Account Bank in connection with the maintenance of the Collection Account (to the extent such amounts have not previously been paid to the Account Bank by the Servicer); and

(xi) Eleventh, any remaining amount shall be distributed to, or as otherwise directed by, the Borrower.

Section 2.08. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to the Administrative Agent’s Account, for further payment by the Administrative Agent to the Persons to who such amounts are due and payable.

(b) Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding calendar month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 3:00 p.m., New York City time, such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) If any Loan requested by the Borrower and approved by a Lender and the Administrative Agent pursuant to Section 2.01 is not, for any reason other than due to the fault, gross negligence, or willful misconduct of an Agent, a Lender or the Administrative Agent, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender (other than any loss, cost, or expenses solely due to the gross negligence or willful misconduct of such Lender, Agent, or Administrative Agent), including any loss (including cost of funds and reasonable out-of-pocket expenses), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. Each Lender seeking indemnification under this clause (c) shall provide to the Borrower with documentation setting forth in reasonable detail the amounts of any related loss, cost, or expense.

(d) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.

(e) To the extent that (i) any Person makes a payment to the Borrower, the Administrative Agent, the Servicer, the Backup Servicer, the Collateral Custodian, or any Lender or Agent or (ii) the Borrower, the Administrative Agent, the Servicer, the Backup Servicer, the Collateral Custodian, or any Lender or Agent receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Borrower, the Administrative Agent, the Servicer, the Backup Servicer, the Collateral Custodian, or any Lender or Agent, as the case may be.

Section 2.09. Collections and Allocations; Investment of Funds.

(a) On or before the applicable Funding Date, the Borrower or the Servicer shall direct and instruct all related Obligors to make payments in respect of the related Receivables to be made to the Remittance Account. On and after the applicable Funding Date, the Borrower and the Servicer shall use commercially reasonable efforts to ensure that all Collections are deposited to the Remittance Account (unless this Agreement specifically provides that such Collections are to be deposited directly to the Collection Account).

(b) The Servicer shall instruct the Remittance Account Bank to remove all Collections from the Remittance Account and deposit such amounts into the Collection Account within two Business Days of their deposit to the Remittance Account and identification thereof. The Servicer and the Borrower shall deposit all Collections that are not received in the Remittance Account to the Remittance Account within two Business Days after receipt and identification thereof (for further transfer to the Collection Account within two Business Days after such deposit to the Remittance Account), and at all times prior to such deposit to the Collection Account the Servicer or the Borrower, as applicable, shall hold such Collections in trust for the benefit of the Administrative Agent.

(c) The initial Servicer shall have access to the Remittance Account at all times until the occurrence of a Termination Event and the delivery by the Administrative Agent of a shifting control or similar notice under the Blocked Account Control Agreement, following which time the Administrative Agent shall have the exclusive right to give instructions to the Remittance Account Bank directing the disposition of funds on deposit in the Remittance Account, without further consent by the Borrower. The Servicer shall be entitled to retain and to reimbursement of all amounts remitted by or on behalf of the Obligors to the Servicer under the terms of, or with respect to, the related Receivables, that represent Ancillary Fees.

(d) To the extent there are uninvested amounts on deposit in the Collection Account or the Hedge Reserve Account, such amounts shall be invested in Permitted Investments that mature no later than the Business Day before the next Distribution Date, which Permitted Investments shall be selected (i) prior to the occurrence of any Event of Default, by the Borrower or (ii) from and after the occurrence of any Event of Default, by the Administrative Agent. No Permitted Investment may be purchased at a premium. Any earnings (and losses) on the foregoing investments shall be for the account of the Borrower.

(e) If on any Payment Date no Event of Default or Unmatured Event of Default has occurred and is continuing, then if the amount on deposit in the Hedge Reserve Account is greater than the Hedge Reserve Account Required Amount as of such Payment Date, the initial Servicer may withdraw such excess amount and pay such amount to, or at the direction of, the Borrower.

(f) At any time that any amounts are on deposit in the Hedge Reserve Account, (i) the Administrative Agent may, in its sole discretion, enter into one or more Hedge Transactions on behalf of the Borrower in the form of interest rate cap transactions, any up-front payments related to which will be paid with amounts that are withdrawn from the Hedge Reserve Account or (ii) if a Mandatory Hedging Condition exists, the Borrower may, in its sole discretion, enter into one or more Hedge Transactions in the form of interest rate cap transactions, any up-front payments related to which will be paid with amounts that are withdrawn from the Hedge Reserve Account. With respect to any Hedge Transaction entered into by the Administrative Agent pursuant to clause (i), the Administrative Agent shall provide a copy of all applicable documentation related to such Hedge Transaction to the Borrower and the Servicer.

(g) Any amounts remaining on deposit in the Hedge Reserve Account (i) while a Mandatory Hedging Condition exists and (ii) at any time that the aggregate notional amount under all Hedge Transactions is at least equal to the amount described in the second proviso to Section 6.03(a), may be withdrawn from the Hedge Reserve Account by the initial Servicer and paid to, or as directed by, the Borrower.

Section 2.10. Fees.

(a) The Borrower hereby agrees to pay to each Agent, to the extent of Available Funds, for the account of the related Lenders, monthly in arrears, the Unused Commitment Fee and the Program Fee from the Collection Account in accordance with Section 2.07. Payments of the Program Fee and the Unused Commitment Fee shall be allocated and paid to Owners based upon their respective Invested Percentages for the applicable Interest Period.

(b) The Servicer and the Backup Servicer shall be entitled to receive any accrued and unpaid fees due to them, respectively, in accordance with Section 2.07

(c) The Borrower shall pay to the Administrative Agent on the Closing Date the Structuring Fee and from time to time any reasonable out-of-pocket expenses (including fees charged by any nationally recognized statistical rating organization in connection with reviewing the transactions contemplated by this Agreement) in immediately available funds.

(d) The Borrower shall pay to Katten Muchin Rosenman LLP, counsel to the Administrative Agent and the Lenders, in immediately available funds, (i) on the Closing Date, its reasonable fees accrued through and including the Closing Date (subject to a cap of $150,000, unless otherwise agreed to by the Borrower and the Administrative Agent) and out-of-pocket expenses for services rendered through and including the Closing Date, and (ii) within 30 days after receiving an invoice for the related amounts, any additional reasonable fees and out-of-pocket expenses incurred by such counsel for services rendered to the Administrative Agent and the Lenders after the Closing Date.

(e) The Borrower shall pay to the Administrative Agent from time to time the reasonable out-of-pocket expenses of any on-going surveillance fees charged by any nationally recognized statistical rating organization in connection with reviewing the transactions contemplated by this Agreement.

(f) The Borrower shall pay to the Administrative Agent on each applicable Funding Date the Supplemental Structuring Fee, if any, in immediately available funds.

Section 2.11. Increased Cost and Reduced Return.

(a) If any Regulatory Requirement (i) subjects any Lender or Credit Provider to any charge or withholding on or with respect to any Liquidity Facility or this Agreement or a Lender or Credit Provider’s obligations under a Liquidity Facility or this Agreement or on or with respect to the Receivables, or changes the basis of taxation of payments to any Lender or any Credit Provider of any amounts payable under any Liquidity Facility or this Agreement (except for changes in the rate of Tax on the overall net income of a Lender or Credit Provider, Indemnified Taxes or Excluded Taxes), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (C) Connection Income Taxes), insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Credit Provider or a Lender, or credit extended by a Credit Provider or a Lender pursuant to a Liquidity Facility or this Agreement or, (iii) imposes any other condition the result of which is to increase the cost to a Credit Provider or a Lender of performing its obligations under a Liquidity Facility or this Agreement, or to reduce the rate of return on a Credit Provider’s or Lender’s capital or assets as a consequence of its obligations under a Liquidity Facility or this Agreement, or to reduce the amount of any sum received or receivable by a Credit Provider or a Lender under a Liquidity Facility or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, the Borrower shall pay to the Administrative Agent, for the benefit of the relevant Credit Provider or Lender, such amounts charged to such Credit Provider or Lender or such amounts to otherwise compensate such Credit Provider or such Lender for such increased cost or such reduction.

The term “Regulatory Requirement” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, or (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided, that for purposes of this definition, (A) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III, shall in each case be deemed to be a “Regulatory Requirement”, regardless of the date enacted, adopted, issued or implemented. The Borrower acknowledges that any Lender or Credit Provider may institute measures in anticipation of a Regulatory Requirement and may commence allocating charges to or seeking compensation from the Borrower under this Section in connection with such measures, in advance of the effective date of such Regulatory Requirement (such charges or compensation, “Early Adoption Increased Costs”). The Borrower agrees to pay Early Adoption Increased Costs to the Administrative Agent, for the benefit of such Lender or Credit Provider, which are incurred by such Lender or Credit Provider, beginning sixty (60) days after delivery by such Lender or Credit Provider (or the Agent on its behalf) to the Borrower of a written representation and warranty (an “Early Adoption Increased Costs Representation”) to the effect that such Lender or Credit Provider is (x) recognizing Early Adoption Increased Costs, (y) setting forth the amount or amounts necessary to compensate such Lender or Credit Provider and (z) that such Lender or Credit Provider actually incurred such costs. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Lender or Credit Provider. For the avoidance of doubt, the Borrower shall not be required to pay any Early Adoption Increased Costs incurred by any Lender or Credit Provider prior to the expiration of sixty (60) days after receipt by the Borrower of the Early Adoption Increased Costs Representation from or on behalf of such Lender or Credit Provider. The Early Adoption Increased Costs Representation shall be conclusive absent manifest error.

(b) Failure or delay on the part of any Lender or Credit Provider to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Credit Provider’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or Credit Provider pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or Credit Provider, as the case may be, notifies the Borrower of the Regulatory Requirement giving rise to such increased costs or reductions, and of such Lender’s or Credit Provider’s intention to claim compensation therefor (except that, if the Regulatory Requirement giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12. Taxes.

(a) Defined Term. For purposes of this Section, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Borrower Basic Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.01(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Borrower Basic Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Borrower Basic Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Borrower Basic Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Borrower

Basic Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Borrower Basic Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Borrower Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment, if any. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or within five Business Days of its knowledge thereof notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Borrower Basic Document.

(j) If the Borrower is required to pay additional amounts to or for the benefit of any Lender or Credit Provider pursuant to this Section as a result of a change of law or treaty occurring after such Lender or Credit Provider first became a party to this Agreement, such Lender or Credit Provider will, at the Borrower’s request, change the jurisdiction of its applicable lending office if, in the sole judgment of such Lender or Credit Provider, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) will not, in the judgment of such Lender or Credit Provider, be otherwise disadvantageous to it or inconsistent with its internal policies.

Section 2.13. Take-outs.

(a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans Outstanding and require the Administrative Agent to release its security interest and Lien on the related Receivables, subject to the following terms and conditions:

(i) the Borrower shall have given the Administrative Agent, each Agent, the Servicer and the Backup Servicer at least five Business Days’ prior written notice of its intent to effect the related Take-out (provided, that the Borrower shall use commercially reasonable efforts to give the Administrative Agent, each Agent, the Servicer, and the Backup Servicer at least ten Business Days’ verbal notice of its intent to effect the related Take-out);

(ii) unless a Take-out is to be effected on a Distribution Date (in which case the relevant calculations with respect to such Take-out shall be reflected on the applicable Monthly Report), the initial Servicer shall deliver to the Administrative Agent (A) a Take-out Date Certificate (which shall include a calculation of the Borrowing Base after giving effect to such Take-out), together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Take-out Date to effect such Take-out in accordance with this Agreement, which funds may come from the proceeds of sales of the Receivables in connection with such Take-out and (B) a computer tape of the Receivables, both before and after giving effect to such Take-out;

(iii) on the related Take-out Date, the following shall be true and correct and the Borrower shall be deemed to have certified that after giving effect to the Take-out and the release to the Borrower of the related Receivables on the related Take-out Date, (A) no Borrowing Base Deficiency exists, (B) neither an Unmatured Event of Default nor an Event of Default has occurred, nor will either result from such Take-out, (C) the Excess Spread shall be no less than 4.5%, (D) the fractional portion of the Eligible Pool Balance that represents the aggregate Principal Balance of all Delinquent Receivables constituting Collateral will be no greater than the fractional portion of the Eligible Pool Balance that was represented by the aggregate Principal Balance of all Delinquent Receivables that constituted Collateral immediately prior to the release of the related Receivables and (E) the fractional portion of the Eligible Pool Balance that represents the aggregate Principal Balance of all Liquidated Receivables constituting Collateral will be no greater than the fractional portion of the Eligible Pool Balance that was represented by the aggregate Principal Balance of all Liquidated Receivables that constituted Collateral immediately prior to the release of the related Receivables (provided, that if subclause (D) and/or (E) would not be satisfied on any Take-out Date, then the related Take-out may nevertheless occur, but the Receivables that continue to be owned by the Borrower following the related Take-out and that cause subclause (D) and/or (E) not to be satisfied shall thereafter (I) be deemed to be Ineligible Receivables for purposes of determining the Borrowing Base, (II) be excluded from both the numerator and the denominator when calculating the Conduit Portfolio Delinquency Ratio, and (III) be excluded from clause (a) (but not clause (b)) of the numerator and from the denominator when calculating the Conduit Portfolio Net Loss-to-Liquidation Ratio);

(iv) on the related Take-out Date, the Servicer shall have received an amount equal to all Unreimbursed Servicer Advances associated with the Receivables to be released and the Administrative Agent shall have received, for the benefit of the Lenders and the Hedge Counterparties, as applicable, in immediately available funds, and shall then distribute to the applicable entities, an amount equal to the sum of (A) the portion of the Loans Outstanding to be prepaid, (B) an aggregate amount equal to the sum of all other amounts due and owing to the Administrative Agent, the Lenders and the Hedge Counterparties, as applicable, under this Agreement and the other Basic Documents, to the extent accrued to such date (including Breakage Costs and Hedge Breakage Costs), and (C) all other Aggregate Unpaids with respect thereto; and

(v) on or prior to the related Take-out Date, the Borrower shall have delivered to the Administrative Agent an updated Schedule of Receivables listing all Receivables that will continue to be owned by the Borrower immediately following the related Take-out; provided, that the Borrower may not cause the release of any Receivables on any Take-out Date that were deemed to be Ineligible Receivables for purposes of determining the Borrowing Base pursuant to the parenthetical proviso to subclause (iii), above, on such Take-out Date or on any preceding Take-out Date without the prior consent of the Administrative Agent.

(b) The Borrower hereby agrees to pay the reasonable legal fees and out-of-pocket expenses of the Administrative Agent, the Lenders, and the Account Bank in connection with any Take-out (including expenses incurred in connection with the release of the Lien of the Administrative Agent, the Lenders and any other party having such an interest in the Receivables in connection with such Take-out).

(c) In connection with any Take-out, on the related Take-out Date, subject to satisfaction of the conditions referred to in this Section, the Administrative Agent shall, at the expense of the Borrower (i) execute such instruments of release with respect to the portion of the Receivables (and the other related Collateral) to be released to the Borrower, including a Take-

out Release, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver, or cause to be delivered, any portion of the Receivables (and the other related Collateral) to be released to the Borrower in its possession to the Borrower and (iii) otherwise take such actions, and cause or permit the Collateral Custodian to take such actions, as are necessary and appropriate to release the Lien of the Administrative Agent on the portion of the Receivables (and the other related Collateral) to be released to the Borrower and deliver to the Borrower such Receivables and related Collateral.

Section 2.14. The Account Bank.

(a) The Borrower hereby appoints JPMorgan Chase Bank, N.A. as the initial Account Bank. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Borrower by the Account Bank.

(b) The Account Bank shall not be charged with knowledge of any Early Amortization Event, Event of Default, or Unmatured Event of Default unless a Responsible Officer of the Account Bank obtains actual knowledge of such event or the Account Bank receives written notice of such event from the Borrower, the Servicer or any Secured Party.

(c) Without limiting the generality of this Section, the Account Bank shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Collateral, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Contracts, (iv) to confirm or verify the contents of any reports or certificates of the Servicer or the Borrower delivered to the Account Bank pursuant to this Agreement believed by the Account Bank to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s or the Servicer’s representations, warranties or covenants or the initial Servicer’s duties and obligations as Servicer and as custodian of books, records, files and computer records relating to the Contracts under this Agreement.

(d) The Account Bank shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Account Bank to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

(e) The Account Bank may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, any Monthly Report, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(f) The Account Bank may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Account Bank in good faith in accordance therewith.

(g) The Account Bank shall be under no obligation to exercise any of the rights, powers or remedies vested in it by this Agreement (except to comply with its obligations under this Agreement and any other Basic Document to which it is a party) or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Administrative Agent pursuant to the provisions of this Agreement, unless the Administrative Agent, on behalf of the Secured Parties, shall have offered to the Account Bank reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(h) The Account Bank shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, that if the payment within a reasonable time to the Account Bank of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Account Bank, not reasonably assured by the Borrower, the Account Bank may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Account Bank, shall be reimbursed by the Borrower upon demand.

(i) The Account Bank may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Account Bank shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

(j) (i) The Account Bank shall have no duties or responsibilities except those that are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Account Bank. If the Account Bank shall request instructions from the Administrative Agent or the Servicer with respect to any act, action or failure to act in connection with and as set forth in this Agreement, the Account Bank shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Account Bank shall have received written instructions from the Administrative Agent or the Servicer, as applicable without incurring any liability therefor to the Administrative Agent, the Borrower, the Servicer or any other person.

(ii) The Account Bank may act in reliance upon any written communication of the Administrative Agent concerning the delivery of Collateral pursuant to this Agreement. The Account Bank does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of the Contracts and other Collateral. The Account Bank shall not be liable for any action or omission to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

THE FOREGOING PROVISIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ACCOUNT BANK.

(k) Control Provisions

(i) The parties acknowledge and agree that the Collection Account is intended to be a “securities account” (as defined in Section 8-501 of the UCC), and the Account Bank shall be the “securities intermediary” with respect to the Collection Account. Notwithstanding such intention, (x) if the Collection Account constitutes a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), the provisions of this Agreement governing a “deposit account” shall apply to such Collection Account.

(ii) All securities or other property, including Permitted Investments, constituting financial assets credited to the Collection Account (other than cash) shall be registered in the name of the Account Bank, indorsed to the Account Bank or in blank or credited to another securities account maintained in the name of the Account Bank, and in no case will any financial asset credited to the Collection Account be registered in the name of the Borrower or any other person, payable to the order of the Borrower or any other person or specially indorsed to the Borrower or any other person except to the extent the foregoing have been specially indorsed to the Account Bank or in blank.

(iii) All property delivered to the Account Bank pursuant to this Agreement that is granted to the Administrative Agent, as agent for the Secured Parties shall be promptly credited to the Collection Account in accordance with the terms of this Agreement.

(iv) The Collection Account is an account to which financial assets or other property are or may be credited, and the Account Bank shall, subject to the terms of this Agreement, treat the Borrower as entitled to exercise the rights that comprise any financial asset or other property credited to such account.

(v) The Account Bank hereby agrees that each item of property (whether investment property, financial asset, security, instrument, general intangible or cash) credited to the Collection Account to the extent that it constitutes a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(vi) If at any time the Account Bank shall receive any order from the Administrative Agent as agent for the Secured Parties directing transfer or redemption of any financial asset relating to the Collection Account or any instruction originated by the Secured Party directing the disposition of funds in the Collection Account, the Account Bank shall comply with such entitlement order or instruction without further consent by the Borrower or any other person. If the Borrower is otherwise entitled to issue entitlement orders or instructions and such entitlement orders or instructions conflict with any entitlement order or instruction issued by the Secured Party, the Account Bank shall follow the entitlement orders or instructions issued by the Secured Party.

(vii) Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC).

Section 2.15. Cost of Funds Disclosure and Exculpatory Language. JPMorgan Chase Bank hereby notifies the Borrower and the initial Servicer that: (i) JPMorgan Chase Bank and/or its affiliates may from time to time purchase, hold or sell, as principal and/or agent, Commercial Paper Notes issued by any Conduit Lender that is a member of the JPMorgan Lender Group; (ii) JPMorgan Chase Bank and/or its affiliates act as administrative agent for such Conduit Lenders, and as administrative agent JPMorgan Chase Bank manages such Conduit Lenders’ issuance of Commercial Paper Notes, including the selection of amount and tenor of Commercial Paper Notes issuance, and the discount or interest rate applicable thereto; (iii) JPMorgan Chase Bank and/or its affiliates act as a Commercial Paper Notes dealer for such Conduit Lenders; and (iv) JPMorgan Chase Bank’s activities as administrative agent and Commercial Paper Notes dealer for such Conduit Lenders, and as a purchaser or seller of Commercial Paper Notes, impact the interest or discount rate applicable to the Commercial Paper Notes issued by each such Conduit Lender, which impact the CP Rate paid by the Borrower hereunder. By execution hereof, each of the Borrower and the initial Servicer hereby (x) acknowledges the foregoing and agrees that JPMorgan Chase Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the interest or discount rate paid by any Conduit Lender in the JPMorgan Lender Group in connection with its Commercial Paper Notes issuance; (y) acknowledges that the discount or interest rate at which JPMorgan Chase Bank and/or its affiliates purchase or sell Commercial Paper Notes will be determined by JPMorgan Chase Bank and/or its affiliates in their sole discretion and may differ from the discount or interest rate applicable to comparable transactions entered into by JPMorgan Chase Bank and/or its affiliates on the relevant date; and (z) waives any conflict of interest arising by reason of JPMorgan Chase Bank and/or its affiliates acting as administrative agent and Commercial Paper Notes dealer for any such Conduit Lender while acting as purchaser or seller of Commercial Paper Notes.

Section 2.16. Replacement of Lender Group. If (a) any Lender or Credit Provider requests compensation under Section 2.11 or (b) any Committed Lender becomes a Defaulting Committed Lender, then the Borrower may, at its sole expense and effort, upon notice to the related Agent and the Administrative Agent, require each Lender in such Agent’s Lender Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.01), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a member of a Lender Group hereunder, which consent shall not be unreasonably withheld, conditioned, or delayed, (ii) each member of such assigning Lender Group shall have received payment of an amount equal to all outstanding Loans funded or maintained by such Lender Group, together with all accrued Interest thereon and all accrued Unused Commitment Fees and Program Fees, as applicable, and any other Obligations payable to them hereunder and under the Basic Documents, from the assignee (to the extent of such outstanding Loans) or Seller (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

Section 2.17. Defaulting Committed Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Committed Lender becomes a Defaulting Committed Lender, then the following provisions shall apply for so long as such Committed Lender is a Defaulting Committed Lender:

(i) Unused Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Committed Lender pursuant to Section 2.10(a);

(ii) notwithstanding anything to the contrary contained in Section 2.03 hereof, the unused portion of the Commitment of such Defaulting Committed Lender may be reduced to zero without any contemporaneous ratable reduction of the Commitments of the other Committed Lenders;

(iii) neither the Commitment nor the portion of the Loans Outstanding (if any) funded by such Defaulting Committed Lender shall be included in determining whether all Lenders, a majority of the Lenders, the Consenting Lenders or the Required Lenders have taken or may take any action hereunder and the Agent of the Lender Group which includes such Defaulting Committed Lender shall not be included in determining whether all Agents have taken or may take any action hereunder (including, in each case, any consent to any amendment or waiver pursuant to Section 13.01); provided, that any waiver, amendment or modification requiring the consent of all Lenders or Agents or each affected Lender or Agent, as applicable, which affects such Defaulting Committed Lender or the related Agent differently than other affected Lenders or Agents shall require the consent of such Defaulting Committed Lender or the related Agent, as applicable; and

(iv) the Borrower may replace such Defaulting Committed Lender in accordance with Section 2.17 of this Agreement.

(b) In the event that the Administrative Agent determines that a Defaulting Committed Lender has adequately remedied all matters that caused such Committed Lender to be a Defaulting Committed Lender, then (i) the Lender Percentages shall be readjusted to reflect the inclusion of such Committed Lender’s Commitment and on such date such Committed Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent and the Agents shall determine may be necessary in order for such Committed Lender to hold such Loans in accordance with its Lender Percentage and (ii) the provisions of clause (a), above, shall, from and after such determination, cease to be of further force or effect with respect to such Committed Lender.

Section 2.18. Alternate Rate of Interest

(a) Subject to clauses (b), (c), (d) and (e) of this Section 2.18, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that at any time, the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, the Loans shall bear interest at the Alternate Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Basic Document (and any Hedging Agreements shall be deemed not to be a “Basic Document” for purposes of this Section 2.18), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Basic Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.18.

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, and at all times during the continuation of a Benchmark Unavailability Period, the Loans will bear interest at the Alternate Base Rate.

(f) Notwithstanding anything to the contrary herein or in any other Basic Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of ‘Interest Period’ for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of ‘Interest Period’ for all Benchmark settings at or after such time to reinstate such previously removed tenor.

ARTICLE THREE

SECURITY

Section 3.01. Collateral.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law. As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under the following, whether now existing or owned or hereafter arising or acquired by the Borrower (collectively, the “Collateral”):

(i) the Receivables and the related Contracts (including the right to service the Receivables in connection therewith) and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Receivables) or to become due or received by any Person in payment of any of the foregoing on or after the related Cutoff Date;

(ii) the Financed Vehicles related to such Receivables (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any Financed Vehicle and each security interest in each Financed Vehicle securing each such Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) the Account Collateral (subject to the Blocked Account Control Agreement, with respect to the Remittance Account, and subject to the Control Agreement, with respect to the Collection Account and the Hedge Reserve Account);

(iv) all Hedge Collateral;

(v) all Receivable Files, the Schedule of Receivables, and all documents, agreements and instruments included in the Receivable Files, including rights of recourse of the Borrower against Lendbuzz, Lendbuzz Funding, and/or any Dealer with respect to the Receivables;

(vi) all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(vii) all rights to payment under all Insurance Policies with respect to a Financed Vehicle, including any monies collected from whatever source in connection with any default of an Obligor with respect to a Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(viii) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(ix) all rights to payment under all service contracts and other contracts and agreements associated with the Receivables;

(x) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Receivables and Financed Vehicles;

(xi) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (subject to the Blocked Account Control Agreement and the Control Agreement);

(xii) the Purchase Agreement (including each Purchase Agreement Supplement) and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Lendbuzz Funding under or in connection with the Purchase Agreement; and

(xiii) all income and proceeds of the foregoing.

(b) The grant under this Section does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent, any Agent, or any other Secured Party of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Contracts to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) none of the Administrative Agent, any Agent, or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall any of the Administrative Agent, any Agent, or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Each of Lendbuzz, Lendbuzz Funding, and the Borrower represents and warrants as to itself that each remittance of Collections by Lendbuzz, Lendbuzz Funding, or the Borrower to the Administrative Agent or any Lender hereunder will have been (A) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Lenders and the Borrower and (B) made in the ordinary course of business or financial affairs of the Lenders and the Borrower.

(c) Notwithstanding the foregoing grant of security interest, no account, instrument, chattel paper or other obligation or property of any kind due from, owned by or belonging to a Sanctioned Person shall be Collateral.

Section 3.02. Release of Collateral; No Legal Title.

(a) At the same time as any Contract (i) expires by its terms or (ii) has been prepaid in full, and in each case all amounts in respect thereof have been paid by the related Obligor and subsequently deposited into the Remittance Account or the Collection Account, the Administrative Agent will, to the extent requested by the Servicer, promptly release its interest and lien in such Contract and the related Collateral. In connection with any sale of a Financed Vehicle, after the deposit by the Servicer of the proceeds of such sale into the Remittance Account and subsequent deposit within two Business Days thereafter into the Collection

Account, the Administrative Agent will, at the sole expense of the Servicer (which, in the case of any Successor Servicer, shall be reimbursable in accordance with the provisions of Section 2.07), promptly execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Financed Vehicle; provided, that the Administrative Agent will not make any representation or warranty, express or implied, with respect to any such Financed Vehicle in connection with such sale or transfer and assignment. Nothing in this Section shall diminish the Servicer’s obligations pursuant to Section 7.03 with respect to the proceeds of any such sale.

(b) Upon (i) the transfer of any Receivables and the related Collateral in connection with a Take-out or (ii) the Facility Termination Date, the Administrative Agent, at the Borrower’s expense, upon payment in full of the related Aggregate Unpaids, shall execute and file such partial or full releases or partial or full assignments of financing statements and other documents and instruments as may be reasonably requested by the Borrower to effectuate the release of the relevant portion of the Collateral.

Section 3.03. Protection of Security Interest; Administrative Agent, as Attorney-in-Fact.

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrative Agent may deem necessary, to perfect, protect, or more fully evidence the security interest granted to the Administrative Agent in the Receivables and the other Collateral, or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and thereunder; provided, that prior to the declaration of an Event of Default, the Borrower shall in no case be required to relien a security interest on any Financed Vehicle in favor of the Administrative Agent or other Secured Party.

(b) If the Borrower fails to perform any of its obligations hereunder after five Business Days’ notice from any Secured Party, such Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the reasonable costs and expenses of such Secured Party incurred in connection therewith shall be payable by the Borrower as provided in Article Nine. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent, as its attorney-in-fact to act on behalf of the Borrower, (i) to execute or cause to be executed on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Receivables and the other Collateral and (ii) to file a carbon, photographic, or other reproduction of this Agreement or any financing statement with respect to the Receivables and the other Collateral, as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Receivables and the other Collateral. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable, or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein. The Borrower hereby authorizes the filing of financing statements describing the collateral as “All assets of the debtor, whether now owned or existing or hereafter acquired or arising and wherever located, and all proceeds and products thereof” or words to that effect. This appointment is coupled with an interest and is irrevocable.

Section 3.04. Assignment of the Purchase Agreement. The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement (including each Purchase Agreement Supplement). The Borrower agrees that, for so long as Lendbuzz Funding is the Servicer, the Administrative Agent may (or, if so directed by the Required Lenders, shall) direct the Borrower to enforce any and all rights of the Borrower under the Purchase Agreement (including each Purchase Agreement Supplement), including the Borrower’s right to require Lendbuzz Funding to repurchase Receivables for breaches of representations and warranties made by Lendbuzz Funding, and that if Lendbuzz Funding is no longer the Servicer, that the Servicer shall enforce all such rights on behalf of the Borrower pursuant to Section 7.03(c)(i). The Borrower confirms that, during the continuation of an Event of Default, the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement or any Purchase Agreement Supplement for the benefit of the Secured Parties, but without any obligation on the part of the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Purchase Agreement or any Purchase Agreement Supplement. The Borrower further confirms and agrees that such assignment to the Administrative Agent shall terminate upon the Facility Termination Date; provided, that the rights of the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by Lendbuzz Funding pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

Section 3.05. Waiver of Certain Laws. Each of the Borrower, the Servicer, the Backup Servicer, and the Collateral Custodian agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower, the Servicer, the Backup Servicer and the Collateral Custodian, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

Section 3.06. Remittance Account. Lendbuzz Funding hereby grants a security interest in the Remittance Account to the Administrative Agent on behalf of the Secured Parties, as security for the payment and performance of its obligations to the Administrative Agent, the Secured Parties, and the Borrower set forth herein, and Lendbuzz Funding hereby agrees that the security interest granted pursuant to this Section shall be for the benefit of, and the remedies provided for herein and in the Blocked Account Control Agreement with respect thereto shall be exercisable by, the Administrative Agent on behalf of the Secured Parties.

ARTICLE FOUR

CONDITIONS OF CLOSING AND LOANS

Section 4.01. Conditions to Effectiveness of this Agreement. The Closing Date shall not occur and no party hereto will be obligated to take, fulfill or perform any action hereunder, until each of the following conditions have been satisfied, in the sole discretion of the Administrative Agent:

(a) Each Basic Document (other than any Hedging Agreements, the Backup Servicing Agreement, and the Blocked Account Control Agreement) shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received complete and, where applicable, executed versions of all other documents, instruments, agreements and legal opinions specified in the Schedule of Documents, each in form and substance satisfactory to the Administrative Agent.

(b) The Administrative Agent shall have received (i) satisfactory evidence that the Borrower, Lendbuzz, Lendbuzz Funding, and the Account Bank have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Basic Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower, Lendbuzz, Lendbuzz Funding, and the Account Bank, in form and substance satisfactory to the Administrative Agent, affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent or any Secured Party against Lendbuzz, Lendbuzz Funding, or the Borrower for a breach of Lendbuzz’s, Lendbuzz Funding’s, or the Borrower’s representation or warranty that all such consents and approvals have, in fact, been obtained.

(c) The Borrower, the Lendbuzz, and Lendbuzz Funding shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Administrative Agent as to this and other closing matters.

(d) The Borrower shall have paid all fees required to be paid by it on the Closing Date.

(e) No Event of Default or Unmatured Event of Default shall have occurred.

(f) No Servicer Termination Event or Unmatured Servicer Termination Event shall have occurred.

Section 4.02. Conditions Precedent to All Loans. Each request for a Loan (including the Initial Loan) by the Borrower to a Lender shall be subject to the conditions set forth in Section 4.01 and the further conditions precedent that:

(a) The initial Servicer shall have delivered to the Administrative Agent, on or prior to the date of such Loan, (i) a Funding Request and (ii) a Purchase Agreement Supplement (in the form of Exhibit A to the Purchase Agreement, including the Schedule of Receivables attached thereto), dated within two Business Days prior to the date of such Loan, in each case containing such additional information as may be reasonably requested by the Administrative Agent.

(b) On the date of such Loan, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the proposed Loan and pledge of the Collateral:

(i) the representations and warranties contained in Sections 5.01 and 5.02 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent such representation or warranty expressly relates to a prior date);

(ii) no event has occurred and is continuing, or would result from such transaction that constitutes (A) an Event of Default or Unmatured Event of Default or (B) a Servicer Termination Event or Unmatured Servicer Termination Event;

(iii) on and as of such day, after giving effect to such transaction, the aggregate Loan Outstanding does not exceed the Borrowing Base;

(iv) on and as of each such day, the Borrower, the Servicer, and the Collateral Custodian each has performed all of the agreements contained in this Agreement and the other Basic Documents to be performed by it at or prior to such day; and

(v) no law or regulation shall prohibit, and no order, judgment or decree of any federal, State or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loan by the Lenders in accordance with the provisions hereof.

(c) After giving effect to the proposed Loan and the related pledge of Collateral:

(i) the weighted average Loan-to-Value Ratio of all Eligible Receivables as of such date is less than or equal to 100%;

(ii) the weighted average Payment-to-Income Ratios of all Eligible Receivables at the time of underwriting is less than or equal to 18.0%;

(iii) the weighted average Down Payment for all Eligible Receivables is greater than or equal to 15.0%;

(iv) the aggregate amount of Balloon Payments related to all Eligible Receivables is less than or equal to 3.0% of the Eligible Pool Balance on such date; and

(v) the Excess Spread shall be no less than 4.5%.

(d) With respect to the Initial Loan only, the Backup Servicing Agreement, in form and substance satisfactory to the Administrative Agent, shall have been duly executed by, and delivered to, the parties hereto and thereto.

(e) With respect to first Loan to be funded on a Funding Date that occurs on or after the 90th day following the Closing Date only, the Blocked Account Control Agreement, in form and substance satisfactory to the Administrative Agent, shall have been duly executed by, and delivered to, the parties hereto and thereto.

(f) For each Loan other than the Initial Loan, the Borrower shall be in compliance with Section 6.03 and with all requirements of any Hedging Agreement required thereby.

(g) On the date of such transaction, the Administrative Agent shall have received such other approvals, opinions, information or documents as the Administrative Agent may reasonably require.

(h) If applicable, the Administrative Agent shall have received the related Supplemental Structuring Fee.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants, as of the Closing Date and each Funding Date, as follows:

(a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Receivables and the other Collateral.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, as applicable, the purchase, sale, and pledge of the Receivables) requires such qualifications, licenses, or approvals, except those jurisdictions in which failure to be so qualified would not have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver the Borrower Basic Documents, (B) carry out the terms of the Borrower Basic Documents, and (C) grant the security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary limited liability company action the execution, delivery, and performance of the Borrower Basic Documents and the grant of the security interest in the Collateral on the terms and conditions herein and therein provided.

(d) Binding Obligation. Each Borrower Basic Document constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Borrower Basic Documents, the consummation of the transactions contemplated by the Borrower Basic Documents ,and the fulfillment of the terms hereof and thereof will not (i) conflict in any material respect with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Borrower’s Formation Documents or a default in any material respect under any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties (other than Permitted Liens), or (iii) violate any Applicable Law, the violation of which could reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding, or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Borrower Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Borrower Basic Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses, or other actions of any Person or of any Governmental Authority required for the due execution, delivery, and performance by the Borrower of the Borrower Basic Documents have been obtained.

(h) Bulk Sales. The execution, delivery, and performance of the Borrower Basic Documents do not require compliance with any “bulk sales” act or similar law by the Borrower.

(i) Solvency. The transactions contemplated by the Borrower Basic Documents do not and will not cause the Borrower not to be Solvent.

(j) Taxes. The Borrower has filed or caused to be filed all federal, state, and other tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all Taxes made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax.

(k) Quality of Title. Each Receivable, together with the Contract related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except for Permitted Liens, and upon the Initial Loan or each Subsequent Loan, the Administrative Agent, as agent for the Secured Parties, shall acquire a valid and perfected first priority security interest in each Receivable and in the related Collateral then existing or thereafter arising, free and clear of any Lien, other than Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Collateral shall at any time be on file in any recording office except such as may be filed in favor of (i) the Borrower in accordance with the Purchase Agreement or (ii) the Administrative Agent in accordance with this Agreement.

(l) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements describing the Collateral, naming the Administrative Agent as secured party, and naming the Borrower as debtor, the Administrative Agent, as agent for the Secured Parties, shall have a first priority (except for any Permitted Liens) perfected security interest in the Collateral. All filings (including UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral have been made.

(m) Reports Accurate. All Monthly Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower, such portion supplied by the Borrower), information, exhibits, financial statements, documents, books, records, or reports furnished or to be furnished by the Borrower to each Agent, any Secured Party, the Backup Servicer and the Account Bank in connection with this Agreement are, to the Borrower’s knowledge, true, complete, and correct in all material respects as of the date specified therein or the date so furnished, as applicable.

(n) Location of Offices. The principal place of business and chief executive office of the Borrower are located at the address of the Borrower referred to in Section 13.02 (or at such other locations as to which the notice and other requirements specified in Section 6.02(f) shall have been satisfied) and has been since the Borrower was formed.

(o) Remittance Account; Collection Account. None of the Remittance Account, the Collection Account, or any interest in either the Remittance Account or the Collection Account has been pledged or assigned to any party other than the Administrative Agent.

(p) Tradenames. The Borrower has no trade names, fictitious names, assumed names, or “doing business as” names or other names under which it has done or is doing business.

(q) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases Receivables and the related Contracts.

(r) Value Given. The Borrower shall have given reasonably equivalent value to Lendbuzz Funding in consideration for the transfer to the Borrower of the Receivables and the related Collateral under the Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by Lendbuzz Funding to the Borrower and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s) Accounting. The Borrower accounts for the transfers to it from Lendbuzz Funding of the Receivables and related Collateral under the Purchase Agreement as true sales/true contributions of such Receivables and related Collateral in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(t) Special Purpose Entity. The Borrower is in compliance with Section 6.01(o).

(u) Confirmations from Lendbuzz and Lendbuzz Funding. The Borrower has received confirmations from each of Lendbuzz and Lendbuzz Funding that, so long as the Borrower is not “insolvent” within the meaning of the Bankruptcy Code or otherwise unable to pay its debts as they become due, neither Lendbuzz nor Lendbuzz Funding will cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws. Each of the Borrower, Lendbuzz, and Lendbuzz Funding is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Receivable or any other assets of the Borrower available to satisfy claims of the creditors of Lendbuzz and/or Lendbuzz Funding would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(v) ERISA Matters. The Borrower is not a “benefit plan investor” (as defined under Section 3(42) of ERISA). The Borrower does not sponsor, maintain or contribute to any Pension Plan or Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has any liability (contingent or otherwise) with respect to any Pension Plan or Multiemployer Plan except to the extent such liability could not reasonably be expected to have a Material Adverse Effect. Each Pension Plan sponsored, maintained or contributed to by Lendbuzz, Lendbuzz Funding, or any ERISA Affiliate of the Borrower, under which employees of the Borrower participate in or participated in, complies in all respects with ERISA and all other applicable laws except to the extent the failure to comply could not reasonably be expected to have a Material Adverse Effect. No Plan Event has occurred or is reasonably expected to occur that might result, directly or indirectly, in any material lien being imposed on the property or assets of the Borrower.

(w) Investment Company Act. The Borrower (i) is not a “covered fund” under regulations adopted to implement section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule” and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as an “investment company” within the meaning of the Investment Company Act. In determining that the Borrower is not an “investment company” within the meaning of the Investment Company Act, the Borrower is entitled to either the benefit of the exemption provided under Section 3(c)(5) of the Investment Company Act or the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).

(x) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any other Basic Document or in any certificate or other document furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith is true and correct in all material respects.

(y) Anti-Corruption Laws and Sanctions. The Borrower is subject to policies and procedures of Lendbuzz that are designed to ensure compliance by Lendbuzz and its Subsidiaries, directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower, its officers, directors, and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any of its directors, officers, or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person. No Loan, use of proceeds, or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(z) Beneficial Ownership Rule. At least 51% of the equity interests in the Borrower is owned, directly or indirectly, by a listed entity, and the Borrower is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

Section 5.02. Representations and Warranties of the Borrower Relating to the

Receivables. The Borrower hereby represents and warrants as of each Funding Date, as follows:

(a) Schedule C and the information contained in the related Funding Request is an accurate and complete listing in all material respects of the Receivables (including the Receivables being transferred on such Funding Date) constituting a portion of the Collateral as of the date of the related Loan and the information contained therein with respect to the identity of such Receivables and the amounts owing thereunder is true and correct in all material respects as of the related Cutoff Date; and

(b) each Receivable referenced on the related Funding Request is an Eligible Receivable.

Section 5.03. Representations and Warranties of Lendbuzz Funding. Lendbuzz Funding represents and warrants, as of the Closing Date and each Funding Date, as follows:

(a) Organization and Good Standing. Lendbuzz Funding has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

(b) Due Qualification. Lendbuzz Funding is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business, including the underwriting, servicing, and custody of the Receivables, requires such qualification, licenses, or approvals, except to the extent the failure to obtain such consents or approvals could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Lendbuzz Funding (i) has all necessary power, authority and legal right to (A) execute and deliver the Servicer Basic Documents and (B) carry out the terms of the Servicer Basic Documents and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Servicer Basic Documents.

(d) Binding Obligation. Each Servicer Basic Document constitutes a legal, valid, and binding obligation of Lendbuzz Funding enforceable against Lendbuzz Funding in accordance with its respective terms except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery of the Servicer Basic Documents, the consummation of the transactions contemplated by the Servicer Basic Documents, and the fulfillment of the terms hereof and thereof will not (i) conflict in any material respect with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its Formation Documents or, in any material respect, any Contractual Obligation of Lendbuzz Funding, (ii) result in the creation or imposition of any Lien upon any of Lendbuzz Funding’s properties (other than Permitted Liens), or (iii) violate any Applicable Law, the violation of which could reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of Lendbuzz Funding, threatened against Lendbuzz Funding, before any Governmental Authority (i) asserting the invalidity of any Servicer Basic Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Servicer Basic Document, (iii) challenging the enforceability of a material portion of the Receivables, or (iv) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect with respect to Lendbuzz Funding.

(g) All Consents Required. All approvals, authorizations, consents, orders, or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by Lendbuzz Funding of the Servicer Basic Documents have been obtained, except those which if not obtained would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

(h) Reports Accurate. All Monthly Reports, information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by Lendbuzz Funding to any Agent, any Secured Party, the Backup Servicer, and the Account Bank in connection with this Agreement are, to Lendbuzz Funding’s knowledge, accurate, true, and correct in all material respects as of the date specified therein or the date so furnished, as applicable.

(i) Lendbuzz Funding ‘s Performance. Lendbuzz Funding has the knowledge, the experience, and the systems, financial, and operational capacity available to timely perform each of its obligations hereunder in all material respects.

(j) Accounts Lendbuzz Funding has neither pledged nor entered into a control agreement (other than the Blocked Account Control Agreement) with respect to the Remittance Account or amounts on deposit therein. Lendbuzz Funding has neither pledged nor entered into a control agreement (other than the Control Agreement) with respect to the Collection Account or amounts on deposit therein or with respect to the Hedge Reserve Account or amounts on deposit therein.

(k) Tradenames and Place of Business. Except as otherwise indicated in this Agreement or as the same may be changed in accordance with Section 6.05(b), (i) Lendbuzz Funding has no trade names, fictitious names, assumed names, or “doing business as” names or other names under which it has done or is doing business and (ii) the principal place of business and chief executive office of Lendbuzz Funding are located at the address of Lendbuzz Funding set forth on the signature pages hereto and has been so for the last four months.

(l) Compliance with the Credit and Collection Policy. Lendbuzz Funding has, with respect to the Receivables, complied in all material respects with the Credit and Collection Policy.

(m) ERISA Matters. No Plan Event has occurred or is reasonably expected to occur that might result, directly or indirectly, in any lien being imposed on the property of Lendbuzz Funding which could result in a Material Adverse Effect.

(n) Investment Company Act. Lendbuzz Funding is not an “investment company” within the meaning of the Investment Company Act.

(o) Anti-Corruption Laws and Sanctions. Lendbuzz Funding is subject to policies and procedures of Lendbuzz that are designed to ensure compliance by Lendbuzz and its Subsidiaries, directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions. Lendbuzz Funding, its officers, directors, and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Lendbuzz Funding or any of its directors, officers, or employees, or (b) to the knowledge of Lendbuzz Funding, any agent of Lendbuzz Funding that will act in any capacity in connection with or benefit from the facility established hereby, is a Sanctioned Person.

Section 5.04. Retransfer of Certain Receivables.

(a) Retransfer of an Ineligible Receivable. If a Receivable is an Ineligible Receivable at the time it was initially pledged hereunder, no later than the earlier of (i) knowledge by the Borrower of such Receivable having been an Ineligible Receivable when it was so pledged and (ii) receipt by the Borrower from the Administrative Agent or the initial Servicer of written notice thereof (which notice the initial Servicer shall be required to give within two Business Days of any of its Responsible Officers having actual knowledge thereof), the Borrower shall (A) disclose the identity of such Ineligible Receivable on the next Monthly Report and (B) on or before the next Distribution Date, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such Ineligible Receivable to the Collection Account in immediately available funds and accept the release of each such Ineligible Receivable. The Administrative Agent shall be deemed, upon deposit of the Release Price into the Collection Account, to convey to the Borrower, without recourse, representation, or warranty, all of its right, title, and interest in such Ineligible Receivable and the Borrower shall accept the release of each such Ineligible Receivable from the Administrative Agent, and the aggregate Pool Balance shall be reduced by the Principal Balance (as of the end of the most recent Collection Period) of each such Ineligible Receivable. Upon each release to the Borrower of such Ineligible Receivable, the Administrative Agent shall automatically and without further action be deemed to transfer, assign, and set-over to the Borrower, without recourse, representation, or warranty, all the right, title, and interest of the Administrative Agent in, to, and under such Ineligible Receivable and all future monies due or to become due with respect thereto, all proceeds of such Ineligible Receivable and Recoveries and Insurance Proceeds relating thereto, all rights to security for any such Ineligible Receivable, and all proceeds and products of the foregoing. The Administrative Agent shall, at the sole expense of the Servicer (which, in the case of any Successor Servicer, shall be reimbursable in accordance with the provisions of Section 2.07), execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take such other actions as shall reasonably be requested by the Borrower to effect the release of such Ineligible Receivable pursuant to this subsection.

(b) Retransfer of Receivables for Breach of Servicing Covenant. In the event that the initial Servicer breaches a servicing covenant pursuant to Section 7.03(c)(i) with respect to any Receivable, which breach adversely affects the Receivable or the interests of the Lenders, no later than the earlier of (i) knowledge by the initial Servicer of such event or (ii) receipt by the initial Servicer from the Administrative Agent or the Borrower of written notice thereof, the initial Servicer shall (A) disclose the identity of such Receivable on the next Monthly Report and (B) on or before the next Distribution Date, to the extent such breach has not been cured or waived, make a deposit of the Release Price for each such Receivable into the Collection Account in immediately available funds, and the initial Servicer shall accept the release of such Receivable(s), in each case as described in Section 5.04(b).

(c) Notice of Retransfer. The Borrower or the Servicer, as applicable, shall provide written notice to the Administrative Agent and each Hedge Counterparty on the Monthly Report of any release of Receivables pursuant to Sections 5.04(a) and (b). With respect to any such release, the Borrower shall provide written notice to the Administrative Agent and each Hedge Counterparty of any release of Receivables prior to 3:00 p.m., New York City time, three Business Days prior to the related repurchase date, and such notice shall include a calculation of the Borrowing Base after giving effect to such release, as well as representations and warranties by the Borrower that no Event of Default or Servicer Termination Event has occurred, that the Borrowing Base calculation included with such notice is accurate and that any required Hedging Agreements are in full effect.

ARTICLE SIX

COVENANTS

Section 6.01. Affirmative Covenants of the Borrower. From the Closing Date until the Facility Termination Date:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Receivables and related Financed Vehicles.

(b) Preservation of Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges, and qualification has had, or could reasonably be expected to have, a material adverse effect.

(c) Performance and Compliance with Agreements. The Borrower will, at its expense, timely and fully perform and comply (or cause the Seller to perform and comply pursuant to this Agreement, the Purchase Agreement and all Purchase Agreement Supplements), in all material respects, all provisions, covenants and other promises required to be observed by it under the Basic Documents and the Contracts.

(d) Keeping of Records and Books of Account. To the extent not maintained and implemented by the Servicer, the Borrower will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, financial statements, and other information reasonably necessary or advisable for the collection of all Receivables. Such books and records shall include reports adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable.

(e) Borrower Assets. With respect to each Receivable, the Borrower will: (i) acquire such Receivable pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect, and more fully evidence the Borrower’s ownership of such Receivable, including (A) filing and maintaining effective financing statements (Form UCC-1) listing Lendbuzz Funding as debtor in all necessary filing offices (and will cause Lendbuzz Funding to obtain similar financing statements from each entity from which it acquired the Receivables), and filing continuation statements, amendments, or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary, and (iii) take all additional action that the Administrative Agent may reasonably request, including the filing of financing statements listing the Administrative Agent as secured party to perfect, protect, and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f) Delivery of Collections. The Borrower will deliver to the Servicer, for further remittance to the Collection Account, all Collections received by Borrower in respect of the Receivables no later than two Business Days after the Borrower’s receipt thereof.

(g) Separate Corporate Existence. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 6.01(o).

(h) Credit and Collection Policy. The Borrower will, or will cause Lendbuzz Funding or the Servicer to, as the case may be, (i) with respect to each Receivable, comply with the Credit and Collection Policy (which may include originating or servicing Receivables in accordance with those discretionary exceptions that are set forth therein) and (ii) furnish to the Administrative Agent written notice of any material changes to the Credit and Collection Policy and revised versions of the Credit and Collection Policy containing such changes.

(i) Notice of Certain Events. The Borrower will provide the Administrative Agent and each Agent with written notice within one Business Day of the date on which the Borrower receives notice of, or obtains knowledge of, the occurrence of any Event of Default, Unmatured Event of Default, Step-up Overcollateralization Trigger, Early Amortization Event, Servicer Termination Event, and Unmatured Servicer Termination Event.

(j) Taxes. The Borrower will file and pay any and all Taxes, including those required to meet the obligations of the Basic Documents, except for Taxes that the Borrower is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof with such proceedings diligently conducted, and adequate reserves in accordance with GAAP are being maintained by the Borrower, except to the extent that such contest does not materially endanger any right or interest of the Secured Parties under the Basic Documents.

(k) Liens. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens (other than Permitted Liens) with respect to the Remittance Account or the Collection Account.

(l) Reporting. The Borrower will furnish or cause to be furnished to the Administrative Agent, each Agent and, to the extent requested by a Hedge Counterparty, such Hedge Counterparty:

(i) Monthly Report. Not later than each Reporting Date, a Monthly Report.

(ii) Quarterly Report. By the 15th of each February, May, August and November, a Quarterly Report, including information as of the previous month-end, as to the Receivables such as collections, delinquencies, losses, recoveries, cash flows, and such other information as reasonably requested by the Administrative Agent.

(iii) Financial Statements.

(A) Within 60 days after the end of the first three quarterly fiscal periods of each fiscal year of the Performance Guarantor, the unaudited consolidated balance sheets of the Performance Guarantor as at the end of such period and the related unaudited consolidated statements of income and retained earnings for the Performance Guarantor for such period, setting forth in comparative figures for the previous quarter (to the extent such prior quarter financial statements were delivered pursuant to this Section or are otherwise available), accompanied by a certificate of a Responsible Officer of the Performance Guarantor, which certificate shall state that each such consolidated financial statement fairly presents the financial condition of the Performance Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year end audit adjustments). Notwithstanding the foregoing, if any such report is timely filed with the Securities and Exchange Commission and is publicly available on its the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system on the date that the related report would otherwise be due hereunder, such report shall be deemed to have been timely delivered in accordance with this subclause.

(B) Within 120 days after each fiscal year of the Performance Guarantor, the audited consolidated balance sheets of the Performance Guarantor as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for the Performance Guarantor for such year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern (other than a qualification as to going concern based solely on the tenor of the Commitments hereunder) and shall state that each consolidated financial statement fairly presents the financial condition and results of operations of the Performance Guarantor at the end of, and for, such fiscal year in accordance with GAAP. Notwithstanding the foregoing, if any such report is timely filed with the Securities and Exchange Commission and is publicly available on its the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system on the date that the related report would otherwise be due hereunder, such report shall be deemed to have been timely delivered in accordance with this subclause.

(C) Within 120 days of the end of each fiscal year of the Performance Guarantor, a certificate of a Responsible Officer of the Performance Guarantor, which certificate shall state that the audited consolidated balance sheets of the Performance Guarantor delivered, or deemed to have been delivered, pursuant to subclause (B) fairly present the financial condition of the Performance Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year.

(iv) Representations. Promptly following the Borrower’s obtaining knowledge of the same, the Borrower shall notify the Administrative Agent that any representation or warranty set forth in Section 5.01 or 5.02 was incorrect in any material respect at the time it was given or deemed to have been given, and at the same time shall deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of such representations and warranties untrue in any material respect at the date when they were made or deemed to have been made.

(v) Proceedings. As soon as possible and in any event within two Business Days of the date on which the Borrower receives notice of, or obtains knowledge of, the same, the Borrower shall provide notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, or proceeding before any court or Governmental Authority, domestic or foreign, affecting the Borrower or any of its Affiliates that would reasonably be expected to have a Material Adverse Effect.

(vi) Notice of Material Events. Promptly following any Responsible Officer of the Borrower obtaining knowledge the same, the Borrower shall provide notice of any other event or circumstances that, in the reasonable judgment of the Borrower, would reasonably be expected to have a Material Adverse Effect.

(m) Anti-Corruption Laws and Sanctions. The Borrower will remain subsect to, and enforce, Lendbuzz’s policies and procedures designed to ensure compliance by Lendbuzz and its Subsidiaries and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(n) Beneficial Ownership Certification. From time to time any Lender that has a reasonable basis for requesting such a certification may request that the Borrower deliver, and within five Business Days of each such request the Borrower shall execute and deliver to such Lender, a Beneficial Ownership Certification, in form and substance reasonably acceptable to such Lender. Furthermore, promptly following any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Borrower shall execute and deliver to each Lender a Beneficial Ownership Certification, in form and substance reasonably acceptable to each such Lender.

(o) Special Purpose Entity. The Borrower shall take or perform each of the following actions (and the Borrower has not heretofore failed to take or perform any such actions in the past):

(i) maintain its own separate deposit and other bank accounts and funds to which no other Person has any access (except to the extent permitted under the Basic Documents) which accounts shall be maintained in the name of the Borrower;

(ii) maintain full books of accounts and records (financial or other) and financial statements separate from those of any other Person (including, all resolutions, records, agreements, or instruments underlying or regarding the transactions contemplated by the Basic Documents or otherwise) (provided, that this provision shall not limit the Borrower’s financial and operating results from being consolidated with those of its ultimate parent company in consolidated financial statements);

(iii) at all times hold itself out to the public and all other Persons as a legal entity separate from the and any other Person;

(iv) have its own board of managers;

(v) file its own tax returns separate from those of any other Person, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(vi) ensure that any consolidated financial statements of any Affiliate or any other Person that are filed with the Securities Exchange Commission or any other governmental authority or are furnished to any creditors of any Affiliate or any other Person include notes clearly stating that the Borrower is a separate corporate entity and that its assets are available first and foremost to satisfy the claims of the creditors of the Borrower;

(vii) except as contemplated by the Basic Documents, not commingle its assets with assets of any other Person and maintain the assets of the Borrower in such a manner that it is not costly or difficult to segregate, identify, or ascertain its individual assets from those of any other Person, including any Affiliate;

(viii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(ix) disclose, and cause each Member to disclose, in its financial statements the effects of all transactions between such Member and the Borrower in a manner which makes it clear that (A) the Borrower is a separate legal entity, (B) the assets of the Borrower are not assets of any Affiliate and are not available to pay creditors of any Affiliate, and (C) neither such Member nor any Affiliate thereof is liable or responsible for the debts of the Borrower;

(ix) disclose, and cause each Member to disclose, in its financial statements the effects of all transactions between such Member and the Borrower in a manner which makes it clear that (A) the Borrower is a separate legal entity, (B) the assets of the Borrower are not assets of any Affiliate and are not available to pay creditors of any Affiliate, and (C) neither such Member nor any Affiliate thereof is liable or responsible for the debts of the Borrower;

(x) pay its own liabilities and expenses only out of its own funds;

(xi) except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s Formation Documents and the Basic Documents, not enter into any transaction with an Affiliate of the Borrower except on arm’s length terms;

(xii) compensate (either directly or through reimbursement of the Borrower’s allocable share of any shared expenses) all employees, consultants, and agents and Affiliates, to the extent applicable, for services provided to the Borrower by such employees, consultants, and agents or Affiliates, in each case, from the Borrower’s own funds and either maintain a sufficient number of employees, and/or employ sufficient consultants or agents, in light of its contemplated operations; provided, that the foregoing shall not require the Members to make any additional capital contributions to the Borrower;

(xiii) except as expressly permitted under any of the Basic Documents, pay from its own bank accounts for accounting and payroll services, rent, lease, and other expenses (or the Borrower’s allocable share of any such amounts provided by one or more other Affiliates) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any Affiliates; provided, the foregoing shall not require the Members to make any additional capital contributions to the Borrower;

(xiv) not hold out its credit or assets as being available to satisfy the obligations of any other Person;

(xv) to the extent that the Borrower maintains office space, maintain such office space separate and clearly delineated from the office space of any Affiliate;

(xvi) to the extent that the Borrower incurs any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate, allocate fairly and reasonably such overhead expenses;

(xvii) cause (A) all written communications, including letters, invoices, purchase orders, and contracts, of the Borrower to be made solely in the name of the Borrower, (B) the Borrower to have its own tax identification number, stationery, checks, and business forms, separate from those of any other Person, (C) all Affiliates not to use the stationery or business forms of the Borrower, and cause the Borrower not to use the stationery or business forms of any Affiliate, and (D) all Affiliates not to conduct business in the name of the Borrower, and cause the Borrower not to conduct business in the name of any Affiliate;

(xviii) except as expressly permitted by any of the Basic Documents, direct creditors of the Borrower to send invoices and other statements of account of the Borrower directly to the Borrower and not to any Affiliate and cause the Affiliates to direct their creditors not to send invoices and other statements of accounts of such Affiliates to the Borrower;

(xix) except as expressly permitted by any of the Basic Documents, not acquire obligations or securities of or make loans or advances to or grant a security interest in or pledge its assets for the benefit of the Member, any Affiliate or any other Person;

(xx) correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person except as may be required for income tax purposes;

(xxi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, and refrain from engaging in a business for which its remaining property represents an unreasonably small capital; provided, that the foregoing shall not require the Members to make any additional capital contributions to the Borrower;

(xxii) practice and adhere to all limited liability company procedures and formalities to the extent required by the Borrower’s Formation Documents or all other appropriate constituent documents and applicable law in all material respects;

(xxiii) except for the other Basic Documents, not acquire any obligations or securities of the Member or of any Affiliate of the Borrower;

(xxiv) cause the managers, officers, agents, and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; and

(xxv) at all times will have at least one manager that qualifies as an Independent Manager.

Section 6.02. Negative Covenants of the Borrower. From the date hereof until the Facility Termination Date:

(a) Other Business. The Borrower will not (i) engage in any business other than the transactions contemplated by the Basic Documents, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind (including guaranteeing any obligation) other than pursuant to this Agreement, any other Basic Document or under any Hedging Agreement required by Section 6.03, or (iii) form any Subsidiary or make any Investments in any other Person.

(b) Receivables Not to be Evidenced by Instruments. The Borrower will take no action to cause any Receivable that is not, as of the related Funding Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Receivable.

(c) Security Interests. The Borrower will not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien (other than Permitted Liens) on any portion of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign, or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other than a Permitted Lien) on any portion of the Collateral and the Borrower shall defend the right, title, and interest of the Administrative Agent in, to and under such Collateral, against all claims of third parties; provided, that nothing in this subsection shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion of the Collateral.

(d) Mergers, Acquisitions, Sales, Etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock or membership interests of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey, or lease all or any substantial part of its assets, or sell or assign with or without recourse any portion of the Collateral or any interest therein (other than pursuant hereto).

(e) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets, or capital of the Borrower or any Person’s interest therein, or purchase, redeem, or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may distribute to holders of its membership interest funds distributed to the Borrower pursuant to Section 2.07(xi), subject to Applicable Law.

(f) Change of Name or Location of Receivable Files. The Borrower shall not (i) change its name or state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the location referred to in Section 13.02 or (ii) move, or consent to the Collateral Custodian or the Servicer moving, the Receivable Files from the location thereof on the Closing Date, unless the Borrower has given at least 30 days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent in the Collateral.

(g) True Sale. Except for purposes of GAAP, the Borrower will not account for or treat the transactions contemplated by the Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Receivables and other Collateral by Lendbuzz Funding to the Borrower.

(h) ERISA Matters. The Borrower will not (i) establish, maintain or contribute to or have any liability (contingent or otherwise) with respect to any Pension Plan or Multiemployer Plan or (ii) be a “benefit plan investor” under Section 3(42) of ERISA. With respect to any Pension Plan, the Borrower will not engage or permit any ERISA Affiliate to engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor and which would result in a Material Adverse Effect.

(i) Formation Documents; Purchase Agreement. The Borrower will not amend, modify, waive, or terminate any provision of its Formation Documents or of the Purchase Agreement (including any Purchase Agreement Supplement) without the Consent of the Administrative Agent; provided, that if the Borrower has provided the Administrative Agent with written notice of its intention to make any such amendment, modification, waiver, or termination and the Administrative Agent has not provided a response either granting or withholding its consent thereto within ten Business Days, then the Borrower may proceed with the related amendment, modification, wavier, or termination as if the Administrative Agent had provided its consent thereto.

(j) Changes in Payment Instructions. The Borrower will not add or make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Borrower or the Servicer or payments to be made to the Remittance Account, unless the Administrative Agent has Consented to such change in writing and has received duly executed copies of all documentation related thereto, which documentation shall be satisfactory in form and substance to the Administrative Agent (acting at the direction of the Required Lenders).

(k) Extension or Amendment. The Borrower will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify, or permit the Servicer to extend, amend, or otherwise modify, the terms of any Contract.

(l) No Assignments. The Borrower will not assign or delegate, grant any interest in, or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations, or duties under this Agreement without the prior written Consent of the Administrative Agent (acting at the direction of the Required Lenders).

(m) Anti-Corruption Laws and Sanctions. The Borrower will not request any Loan, and the Borrower shall not use any Loan, and shall procure that its directors, officers, employees and agents (if any) shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing, or facilitating any activities, business, or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.03. Covenants of the Borrower Relating to Hedging.

(a) Beginning on the date that is 115 days after the date of the Initial Loan, the Borrower shall at all times that the Loans Outstanding are greater than zero, (x) maintain one or more Hedge Transactions in form and substance satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), each of which may be in the form of an interest rate swap or an interest rate cap transaction, and/or (y) maintain amounts on deposit in the Hedge Reserve Account, in all cases so as to ensure that within thirty days after each Funding Date (or, with respect to the Funding Date relating to the Initial Loan, within 115 days of such Funding Date) either (i) the aggregate notional amount under all Hedge Transactions equals at least 100% of the Loans Outstanding as of such Funding Date (after giving effect to any changes to the Loans Outstanding on such date) or (ii) if the aggregate notional amount under all Hedge Transactions is less than 100% of the Loans Outstanding as of such Funding Date (after giving effect to any changes to the Loans Outstanding on such date), the Hedge Reserve Account has been established and an amount not less than the Hedge Reserve Account Required Amount must be on deposit therein at all times thereafter; provided, that if on any date that is more than 115 days after the Funding Date relating to the Initial Loan any Mandatory Hedging Condition exists, then within two (2) Business Days of such date the aggregate notional amount under all Hedge Transactions must equal at least 100% of the Loans Outstanding as of such date (if such date is a Funding Date, and after giving effect to any changes to the Loans Outstanding on such date) or as of the immediately succeeding Funding Date (if such date is not a Funding Date, and after giving effect to any changes to the Loans Outstanding on such Funding Date), regardless of whether any amounts are then on deposit in the Hedge Reserve Account. If at any time the Hedge Reserve Account Required Amount is greater than zero, then (A) no later than three Business Days prior to each Funding Date and no later than three Business Days prior to each Payment Date the Borrower (or the initial Servicer on behalf of the Borrower) shall obtain a quote for the purchase price of an interest rate cap that allows it to recalculate the Hedge Reserve Account Required Amount on such date and (B) beginning on the related Funding Date or Payment Date, as applicable, such quote shall be used to determine the ‘Hedge Reserve Account Required Amount’ until the next succeeding Funding Date or Payment Date, as applicable. It is acknowledged and agreed that any Hedge Transaction entered into by the Administrative Agent on behalf of the Borrower pursuant to Section 2.09(f) shall be deemed to have been entered into by the Borrower for purposes of Borrower’s obligations under this Section 6.03(a).

(b) Each Hedge Transaction shall be entered into with a Hedge Counterparty and be governed by a Hedging Agreement. Any Hedge Transaction that is in in the form of an interest rate swap shall provide for the payment on each Distribution Date to the Hedge Counterparty of an amount calculated by reference to the notional amount thereunder and a fixed rate of interest per annum and for the payment on each Distribution Date to the Borrower of an amount calculated by reference to the same notional amount thereunder and a floating rate of interest (per annum equal to SOFR or a related rate ), in each case for each day during the related Interest Period. Furthermore, (i) the notional amount, duration, and amortization of each such Hedge Transaction shall be agreed upon by the Borrower and the Administrative Agent and (ii) with respect to each Hedge Transaction that is entered into with a Non-JPM Counterparty, the “Termination Events” and “Events of Default” that are applicable under each such Hedge Transaction and any provisions in the related Hedging Agreement relating to the obligations of such Non-JPMorgan Hedge Counterparty if an “Event of Default” occurs under such Hedge Transaction and such Non-JPMorgan Hedge Counterparty is a “Defaulting Party” or a “Termination Event” occurs under such Hedge Transaction and such Non-JPMorgan Hedge Counterparty is an “Affected Party,” shall have been approved by the Required Lenders to the Administrative Agent prior to the effectiveness of such Hedge Transaction, which approval (A) may not be unreasonably withheld, (B) will be deemed to have been granted if the Required Lenders have not provided notice of their approval or their rejection of such applicable terms within five Business Days of the date on which their approval is first sought, and (C) will be deemed to have been granted with respect to any such terms for which such an approval was previously obtained with respect to such Non-JPMorgan Hedge Counterparty. If a Non-JPMorgan Counterparty met the Short-Term Ratings Requirement and/or the Long-Term Ratings Requirement at the time the related Hedge Transaction was entered into and is downgraded or has any ratings withdrawn such that it no longer meets the Short-Term Ratings Requirement and/or the Long-Term Ratings Requirement, as applicable, then within thirty (30) days of the related downgrade or withdrawal either (A) the Borrower must enter into a new Hedging Agreement, (B) the Hedge Counterparty must post collateral pursuant to a credit support annex in an amount satisfactory to the Required Lenders, or (C) the Hedge Counterparty must obtain a guaranty of its obligations under the Hedging Agreement that is satisfactory to the Required Lenders.

(c) If on any date any Hedge Transactions are in the form of interest rate swaps and the aggregate notional amount under all outstanding Hedge Transactions as of such date is either (x) less than 95% of the Loans Outstanding as of such date (after giving effect to any changes to the Loans Outstanding on such date) or (y) more than 105% of the Loans Outstanding as of such date (after giving effect to any changes to the Loans Outstanding on such date), then the Administrative Agent may direct the Borrower to, within thirty days of the date on which such direction is provided, enter into one or more Hedge Transactions, increase the notional amount of one or more Hedge Transactions, or decrease the notional amount of one or more Hedge Transactions, in all cases as necessary such that immediately thereafter the aggregate notional amount under all Hedge Transactions is neither (I) less than 95% of the Loans Outstanding as of the Adjustment Date (after giving effect to any changes to the Loans Outstanding on such date) nor (II) more than one 105% of the Loans Outstanding as of the Adjustment Date (after giving effect to any changes to the Loans Outstanding on such date). The “Adjustment Date” related to any direction provided by the Administrative Agent pursuant to this clause (b) shall be either the date on which such direction is provided by the Administrative Agent to the Borrower (if such date is a Distribution Date) or otherwise the next Distribution Date occurring after the date on which such direction is provided.

(d) The Borrower shall establish and thereafter maintain a segregated trust account in the name of the Borrower with respect to each Hedge Counterparty (each, a “Hedge Counterparty Collateral Account”) with a Qualified Institution in trust and for the benefit of the Lenders and the related Hedge Counterparty. In the event that pursuant to the terms of the applicable Hedging Agreement, the related Hedge Counterparty is required to deposit cash or securities as collateral to secure its obligations (“Posted Collateral”), the Borrower shall deposit all Posted Collateral received from the Hedge Counterparty into the Hedge Counterparty Collateral Account. All sums on deposit and securities held in any Hedge Counterparty Collateral Account shall be used only for the purposes set forth in the related credit support annex (“Credit Support Annex”) to the Hedging Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to the obligations of the applicable Hedge Counterparty under the related Hedging Agreement in accordance with the terms of the related Credit Support Annex and (ii) to return collateral to the Hedge Counterparty when and as required by the Credit Support Annex. Amounts on deposit in each Hedge Counterparty Collateral Account shall be invested at the written direction of the related Hedge Counterparty, and all investment earnings actually received on amounts on deposit in a Hedge Counterparty Collateral Account or distributions on securities held as Posted Collateral shall be distributed to the related Hedge Counterparty in accordance with the terms of the related Credit Support Annex. Any amounts applied by the Borrower to the obligations of the Hedge Counterparty under the Hedging Agreement in accordance with the terms of the Credit Support Annex shall be deposited in the Collection Account and applied in accordance with Section 2.07 of this Agreement. The Borrower agrees to give the Hedge Counterparty prompt notice if it obtains knowledge that the Hedge Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Hedge Counterparty Collateral Account, shall or have become subject to any writ, order, judgment, warrant of attachment, execution, or similar process.

(e) If, with respect to any Hedge Transactions the Borrower has entered into with a Non-JPM Hedge Counterparty, either an “Event of Default” occurs and such Non-JPMorgan Hedge Counterparty is a “Defaulting Party” or a “Termination Event” occurs under such Hedge Transaction and such Non-JPMorgan Hedge Counterparty is an “Affected Party,” then the Borrower shall promptly cause such Hedge Counterparty to take all actions it is required to take pursuant to the related Hedging Agreements as a result of the occurrence of such “Event of Default” or “Termination Event.”

(f) The Borrower shall deliver to the Administrative Agent a copy of all documents related to any Hedging Agreement, including confirmations, schedules, and an aggregate notional amortization schedule.

(g) All reasonably documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements) incurred by the Administrative Agent and the Lenders incurred with each Hedge Transaction shall be paid by the Borrower.

(h) As additional security hereunder, the Borrower has granted a security interest to the Administrative Agent all right, title and interest of the Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that pledge, the Borrower may not, without the prior written Consent of the Administrative Agent (acting at the direction of the Required Lenders), exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of any Secured Party for the performance by the Borrower of any such obligations.

Section 6.04. Affirmative Covenants of the Servicer and the Collateral Custodian. From the date hereof until the Facility Termination Date:

(a) Compliance with Law. The Servicer and the Collateral Custodian will each comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Receivables, the related Financed Vehicles, the Receivable Files, or any part thereof and any collection efforts on behalf of the Receivables or related Financed Vehicles that such party takes, except to the extent that such party’s failure to so comply would not have a Material Adverse Effect.

(b) Preservation of Corporate Existence. The Servicer and the Collateral Custodian will each preserve and maintain its existence, rights, franchises, and privileges in its State of formation, and shall qualify and remain qualified in good standing as a foreign limited liability company or corporation, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations and Compliance with Receivables. The Servicer will fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Receivable. Neither the Servicer nor the Collateral Custodian will do anything to impair the rights of the Administrative Agent in, to, and under the Collateral. The Servicer will comply in all material respects with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Receivables from the Collateral pursuant to this Agreement and the obligation of the Seller, under the Purchase Agreement, to reacquire Receivables from the Borrower pursuant to the Purchase Agreement.

(d) Performance and Compliance with Basic Documents. The Servicer will timely and fully perform and comply in all material respects with all provisions, covenants, and other promises required to be observed by it under the Servicer Basic Documents. The Collateral Custodian will timely and fully perform and comply in all material respects with all provisions, covenants, and other promises required to be observed by it under this Agreement.

(e) Keeping of Records and Books of Account. The Servicer and the Collateral Custodian will each maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables, including the Receivable Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables, including the Receivable Files.

(f) Preservation of Security Interest. The Servicer will execute and file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Administrative Agent in, to, and under the Collateral; provided, that in the case of any Successor Servicer, the Successor Servicer shall execute and file such documents (as prepared by the Borrower or the Administrative Agent) only upon the written direction of the Borrower or the Administrative Agent and any action taken by the Successor Servicer pursuant to this clause shall be a reimbursable expense paid in accordance with the provisions of Section 2.07. The Servicer will defend the right, title, and interest of the Borrower, the Secured Parties, the Administrative Agent and the Collateral Custodian in, to and under the Collateral against all claims of third parties claiming through or under the Servicer; provided, that in the case of any Successor Servicer, such action or defense shall only be taken at the written direction of the Borrower or the Administrative Agent and, so long as the need for such defense or action was not caused by the Successor Servicer’s gross negligence, bad faith, or willful misconduct, any action taken by the Successor Servicer pursuant to this clause shall be a reimbursable expense paid in accordance with the provisions of Section 2.07.

(g) Credit and Collection Policy. The Servicer will comply in all material respects with the Credit and Collection Policy in regard to each Receivable.

(h) Monthly Reports. Not later than each Reporting Date, the Servicer will provide to the Administrative Agent and, to the extent requested or required by a Hedge Counterparty, such Hedge Counterparty, a Monthly Report.

(i) Events of Default and Servicer Termination Events. Each of the Servicer and the Collateral Custodian will furnish to the Administrative Agent, the Backup Servicer and each Hedge Counterparty, within two Business Days after a Responsible Officer of the Servicer or the Collateral Custodian, as applicable, has actual knowledge thereof, notice of the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event.

(j) Other. The Servicer and the Collateral Custodian will each furnish to the Administrative Agent, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Servicer or the Collateral Custodian, as applicable, as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Lenders under or as contemplated by this Agreement.

(k) Notices Regarding Collateral. The Servicer and the Collateral Custodian shall each advise the other and the Administrative Agent in writing in reasonable detail promptly following its actual knowledge or receipt of written notice of (i) the occurrence of any breach in any material respect by the Servicer or the Collateral Custodian, respectively, of any of its representations, warranties, and covenants contained herein relating to the Receivables, and (ii) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables. Furthermore, the Servicer shall include in each Monthly Report (A) a listing of any Liens (other than Permitted Liens) that were asserted or claims that were made against any portion of the Collateral through the end of the related Collection Period and (B) a listing of any Receivables with respect to which any proceeding is pending in which any defense, claim of offset, counterclaim, or claim of recoupment has been alleged by the related Obligor or any Governmental Authority through the end of the related Collection Period, and the Servicer shall promptly provide further information regarding such Liens, proceedings, and/or the affected Collateral if requested by the Administrative Agent.

(l) Additional Information. The Servicer and the Collateral Custodian shall each, within five Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the other, the Borrower, the Administrative Agent, or any Lender might have with respect to the administration of the Receivables.

(m) Financial Statements. The initial Servicer shall cause the Performance Guarantor to provide to the Administrative Agent, each Agent, and each Lender, the financial statements with respect to Lendbuzz described in Section 6.01(l)(iii).

(n) Accounting Policy. The initial Servicer will notify the Administrative Agent within ten Business Days of its implementation of any material change in its accounting policies.

(o) Additional Covenants. The Servicer shall (i) promptly notify the Borrower, the Administrative Agent, and the Collateral Custodian of the occurrence of any event which would require that the Borrower make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all Governmental Authorities in accordance with the relevant UCC and any State vehicle license or registration authority as may be necessary or advisable to create, maintain, and protect a first priority security interest of the Administrative Agent in, to and on the Financed Vehicles and a first priority security interest of the Administrative Agent in, to and on the Collateral, and (ii) take all reasonable action necessary to maximize the returns pursuant to the Insurance Policies.

(p) Anti-Corruption Laws and Sanctions. The initial Servicer and the initial Collateral Custodian will each remain subject to and enforce Lendbuzz’s policies and procedures designed to ensure compliance by Lendbuzz and its Subsidiaries and each of their respective Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

Section 6.05. Negative Covenants of the Servicer and the Collateral Custodian. From the date hereof until the Facility Termination Date:

(a) Accounts. Neither the Servicer nor the Collateral Custodian shall create or participate in the creation of, or solely in the case of the initial Servicer and the initial Collateral Custodian, permit to exist, any Liens (other than Permitted Liens) with respect to the Remittance Account, the Collection Account, or the Hedge Reserve Account. Neither the Servicer nor the Collateral Custodian shall enter into any ‘control agreement’ (as defined in the relevant UCC) with respect to the Remittance Account (other than the Blocked Account Control Agreement), the Collection Account (other than the Control Agreement), or the Hedge Reserve Account (other than the Control Agreement). Without the prior written Consent of the Administrative Agent, neither the Servicer nor the Collateral Custodian shall move the Remittance Account or the Collection Account to an institution other than the one at which it is held as of the Closing Date, and neither shall move the Hedge Reserve Account to an institution other than the one at which it is initially established.

(b) Change of Name or Location of Receivable Files. Neither the initial Servicer nor the initial Collateral Custodian shall change its name or its state of organization, move the location of its principal place of business and chief executive office, or the offices where it keeps records concerning the Receivables (including the Receivable Files, with respect to the initial Collateral Custodian) from the location referred to in Section 7.17 or Section 13.02, unless the initial Servicer or the initial Collateral Custodian, respectively, has provided prior written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral.

(c) Credit and Collection Policy. The Servicer will not amend, modify, restate or replace, in whole or in part, in any material respect, the Credit and Collection Policy, without the prior written Consent of the Administrative Agent, which consent shall not be unreasonably withheld.

(d) Change in Payment Instructions to Obligors. The initial Servicer will not make any change in its instructions to the Obligors regarding payments to be made to the Borrower or the Servicer, except as otherwise permitted by the Credit and Collection Policy, or payments to be made to the Remittance Account, unless the Administrative Agent has Consented to such change and has received duly executed documentation related thereto.

(e) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 7.03(c)(i), extend, amend or otherwise modify the terms of any Contract.

(f) No Instruments. Neither the Servicer nor the Collateral Custodian shall take any action to cause any Receivable to be evidenced by any Instrument or “tangible chattel paper” (as defined in the UCC).

(g) No Liens. Other than as permitted by this Agreement, neither the Servicer nor the Collateral Custodian shall sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien (other than the Lien created by this Agreement) on all or any portion of the Collateral or any interest therein; and the Servicer and the Collateral Custodian shall each defend the right, title and interest of the Administrative Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(h) Release; Additional Covenants. Neither the Servicer nor the Collateral Custodian shall (i) release any Financed Vehicle securing any Receivable from the security interest granted therein by such Receivable in whole or in part except (A) in the event of payment in full by the Obligor thereunder or upon transfer of such Financed Vehicle to a purchaser following repossession by the Servicer or (B) to an insurer in exchange for Insurance Proceeds paid by such insurer resulting from a claim for the total insured value of a Financed Vehicle, or (ii) take any action that would reasonably be expected to impair the rights of the other, the Borrower, or the Secured Parties in the Collateral. Notwithstanding any other provision of this Agreement, the Servicer may release any Financed Vehicle from the security interest created by the related Receivable when the Servicer deposits into the Collection Account an amount equal to the related Release Price or the entire amount of Insurance Proceeds, Recoveries, and other Collections it has received or expects to receive with respect to such Receivable and such Financed Vehicle.

(i) ERISA. Neither the Servicer nor the Collateral Custodian will (A) with respect to any Pension Plan, engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor and which would result in a Material Adverse Effect, or (B) to the extent it would result in a Material Adverse Effect (i) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (ii) fail to make any payments to a Multiemployer Plan that the Servicer or any such ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iii) terminate any Pension Plan so as to result in any liability, or (iv) permit to exist any occurrence of any Reportable Event.

(j) Anti-Corruption Laws and Sanctions. Neither the initial Servicer nor the initial Collateral Custodian will cause the Borrower to request any Loan, and none of the initial Servicer, the initial Collateral Custodian, or any Subsidiary or Affiliate of the initial Servicer or the initial Collateral Custodian shall use, and each shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE SEVEN

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 7.01. Designation of Servicing. The Administrative Agent and the Borrower, at the direction of and on behalf of the Administrative Agent, hereby appoint Lendbuzz Funding, as Servicer to manage, collect, and administer each of the Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral and Lendbuzz Funding hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 7.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to Section 2.07(ii). The Servicer shall further be entitled to retain as additional servicing compensation any and all Ancillary Fees from Obligors.

Section 7.03. Duties of the Servicer.

(a) Standard of Care. The Servicer agrees that its servicing and collection of the Receivables shall be carried out in accordance with the Credit and Collection Policy and Applicable Law and, to the extent more exacting, the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others.

(b) Records Held in Trust. The Servicer shall hold in trust for the Secured Parties all records which evidence or relate to all or any part of the Collateral. The outgoing Servicer shall promptly deliver to any Successor Servicer, and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties, all records which evidence or relate to all or any part of the Collateral.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts related to the Receivables, as and when the same shall become due. The Servicer, in making collection of Receivable payments pursuant to this Agreement, shall be acting as agent for the Borrower, and shall be deemed to be holding such funds in trust on behalf of and as agent for the Borrower. The Servicer, consistent with the Credit and Collection Policy in effect at the time of acting, shall service, manage, administer, and make collections on the Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. The Servicer may in its discretion grant extensions, rebates, or adjustments on a Contract or amend or modify any Contract (including modifying the APR or the amount of the Scheduled Payments) as permitted by the Credit and Collection Policy then in effect. If any such modification occurs after the Termination Date, such Receivable must be repurchased by the initial Servicer pursuant to Section 5.04(b). The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the Principal Balance, that may be collected in the ordinary course of servicing a Receivable. If Lendbuzz Funding is no longer the Servicer, the Servicer shall also enforce any and all rights of the Borrower under the Purchase Agreement (including each Purchase Agreement Supplement) including the right to require Lendbuzz Funding to repurchase Receivables for breaches of representations and warranties made by Lendbuzz Funding.

(ii) Consistent with the Credit and Collection Policy, if any Receivable is past due or delinquent, in whole or in part, the Servicer will make reasonable and customary efforts to contact the Obligor. The Servicer shall continue its efforts to obtain payment from an Obligor who is past due or delinquent on a Receivable until the related Financed Vehicle has been repossessed and sold or the Servicer has determined that all amounts collectable on the Receivable have been collected. The Servicer shall use commercially reasonable efforts, consistent with the Credit and Collection Policy and the standard of care set forth in Section 7.03(a), to collect funds on a Liquidated Receivable and by the close of business on the second Business Day following receipt of such Collections to cause such Collections to be deposited into the Collection Account.

(iii) In the event a Receivable becomes a Liquidated Receivable, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the Credit and Collection Policy, repossess or otherwise convert the ownership of the Financed Vehicle securing any such Receivable. All costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Receivables shall be reimbursed to the Servicer (other than overhead), to the extent not previously recouped by the Servicer from Recoveries on the Distribution Date immediately succeeding the Collection Period in which the Servicer delivered to the Administrative Agent an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Liquidated Receivable if, in its reasonable judgment consistent with the Credit and Collection Policy, the Recoveries would not be increased.

(iv) The Servicer shall deposit or cause to be deposited by electronic funds transfer all Collections to the Collection Account no later than two Business Days after deposit of such amounts into the Remittance Account and identification thereof; provided, to the extent that any Collections are not received in the Remittance Account, the Servicer shall deposit such Collections to the Remittance

Account within two Business Days the deposit of such amounts and identification thereof (for further transfer to the Collection Account within two Business Days after such deposit to the Remittance Account). The Servicer shall employ commercially reasonable efforts to ensure that all amounts deposited to the Remittance Account are identified promptly. Notwithstanding the foregoing, in no event shall any Successor Servicer be obligated to transfer funds in excess of the available funds in the Remittance Account.

(d) Collection; Recourse; Sales of Financed Vehicles. The Servicer, itself or through the use of independent contractors or agents, is authorized to follow practices consistent with the Credit and Collection Policy in its servicing of automotive receivables, which may include reasonable efforts to realize rights of recourse against any Dealer and selling a Financed Vehicle at public or private sale; provided, that the Servicer, itself or through the use of independent contractor or agents shall, in accordance with the Credit and Collection Policy, attempt to maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession would increase the Recoveries in an amount greater than the cost of repairs. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a repossessed Financed Vehicle if, in its reasonable judgment and consistent with the Credit and Collection Policy, the Recoveries would not be increased.

(e) Insurance. The Servicer shall:

(i) on behalf of the Borrower, administer and enforce all rights and responsibilities of the Borrower, as owner of the Receivables, provided for in the Insurance Policies relating to the Receivables;

(ii) administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies; and use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims.

(iii) utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers;

(iv) upon receipt of notice that an Obligor’s physical damage insurance covering a Financed Vehicle related to a Receivable has lapsed or is otherwise not in force, notify such Obligor that each Obligor is required to maintain physical damage insurance covering a Financed Vehicle throughout the term of the related Receivable;

(v) not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the Insurance Policies in connection with filing such claims, perform any obligations of the named insured under such Insurance Policies; and

(vi) not be responsible to the Borrower, the Secured Parties or the Collateral Custodian for any (A) act or omission to act done in order to comply with the requirements or satisfy any provisions of the Insurance Policies or (B) act, absent willful misconduct or negligence, or omission to act done in compliance with this Agreement.

In the case of any inconsistency between this Agreement and the terms of any Insurance Policy, the Servicer shall comply with the latter.

(f) Obligation to Restore. In the event of any physical loss or damage to a Financed Vehicle related to a Receivable from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any insurance policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

(g) Security Interests. The Borrower hereby directs the Servicer to take or cause to be taken such steps as are necessary, to maintain perfection of the security interest created by each such Receivable in the related Financed Vehicle. The Servicer shall, at the direction of the Borrower, the Administrative Agent, or the Collateral Custodian, take any action necessary to preserve and protect the security interests of the Borrower, the Secured Parties, and the Collateral Custodian in the Receivables, including any action specified in any Opinion of Counsel delivered to the Servicer. For the avoidance of doubt, any action taken by the Successor Servicer pursuant to this clause shall be a reimbursable expense paid in accordance with the provisions of Section 2.07.

(h) Realization on Financed Vehicles. The Servicer represents, warrants and covenants that in the event that the Servicer realizes upon any Financed Vehicle, the methods utilized by the Servicer to realize upon such Receivable or otherwise enforce any provisions of such Receivable, will be conducted in all material respects in accordance with the provisions of this Agreement, the Credit and Collection Policy, and Applicable Law.

(i) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in its Receivable File with respect to each Receivable and the Financed Vehicle related thereto; and

(ii) keep books and records, reasonably satisfactory to the Administrative Agent, pertaining to each Receivable and shall make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Receivable File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

Section 7.04. Collection of Payments.

(a) Payments to the Remittance Account. On or before the relevant Funding Date, the initial Servicer shall have instructed all related Obligors to make all payments in respect of the related Receivables directly to the Remittance Account.

(b) Establishment of the Collection Account. On or before the Closing Date, the Servicer shall cause the Collection Account to be established with the Account Bank in the name of the Borrower. The Collection Account shall at all times be subject to the Control Agreement. Any reasonable fees and expenses owing to the Account Bank in connection with the maintenance of the Collection Account shall be payable in accordance with the provisions of Section 2.07 to the extent that the Servicer has not elected to pay such amounts from its own account.

(c) Adjustments. If the Servicer (i) makes a deposit into the Collection Account in respect of a collection of a Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason, (ii) makes a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection or (iii) is entitled to reimbursement of any Ancillary Fees in accordance with Section 7.02, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check, mistake or reimbursement (as applicable). Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.05. Servicer Advances. For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Receivable during such Collection Period was not received prior to the last day of such Collection Period, the Servicer may, but is not obligated to, make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof); in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest, the Servicer may, but is not obligated to, make an advance in the amount necessary to pay such Interest (each, a “Servicer Advance”), in each case if the Servicer reasonably believes that the Servicer Advance will be recovered from subsequent payments with respect to such Receivable. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 2:00 p.m., New York City time, on the related Distribution Date, in immediately available funds. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or in respect of the Receivable with respect to which a Servicer Advance was made, including collections of any prepayments, amounts deposited in the Collection Account for the repurchase of the Receivable for a breach of a representation or warranty and, if the Servicer determines that a Servicer Advance will not be recovered from the Receivable to which it relates, from collections related to other Receivables. Notwithstanding anything to the contrary set forth herein, no Successor Servicer will be required to make any Servicer Advance.

Section 7.06. Payment of Certain Expenses by Servicer. Except for such amounts and expenses for which the Servicer is entitled to reimbursement as provided herein, the Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, fees and expenses of subservicers and agents of the Servicer, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower.

Section 7.07. Reports and Audit.

(a) Monthly Reports. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent, each Agent, the Backup Servicer, and, to the extent requested or required by a Hedge Counterparty, such Hedge Counterparty, a Monthly Report.

(b) Quarterly Report. By the 15th of each February, May, August and November, commencing in February 2022, the Servicer will provide a Quarterly Report to the Administrative Agent, each Agent, and, to the extent requested or required by a Hedge Counterparty, such Hedge Counterparty; provided, that the Servicer will also provide a Quarterly Report to the Administrative Agent, each Agent, and, to the extent requested or required by a Hedge Counterparty, such Hedge Counterparty by December 31, 2021 if the Initial Loan is made on or before such date. The Administrative Agent, any Agent, or any Hedge Counterparty may request such report more frequently if required by regulators or to comply with Applicable Law (including Basel II and Basel III).

(c) Serviced Portfolio Information. Upon the reasonable request of the Administrative Agent or any Agent, the initial Servicer shall provide, at its own expense, the Administrative Agent and each Agent with information on the Serviced Portfolio regarding delinquencies, loss-to-liquidations, annualized losses, and such other information as the Administrative Agent or such Agent may request, but solely to the extent that such data is available to the Servicer without undue administrative burden or cost.

(d) Audits by the Administrative Agent. Once during each calendar year (commencing in 2022), at such times during normal business hours as are reasonably convenient to the Borrower, the Servicer, or the Collateral Custodian, as the case may be, at the sole cost and expense of the Servicer (provided, that such costs and expenses are reasonable and customary for similar types of inspections in the industry and, unless (i) an Event of Default has occurred and is continuing, (ii) a Servicer Termination Event has occurred and is continuing, or (iii) the results of any audit performed pursuant to this clause (d) are deemed to be unsatisfactory due to material findings, thereby necessitating additional audit procedures, do not exceed $75,000 per annum) and upon reasonable request of the Administrative Agent and prior written notice to the Borrower, the Servicer, or the Collateral Custodian, as the case may be, the Borrower, the Servicer, or the Collateral Custodian, as the case may be, shall permit such Person or Persons as the Administrative Agent may designate (including the Backup Servicer or an independent accounting firm), with the approval of the Required Lenders, to conduct, on behalf of all of them, audits or to visit and inspect any of the properties of the Borrower, the Servicer, or the Collateral Custodian where the Receivable Files are located, as the case may be, to examine the Receivable Files, internal controls and procedures maintained by the Borrower, the Servicer, or the

Collateral Custodian, as the case may be, and take copies and extracts therefrom (provided that the parties seeking to take such copies and extracts have executed a confidentiality agreement with respect to such materials that is reasonably acceptable to the Borrower, the Servicer, or the Collateral Custodian, as applicable), and to discuss the affairs of the Borrower, the Servicer, or the Collateral Custodian with their respective officers and employees (which employees, except after the occurrence and during the continuation of an Event of Default or Servicer Termination Event, shall be designated by the Borrower, the Servicer, or the Collateral Custodian, as the case may be, and provided that such discussions will be scheduled so as to not materially disrupt the operations of the Borrower, the Server, or the Collateral Custodian, as applicable) and, upon written notice to the Borrower, the Servicer, or the Collateral Custodian, as the case may be, independent accountants. The scope of any audit or inspection will be a scope agreed upon between the Servicer and the Administrative Agent (acting at the direction of the Required Lenders). The Administrative Agent (acting at the direction of the Required Lenders) may request to take the foregoing actions more than once per calendar year if it has a commercially reasonable basis for requesting such actions, but any additional inspections and audits shall be at the expense of the Administrative Agent. After the occurrence and during the continuation of an Event of Default or Servicer Termination Event, the Administrative Agent, the Backup Servicer and their respective representatives shall be permitted to take the foregoing actions without being subject to any limitation on the number of audits, visits or inspections that may be conducted during a calendar year and such audits, visits or inspections shall be at the sole cost and expense of the Servicer; provided, that the Administrative Agent and its representatives shall make reasonable efforts to coordinate, and provide a prior written notice of, such audits, visits and inspections. The Borrower, the Servicer, or the Collateral Custodian, as the case may be, hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent and its representatives, the affairs of the Borrower, the Servicer, or the Collateral Custodian, as the case may be. The Servicer shall reimburse the Administrative Agent for all reasonable fees, costs and expenses incurred by or on behalf of the Secured Parties in connection with the foregoing actions promptly upon receipt of a written invoice therefor. Nothing in this subsection shall affect the obligation of the Servicer and the Collateral Custodian to observe any Applicable Law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer or the Collateral Custodian to provide access to information as a result of such obligation shall not constitute a breach of this subsection. In the case of any Successor Servicer, any fees or expenses of the Servicer referenced in this Section shall be reimbursable in accordance with the provisions of Section 2.07.

(e) Diligence Rights of the Administrative Agent. Once during each calendar year (commencing in 2023), at such times during normal business hours as are reasonably convenient to the Borrower, the Servicer, or the Collateral Custodian, as the case may be, the Administrative Agent may coordinate a diligence meeting with any or all of the Borrower, the Servicer, or the Collateral Custodian, as the case may be, on behalf of and as directed by the Required Lenders. Such meeting may be conducted by any Agents that wish to participate at the property of the Borrower, Servicer or Collateral Custodian, as the case may be. The Administrative Agent and any participating Agents shall be permitted to inspect any of the properties of the Borrower, the Servicer, or the Collateral Custodian where the Receivable Files are located or where servicing, originations or other managerial staff are located, as the case may be. The Administrative Agent and any participating Agents shall be permitted to discuss the affairs of the Borrower, the Servicer, or the Collateral Custodian with their respective officers and employees (which employees, except after the occurrence and during the continuation of an Event of Default or Servicer Termination Event, shall be designated by the Borrower, the Servicer, or the Collateral Custodian, as the case may be, and provided that such discussions will be scheduled so as to not materially disrupt the operations of the Borrower, the Server, or the Collateral Custodian, as applicable). The Administrative Agent shall provide to the Borrower, the Servicer, or the Collateral Custodian, as the case may be, an agenda detailing such inspection and discussion no less than five business days in advance of any scheduled meeting. Any costs and expenses incurred by the Administrative Agent or any Agent in connection with any meeting conducted pursuant to this clause (e) shall be at such entity’s own expense. . Nothing in this subsection shall affect the obligation of the Servicer and the Collateral Custodian to observe any Applicable Law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer or the Collateral Custodian to provide access to information as a result of such obligation shall not constitute a breach of this subsection.

Section 7.08. Backup Servicer.

(a) At all times that a Backup Servicing Agreement is in effect, (i) the Servicer shall perform all of its duties thereunder and (ii) the Borrower shall both perform all of its duties thereunder and shall cause the Servicer to consult with the Backup Servicer as may be necessary from time to time to perform or carry out the Backup Servicer’s obligations thereunder, including the obligation, if requested in writing by the Administrative Agent, to succeed to the duties and obligations of the Servicer pursuant hereto.

(b) The Backup Servicer shall be entitled to recover its fees and reimbursable costs as set forth in the Backup Servicing Agreement in accordance with Section 2.07 (but only to the extent that the same have not been paid by the Servicer).

Section 7.09. Rights After Assumption of Duties by Backup Servicer or Designation of Successor Servicer; Liability. At any time following the assumption of the duties of the Servicer by the Backup Servicer, in its capacity as Successor Servicer, or the designation of a Successor Servicer (other than the Backup Servicer) pursuant to Section 7.13 as a result of the occurrence of a Servicer Termination Event:

(a) The Servicer, on behalf of the Borrower, shall, at the Administrative Agent’s request, (i) assemble all of the records relating to the Collateral, including all Receivable Files (to the extent such Receivable Files are in the possession of the Servicer and not the Collateral Custodian), and shall make the same available to the Administrative Agent, the Backup Servicer, or any Successor Servicer at a place selected by the Administrative Agent, and (ii) segregate all cash, checks, and other instruments received by it from time to time constituting Collections of Collateral in a manner acceptable to the Administrative Agent, the Backup Servicer, or such other Successor Servicer and shall, no later than two Business Days after receipt, remit all such cash, checks, and instruments, duly endorsed or with duly executed instruments of transfer, to, or at the direction of, the Administrative Agent.

(b) The Borrower hereby authorizes the Administrative Agent to take or cause to be taken any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under the Collateral, including endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Receivables.

(c) The Successor Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Successor Servicer in such capacity herein. Such liability is limited to only those actions taken or omitted to be taken by the Successor Servicer and caused through its gross negligence, bad faith, or willful misconduct. No implied covenants or obligations shall be read into this Agreement against the Successor Servicer and, in the absence of bad faith on its part, the Successor Servicer may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Successor Servicer and conforming to the requirements of this Agreement.

(d) The Successor Servicer shall not be charged with actual or constructive knowledge of any Event of Default or Unmatured Event of Default unless a Responsible Officer of the Successor Servicer obtains actual knowledge of such event or the Successor Servicer receives written notice of such event from the Borrower, the Servicer, or the Administrative Agent.

(e) The Successor Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate indemnity against such risks or liability is not reasonably assured to it in writing prior to the expenditure of such funds or the incurrence of financial liability.

Section 7.10. Limitation on Liability of the Servicer, the Collateral Custodian, and Others. Except as expressly provided herein, neither the Servicer, the Collateral Custodian, nor any of their respective directors, officers, employees, or agents shall be under any liability to the Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, that this provision shall not protect the Servicer, the Collateral Custodian, or any other such Person against any liability that would otherwise be imposed by reason of its willful misconduct, bad faith, or negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 7.11. The Servicer and the Collateral Custodian Not to Resign. Neither the Servicer nor the Collateral Custodian shall resign unless such party has obtained the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders), or unless the Servicer or the Collateral Custodian, respectively, provides an Opinion of Counsel to the Administrative Agent to the effect that the Servicer or the Collateral Custodian, as applicable, is no longer permitted by law to act as the Servicer or the Collateral Custodian, respectively, hereunder. No termination or resignation of the Servicer or the Collateral Custodian hereunder shall be effective until a Successor Servicer or Successor Collateral Custodian, in each case acceptable to the Administrative Agent, has accepted its appointment as Successor Servicer or Successor Collateral Custodian, respectively, hereunder and has agreed to be bound by the terms of this Agreement.

Section 7.12. Servicer Termination Events. The occurrence and continuance of any of the following events shall constitute a “Servicer Termination Event” hereunder:

(a) any failure by the Servicer to make any payment, transfer, or deposit as required by it as required by any Basic Document, to which it is a party, which failure is not remedied within two Business Days;

(b) any failure by the Servicer to deliver the Monthly Report by the Reporting Date, which failure is not remedied within two Business Days;

(c) an Insolvency Event shall occur with respect to the Servicer or any Subsidiary of the Servicer;

(d) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or the other Basic Documents to which the Servicer is a party, which such failure remains unremedied for 30 days after the earlier of knowledge thereof by the Servicer or after the date on which written notice of such failure shall have been given to the Servicer;

(e) any representation, warranty, or certification made by the Servicer in any Basic Document to which it is a party or in any certificate delivered pursuant to any Basic Document to which it is a party shall prove to have been false or otherwise incorrect in any respect when made, deemed made, or delivered, which such incorrect representation, warranty, or certification materially and adversely affects the rights or interests of the Secured Parties and, if able to be cured, shall not have been cured for 30 days after the earlier of the date on which the Servicer first has knowledge thereof or the date on which written notice of such failure shall have been given to the Servicer;

(f) with respect to the initial Servicer only, either Lendbuzz Funding or a Subsidiary of Lendbuzz Funding shall default under any Indebtedness having a principal amount of $5,000,000 or greater, and (i) such default continues after the applicable grace period, if any, specified in the agreements or instruments relating to such Indebtedness, (ii) such default has not been waived by the required lenders, creditors, or similarly denominated parties under the agreements or instruments relating to such Indebtedness and in the manner specified in such agreements or instruments, and (iii) as a consequence of such default, either the required lenders, creditors, or similarly denominated parties have accelerated the maturity of such Indebtedness, or the acceleration of the maturity of such Indebtedness has occurred automatically, in all cases as specified in the agreements or instruments relating to such Indebtedness and in all cases the result of which acceleration (regardless of how it is denominated in such agreements or instruments) is to require the immediate repayment of principal on such Indebtedness;

(g) any material provision of any Basic Document to which the Servicer is a party shall in whole or in part, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of the Servicer;

(h) (i) one or more final nonappealable judgments shall be entered against the Servicer by one or more courts of competent jurisdiction assessing monetary damages, individually or in the aggregate over any calendar year, in excess of $5,000,000; (ii) one or more monetary settlements shall be entered into by the Servicer with any Person, individually or in the aggregate over any calendar year, in excess of $5,000,000; (iii) the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Servicer and such Lien shall not have been released within 30 days; or (iv) the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Servicer and such Lien shall not have been released within 30 days;

(i) any Change in Control shall occur with respect to Lendbuzz Funding without the prior Consent of the Administrative Agent (acting at the direction of the Required Lenders);

(j) an Event of Default shall have occurred and is continuing and shall not have been waived;

(k) with respect to the initial Servicer, a Material Adverse Change with respect to Lendbuzz Funding shall have occurred and is continuing and shall not have been waived; and

(l) the Performance Guaranty shall cease to be in full force and effect (other than in accordance with its terms) or the Performance Guarantor shall assert that it is not bound by, or otherwise seek to terminate or disaffirm its obligations under, the Performance Guaranty, or shall otherwise claim that the Performance Guaranty is in any way invalid or unenforceable.

Upon the occurrence of any of the foregoing, notwithstanding anything herein to the contrary, the Termination Date shall occur and, so long as any such Servicer Termination Event shall not have been remedied within any applicable cure period or waived in writing by the Required Lenders, the following shall immediately occur without further action: (i) the Revolving Period shall terminate and no further Loans will be made; (ii) the Administrative Agent (acting at the direction of or with the consent of the Required Lenders) by written notice to the Servicer (with a copy to each Agent, Lender, Hedge Counterparty, the Backup Servicer, and the Collateral Custodian) (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement; (iii) the Administrative Agent may direct the Servicer to direct Collections to an account other than the Remittance Account or the Collection Account; and (iv) the Administrative Agent may terminate the Collateral Custodian (if the Collateral Custodian is Lendbuzz Funding or an Affiliate of Lendbuzz Funding) and cause the Collateral Custodian to deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Collateral Custodian to the Administrative Agent, or its agent or designee, at such place as the Administrative Agent may reasonably designate.

Section 7.13. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer, the Administrative Agent, and the Backup Servicer. The Administrative Agent may, in its discretion, at the time described in the immediately preceding sentence, appoint the Backup

Servicer as the Successor Servicer hereunder in accordance with this Agreement and the Backup Servicing Agreement, in which case the Backup Servicer shall assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer as Successor Servicer. All actions taken by the Administrative Agent pursuant to this Section shall be taken upon the request or approval of the Required Lenders.

(b) In the event that there is no Backup Servicer at the time that the Servicer is terminated hereunder, or the Administrative Agent does not so appoint the Backup Servicer to succeed the Servicer as Successor Servicer hereunder, or the Backup Servicer is unable to assume such obligations on such date, the Administrative Agent shall, at the direction of the Required Lenders, as promptly as possible appoint a successor servicer (each such party so appointed or, as applicable, the Backup Servicer as successor to the Servicer, collectively, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent.

(c) Upon the termination and removal of the Servicer, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Receivable, and the related accounts and records maintained by the Servicer. In the case that the Successor Servicer shall not agree to perform any duties or obligations of the Servicer hereunder, such duties or obligations may be performed or delegated by the Administrative Agent.

(d) The Administrative Agent shall have the same rights of removal and termination for cause with respect to any Successor Servicer as with respect to Lendbuzz Funding as the Servicer.

(e) The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 2.07 (up to the Servicing Fee), receive as compensation therefor the Servicing Fee pursuant to Section 2.07.

(f) All reasonable out-of-pocket costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the transferring of Receivables to the Successor Servicer, converting the Servicer’s data to the computer system of the Successor Servicer, and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable transition expenses (the

“Transition Expenses”). In no event shall the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to Section 2.07.

(g) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided, that any Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer; (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer; (iii) no obligation to pay any Taxes required to be paid by the Servicer; (iv) no obligation to pay any of the fees and expenses of any other party to this Agreement; (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including Lendbuzz Funding; and (vi) no obligation to service the Receivables in accordance with the Credit and Collection Policy, but shall use its customary credit and collection policies for similar assets or those policies to be agreed to with the Administrative Agent. The indemnification obligations of the Successor Servicer are expressly limited to those instances of gross negligence, bad faith or willful misconduct of the Successor Servicer. Furthermore, to the extent that the Backup Servicing Agreement provides that any representations, warranties, covenants, or other agreements made hereunder by the Servicer, or obligations undertaken hereunder by the Servicer, shall not be made or performed, or shall be made or performed in an alternative manner, by the Backup Servicer in the event that the Backup Servicer becomes the Successor Servicer hereunder, the Borrower, the Administrative Agent, the Agents, the Collateral Custodian, and the Lenders agree that the representations, warranties, covenants, other agreement and other obligations of the Servicer hereunder shall not be applicable with respect to, or shall be modified with respect to, the Backup Servicer in its capacity as Successor Servicer and in the manner set forth in the Backup Servicing Agreement.

(h) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables.

Section 7.14. Merger or Consolidation, Assumption of Obligations or Resignation of the Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer may be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which may succeed to the duties and obligations of the Servicer under this Agreement following the resignation of the Servicer, which Person executes an agreement of assumption acceptable to the Administrative Agent to perform every obligation of the Servicer hereunder, shall, with the prior written Consent of the Administrative Agent (which Consent shall not be unreasonably withheld), be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, that:

(i) prior written notice of such consolidation, merger, succession, or resignation shall be delivered by the Servicer to the Administrative Agent and the Collateral Custodian;

(ii) immediately after giving effect to such consolidation, merger, succession, or resignation, no Servicer Termination Event shall have occurred and is continuing;

(iii) no Event of Default or Unmatured Event of Default would occur as result of such consolidation, merger, succession, or resignation;

(iv) the Servicer shall have delivered to the Borrower, the Administrative Agent, and the Collateral Custodian an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, succession, or resignation and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such agreement of assumption is legal, valid, and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request; and

(v) the Servicer shall have delivered to the Borrower, the Administrative Agent, and the Collateral Custodian an Opinion of Counsel to the effect that either: (A) in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on Certificates of Title thereto have been executed and filed that are necessary to preserve and protect the interest of the Borrower, the Secured Parties, the Administrative Agent, and the Collateral Custodian in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

Section 7.15. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform, or cause the Servicer to perform, all of its obligations under the Receivables to the same extent as if a security interest in such Receivables had not been granted hereunder, and the exercise by the Administrative Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due, from funds available to the Borrower under Section 2.07(xi), any Taxes, including any sales taxes payable in connection with the Receivables and their creation and satisfaction. No Secured Party shall have any obligation or liability with respect to any Receivable, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 7.16. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Administrative Agent, on behalf of the Secured Parties, hereby revocably appoints the Collateral Custodian as its agent, and the Collateral Custodian hereby accepts such appointment, to act as custodian, on behalf of the Secured Parties, of the Receivables and the Receivable Files.

Section 7.17. Duties of Collateral Custodian.

(a) Safekeeping. With respect to the documents constituting each Receivable File, the Collateral Custodian shall (i) act exclusively as the custodian for, and the agent and bailee (as such term is used in Section 9-313 of the UCC) of, the Secured Parties, (ii) hold all documents constituting such Receivable Files received by it for the exclusive use and benefit of the Secured Parties, and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent. The Collateral Custodian shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and the Borrower to comply with this Agreement. In performing its duties as custodian, the Collateral Custodian shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the files of comparable motor vehicle installment sale contracts and installment loans that the Collateral Custodian holds for itself or others. The Collateral Custodian shall maintain continuous custody of the Receivable Files and such other documents received by it in secure, fire resistant facilities; provided, that the Collateral Custodian may, in accordance with its customary custodial practices, (A) maintain all or a portion of the Receivable Files in electronic form, (B) maintain custody of all or any portion of the Receivable Files with an Electronic Chattel Paper Sub-Custodian. Each Receivable shall be identified on the books and records of the Collateral Custodian in a manner that (x) indicates that the Receivable is held by the Collateral Custodian on behalf of the Secured Parties and (y) is otherwise necessary, as reasonably determined by the Collateral Custodian to comply with the terms of this Agreement. The Collateral Custodian shall report to the Administrative Agent any failure on its part to hold the Receivable Files and to maintain its accounts, records, and computer systems as herein provided and take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review of the Receivable Files by the Secured Parties, and none of the Secured Parties shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

(b) Maintenance of and Access to Records.

(i) Except to the extent such Receivable Files are maintained in electronic form, the Collateral Custodian shall maintain each Receivable File at one of the locations specified in Schedule D or at such other location as shall be specified to the Administrative Agent, each Agent and each Lender, by five days’ prior written notice. The Collateral Custodian may temporarily move individual Receivable Files or any portion thereof without notice as requested by the Servicer as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Collateral Custodian shall make available to the Secured Parties or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files, the Receivable Files and the related accounts, records and computer systems maintained by the Collateral Custodian at such times during normal business hours as any Secured Party shall reasonably request.

(ii) The authoritative copy of each Contract that constitutes or evidences a Receivable which is electronic chattel paper will be maintained by an Electronic Chattel Paper Sub-Custodian on behalf of the Collateral Custodian for the benefit of the Secured Parties. The Collateral Custodian will confirm that the authoritative copy of each Contract that constitutes or evidences a Receivable which is electronic chattel paper does not have any marks or notations indicating it has been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent. The Collateral Custodian will maintain “control” (as defined in Section 9-105 of the UCC) of Receivables that are electronic chattel paper. The Collateral Custodian will confirm that each Receivable which is electronic chattel paper has been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each contract that constitutes or evidences the Receivable must be made with the participation of the Collateral Custodian on behalf of the Administrative Agent and (b) all revisions of the authoritative copy of each Contract that constitutes or evidences the Receivables must be readily identifiable as an authorized or unauthorized revision.

(c) Title to Receivables. The Receivable Files and the other documents delivered to the Collateral Custodian will be delivered from time to time to the Collateral Custodian for the sole purpose of holding for safekeeping. The Collateral Custodian shall not at any time have, or in any way attempt to assert, any interest in any Receivable held by it as custodian hereunder or in the related Receivable File, other than for collecting or enforcing such Receivable for the benefit of the Administrative Agent on behalf of the Secured Parties.

(d) Instructions; Authority to Act. The Collateral Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Administrative Agent (acting at the direction of the Required Lenders).

(e) Indemnification by Collateral Custodian. The Collateral Custodian, in its capacity as custodian of the Receivable Files, shall indemnify and hold harmless the Secured Parties and each of their respective officers, directors, employees and agents from and against any and all loss, liability or expense that may be imposed on, incurred or asserted against the Secured Parties and each of their respective officers, directors, employees and agents as the result of the Collateral Custodian’s willful misconduct, bad faith, or gross negligence relating to the maintenance and custody of the Receivable Files by the Collateral Custodian; provided, that the Collateral Custodian shall not be liable for any portion of any such loss, liability, or expense resulting from the willful misfeasance, bad faith, or gross negligence of any Secured Party.

(f) Effective Period and Termination.

(i) The Collateral Custodian’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section. If the initial Servicer is terminated following a Servicer Termination Event, the appointment of the Collateral Custodian as custodian hereunder may be terminated by the Administrative Agent. As soon as practicable after any such resignation or termination of such appointment, the Administrative Agent shall appoint a successor Collateral Custodian (such party, a “Successor Collateral Custodian”) to be custodian of the Receivable Files and the accounts and records relating thereto and the Collateral Custodian shall, at its sole cost and expense, (i) deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Collateral Custodian to such Successor Collateral Custodian, or its agent or designee, as the case may be, at such place as such Successor Collateral Custodian may reasonably designate and (ii) otherwise cooperate with the Successor Collateral Custodian in affecting the termination of the rights and responsibilities of the predecessor Collateral Custodian under this Agreement. From and after the appointment of a Successor Collateral Custodian, the predecessor Collateral Custodian shall continue to perform all custodial functions under this Agreement until the date specified by the Administrative Agent in writing or, if no such date is specified, until a date mutually agreed upon by the predecessor Collateral Custodian and the Administrative Agent. The Administrative Agent may, in its discretion, at the time described in immediately preceding sentence, appoint the Backup Servicer as the Successor Collateral Custodian hereunder, and the Backup Servicer shall on such date assume all obligations of the Collateral Custodian hereunder, and all authority and power of the predecessor Collateral Custodian under this Agreement shall pass to and be vested in the Backup Servicer. The Administrative Agent shall have the same rights of removal and termination for cause with respect to the Backup Servicer or any other Successor Collateral Custodian as with respect to Lendbuzz as the Collateral Custodian.

(ii) The Collateral Custodian hereby agrees that upon any appointment of a Successor Collateral Custodian hereunder it shall take all necessary action reasonably necessary to transfer all of its control of any Receivables consisting of electronic chattel paper to the applicable Successor Collateral Custodian (including the transfer of such electronic chattel paper to a separate electronic vault at each Electronic Chattel Paper Sub-Custodian controlled by such Successor Collateral Custodian or to a separate electronic vault at such Successor Collateral Custodian or export of the electronic chattel paper from the applicable electronic vault and delivery of physical copies of exported Contracts to the Servicer).

(g) Inspection. The Collateral Custodian shall permit the Administrative Agent, the Servicer, the Backup Servicer, and each Lender or their designee, upon reasonable prior notice and during the Servicer’s regular business hours and at the reasonable expense of the Borrower, to periodically, at the discretion of the Administrative Agent (acting at the direction of the Required Lenders), the Servicer, the Backup Servicer and each Lender, conduct an audit of the Receivables and Receivable Files. Notwithstanding the foregoing, for so long as Lendbuzz Funding is both the Servicer and the Collateral Custodian, the right to conduct inspections of the Collateral Custodian shall instead be governed by the provisions of Section 7.07(d).

ARTICLE EIGHT

EVENTS OF DEFAULT

Section 8.01. Events of Default.

(a) Each of the following events shall constitute an “ Event of Default”:

(i) failure by the Borrower to (A) make any payment, transfer, or deposit required by the terms of any Basic Document on the day such payment, transfer, or deposit is required to be made (including any payment of Interest, Program Fees, or Unused Commitment Fees on any Distribution Date but excluding payments of any Loans Outstanding), or (B) deliver the Monthly Report on the Reporting Date, and in each case, such failure continues unremedied for two Business Days;

(ii) failure of the Borrower to pay in full the Loans Outstanding by the Final Maturity Date or to pay any Monthly Principal Payment Amount when the same becomes due and payable pursuant to the terms of the Basic Documents and such failure continues unremedied for one Business Day;

(iii) any failure by the Borrower, Lendbuzz Funding, or Lendbuzz duly to observe or perform in any material respect any other covenant or agreement of the Borrower, Lendbuzz Funding, or Lendbuzz, respectively and, in each case, in any capacity, set forth in this Agreement or the other Basic Documents to which the Borrower, Lendbuzz Funding, or Lendbuzz, respectively, is a party, which failure remains unremedied for 30 days after the earlier of knowledge thereof by the Borrower, Lendbuzz Funding, or Lendbuzz, as applicable, or after the date on which written notice of such failure shall have been given by the other parties or by the Administrative Agent to the Borrower, Lendbuzz Funding, or Lendbuzz, as applicable;

(iv) any representation, warranty, or certification made by the Borrower, Lendbuzz Funding, or Lendbuzz in any Basic Document to which it is a party or in any Funding Request, Monthly Report, Quarterly Report, or other report, certificate, or notice delivered pursuant to any Basic Document to which it is a party, shall prove to have been false or otherwise incorrect in any material respect when made, deemed made, or delivered, which such false or incorrect representation, warranty, or information, if able to be cured, shall not have been cured for 30 days after the earlier of the date on which the Borrower, Lendbuzz Funding, or Lendbuzz, as applicable, first has knowledge thereof or the date on which written notice of such failure shall have been given to the Borrower, Lendbuzz Funding, or Lendbuzz, as applicable; provided, that no Event of Default shall occur under this clause for breaches of representations or warranties that are to be cured by the repurchase of the related Receivable pursuant to Section 5.04 hereof, so long as the related repurchase has been made in accordance with such Section 5.04;

(v) an Insolvency Event shall occur with respect to the Borrower, Lendbuzz Funding, or Lendbuzz;

(vi) the Administrative Agent shall fail for any reason to have a valid, first priority perfected security interest in all, or any material portion of, the Collateral (other than (A) by reason of a release of such portion of the Collateral in accordance with the terms hereof or the other Basic Documents or (B) following the satisfaction in full of the Obligations and any other amounts due hereunder or any other Basic Document in accordance with the terms hereof or thereof on or after the Facility Termination Date), which failure shall not have been cured for 10 days after the earlier of the date on which the Borrower, Lendbuzz Funding, or Lendbuzz first has knowledge thereof or the date on which written notice of such failure shall have been given to the Borrower, Lendbuzz, or Lendbuzz Funding;

(vii) (A) one or more final nonappealable judgments shall be entered against the Borrower, Lendbuzz, or Lendbuzz Funding by one or more courts of competent jurisdiction assessing monetary damages, individually or in the aggregate over any calendar year, in excess of $25,000, $5,000,000 or $5,000,000, respectively; or (B) one or more monetary settlements shall be entered into by the Borrower, Lendbuzz, or Lendbuzz Funding with any Person, individually or in the aggregate over any calendar year, in excess of $25,000, $5,000,000 or $5,000,000 respectively; (C) the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, Lendbuzz, or Lendbuzz Funding and such Lien shall not have been released within 30 days; or (iv) the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, Lendbuzz, or Lendbuzz Funding and such Lien shall not have been released within 30 days;

(viii) the Borrower, Lendbuzz, or Lendbuzz Funding shall default under any Indebtedness having a principal amount of $0 or greater (with respect to the Borrower) or $5,000,000 or greater (with respect to Lendbuzz or Lendbuzz Funding), and (A) such default continues after the applicable grace period, if any, specified in the agreements or instruments relating to such Indebtedness, (B) such default has not been waived by the required lenders, creditors, or similarly denominated parties under the agreements or instruments relating to such Indebtedness and in the manner specified in such agreements or instruments, and (C) as a consequence of such default, either the required lenders, creditors, or similarly denominated parties have accelerated the maturity of such Indebtedness, or the acceleration of the maturity of such Indebtedness has occurred automatically, in all cases as specified in the agreements or instruments relating to such Indebtedness and in all cases the result of which acceleration (regardless of how it is denominated in such agreements or instruments) is to require the immediate repayment of principal on such Indebtedness;

(ix) any Change in Control shall occur without the prior consent of the Administrative Agent (as directed by the Required Lenders);

(x) at any time, the Loans Outstanding exceed the Net Eligible Pool Balance;

(xi) either (A) any Basic Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding, and enforceable obligation of the Borrower, the Borrower, Lendbuzz, or Lendbuzz Funding (in each case, in any capacity) or (B) any of the Borrower, Lendbuzz, or Lendbuzz Funding (in each case, in any capacity) shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature, or enforceability of, or assert that it is not bound by, or shall otherwise seek to terminate or disaffirm its obligations under, any Basic Document;

(xii) any Servicer Termination Event occurs and is continuing;

(xiii) any Financial Covenant shall fail to be satisfied;

(xiv) (A) failure on the part of the Borrower within thirty days after any Funding Date to both (x) maintain one or more Hedge Transactions having notional amounts which, in the aggregate, equal at least 100% of the Loans Outstanding as of such Funding Date (after giving effect to any changes to the Loans Outstanding on such Funding Date) and (y) cause an amount that is at least equal to the Hedge Reserve Account Required Amount to be on deposit in the Hedge Reserve Account; (B) failure on the part of the Borrower within thirty days of receiving direction from the Administrative Agent pursuant to Section 6.03(c) to enter into one or more Hedge Transactions, increase the notional amount of one or more Hedge Transactions, or decrease the notional amount of one or more Hedge Transactions, in each case as directed by the Administrative Agent and in the manner set forth in such Section 6.03(c); or (C) any other failure on the part of the Borrower to maintain one or more Hedge Transactions in fulfillment of the requirements set forth in Section 6.03, which failure, in the case of this clause (C), remains unremedied for 30 days after the Borrower or the initial Servicer has knowledge of such failure or receives notice of such failure;

(xv) the Borrower shall fail to have an Independent Manager as required by Section 6.01(o) at any time;

(xvi) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Conduit Portfolio Net Loss-to-Liquidation Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 8.00%;

(xvii) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Serviced Portfolio Net Loss-to-Liquidation Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 8.00%;

(xviii) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Conduit Portfolio Delinquency Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 3.50%;

(xix) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Serviced Portfolio Delinquency Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 4.00%;

(xx) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Conduit Portfolio Extension Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 3.50%;

(xxi) on any Reporting Date occurring in or after April 2022, the arithmetic mean of the Serviced Portfolio Extension Ratio for the three Collection Periods immediately preceding such Reporting Date is greater than 4.50%; or

(xxii) any of the Borrower, Lendbuzz, or Lendbuzz Funding shall (A) become a “covered fund” under regulations adopted to implement section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (B) be required to register as an “investment company” within the meaning of the Investment Company Act.

(b) Upon the occurrence of any Event of Default, the Administrative Agent shall, at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Termination Date to have occurred, without demand, protest, or future notice of any kind, all of which are hereby expressly waived by the Borrower, and, upon such declaration, all Loans and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that in the event that an Event of Default described in Section 8.01(a)(v) has occurred, the Termination Date shall automatically occur, without demand, protest, or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(c) Upon the automatic occurrence or declaration of the occurrence of the Termination Date in accordance with Section 8.01(b), the following shall immediately occur without further action: (i) the Revolving Period shall terminate and no further Loans will be made, (ii) Interest on all Loans Outstanding will be calculated using the Default Rate, and (iii) no further Program Fees will accrue.

Section 8.02. Actions Upon Declaration of the Occurrence of the Termination Date. Upon the automatic occurrence or declaration of the occurrence of the Termination Date following the occurrence of an Event of Default in accordance with Section 8.01(b), the Administrative Agent may, or at the direction of the Required Lenders, shall, exercise in respect of the Collateral the following remedial actions, in addition to any and all other rights and remedies otherwise available to it, including rights available hereunder and all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive):

(a) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off, and otherwise apply all or any part of the Loans Outstanding, any Interest accrued thereon and/or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Collection Account or any part of such account in accordance with the priorities required by Section 2.07.

(b) The Administrative Agent may take any action permitted under the Basic Documents, including, without limitation, delivering any shifting control or similar notice under the Blocked Account Control Agreement or the Control Agreement.

(c) Consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Administrative Agent may, on behalf of itself and the Lenders and without notice except as specified below, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim, and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns.

(d) Upon the completion of any sale under Section 8.02(c), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and release as may be designated in any such request.

(e) At any sale under Section 8.02(c), Lendbuzz, Lendbuzz Funding, the Administrative Agent, or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain, and dispose of such property without further accountability therefor. Any Secured Party purchasing property at a sale under Section 8.02(c) may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price.

(f) The Administrative Agent may direct the Servicer to direct Collections to an account other than the Remittance Account or the Collection Account.

(g) The Administrative Agent may exercise, at the Borrower’s sole expense, any and all rights and remedies of the Borrower under or in connection with the Collateral.

Section 8.03. Exercise of Remedies. No failure or delay on the part of the Administrative Agent to exercise any right, power, or privilege under this Agreement and no course of dealing between the Borrower, on the one hand, and the Administrative Agent, any Agent or the Secured Parties, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 8.04. Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim, or seek to take advantage of any appraisal, valuation, stay, extension, or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder, or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or such parcels as the Administrative Agent or such court may determine.

Section 8.05. Power of Attorney. The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place, and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article, including: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments, and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders, or other documents in connection with or pursuant to any Basic Document. In furtherance of the foregoing, the Borrower shall deliver to the Administrative Agent an executed power of attorney in the form of Exhibit D on the Closing Date. If so requested by the Administrative Agent, directly or through a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases, and other instruments as may be designated in any such request.

ARTICLE NINE

INDEMNIFICATION

Section 9.01. Indemnities by the Borrower. Without limiting any other rights which the Administrative Agent, each Agent, each Lender or its assignee, the Backup Servicer (including in its capacity as Successor Servicer), the Account Bank, the Collateral Custodian (if not Lendbuzz Funding), the Servicer (if not Lendbuzz Funding), or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, each Agent, each Secured Party, the Backup Servicer, including if it is then acting as Successor Servicer, the Account Bank, the Collateral Custodian (if not Lendbuzz Funding), the Servicer (if not Lendbuzz Funding), and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”) from and against any and all reasonable and documented fees, damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees, court costs, and expenses (collectively, the “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith, or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time an Eligible Receivable;

(ii) reliance on any representation or warranty made or deemed made by the Borrower or any of its respective officers under or in connection with this Agreement or any other Basic Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower to comply with any term, provision, or covenant contained in this Agreement or any other Basic Document, or a failure by the Borrower to comply with any Applicable Law with respect to any Contract or Receivable, the related Financed Vehicle or the non-conformity of any Contract with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Administrative Agent a valid and enforceable security interest in any or all of the Collateral or a valid and enforceable first priority perfected security interest in any or all of the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(vi) any dispute, claim, offset, or defense (other than the discharge in bankruptcy of the related Obligor) of an Obligor to the payment of any Receivable comprising a portion of the Collateral which is, or is purported to be, an Eligible Receivable (including a defense based on the Contract not being a legal, valid, and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale or financing of the Financed Vehicle related to such Receivable (other than as a result of the bankruptcy or insolvency of the related Obligor);

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Contract or the related Financed Vehicle;

(viii) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

(ix) any repayment or disgorgement by any Agent or a Secured Party of any amount previously distributed in reduction of the Loans Outstanding or payment of Interest, any other Obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid or disgorged;

(x) any litigation, proceeding, or investigation relating to arising from the Basic Documents, the transactions contemplated hereby and thereby, the use of proceeds of the Loans or any other investigation, litigation or proceeding relating to the Borrower in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by the Basic Documents;

(xi) the use of the proceeds of any Loan;

(xii) any failure by the Borrower to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Borrower of any of the Receivables and the related Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;

(xiii) the commingling by the Borrower of any Collections with other funds;

(xiv) any claim brought by any Person arising from any activity by the Borrower in servicing, administering or collecting any Receivable;

(xv) the failure of the Remittance Account Bank (for so long as JPMorgan Chase Bank is not the Remittance Account Bank) or the Account Bank (for so long as JPMorgan Chase Bank is not the Account Bank), respectively, to remit any amounts or items of payment held in the Remittance Account or the Collection Account pursuant to the instructions of the Administrative Agent given in accordance with this Agreement or the other Basic Documents, whether by reason or the exercise of setoff rights or otherwise;

(xvi) all reasonable and documented fees, costs, and expenses (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers, or the Administrative Agent in connection with any amendments, supplements, waivers, or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Borrower, or is required or necessary under the Basic Documents; or

(xvii) any and all Sanctions against, and all reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the defense thereof by the Administrative Agent or any Lender or Agent as a result of funding all or any portion of the Loans or the acceptance of payments or of Collateral due under the Basic Documents.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Indemnified Amounts to the extent such Indemnified Amounts are or result from (A) Excluded Taxes, (B) non-payment by any Obligor of any amount that is due and payable under the related Receivable, or (C) any loss in value of any Financed Vehicle or Permitted Investments for reasons that are not caused by the Borrower. For the avoidance of doubt, the terms of this Section shall not apply to any indemnification relating to Taxes that are governed by the terms of Section 2.12.

Any amounts subject to the indemnification provisions of this Section shall be paid by the Borrower solely pursuant to the provisions of Section 2.07 in the order and priority set forth therein not later than the first Distribution Date following written demand therefor.

Section 9.02. Indemnities by the Servicer and the Collateral Custodian. Without limiting any other rights which the Administrative Agent, each Agent, each Lender or its assignee, the Backup Servicer, the Account Bank, or any of their respective Affiliates may have hereunder or under Applicable Law, the initial Servicer and the initial Collateral Custodian each hereby agree to indemnify the Indemnified Parties from and against any and all Indemnified Amounts awarded against or incurred by, any such Indemnified Party arising out of or as a result of the failure of the initial Servicer or the initial Collateral Custodian, respectively, to perform its obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence, bad faith, or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the initial Servicer and the initial Collateral Custodian shall each indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made, respectively, by the Servicer or any of its respective officers or by the Collateral Custodian or any of its respective officers, in all cases under or in connection with this Agreement or any other Basic Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer or the Collateral Custodian, respectively, to comply with any term, provision, or covenant contained in this Agreement or any other Basic Document to which it is a party or a failure by the Servicer or the Collateral Custodian, respectively, to comply with any term, provision, or covenant contained in any agreement executed in connection with this Agreement or any other Basic Document, or with any Applicable Law with respect to any Contract or Receivable, the related Financed Vehicle or the non-conformity of any Contract with any such Applicable Law and any failure by Lendbuzz Funding to perform its respective duties under the Contracts and Receivables included as a part of the Collateral;

(iii) with respect to the Servicer only, the failure to vest and maintain vested in the Administrative Agent a valid and enforceable security interest in any or all of the Collateral or a valid and enforceable first priority perfected security interest in any or all of the Collateral;

(iv) with respect to the Servicer only, the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of a Loan or at any subsequent time and as required by the Basic Documents;

(v) any failure by the Servicer or the Collateral Custodian, respectively, to perform its respective duties or obligations in accordance with the provisions of this Agreement;

(vi) the failure, respectively, by the Servicer to pay when due any Taxes for which the Servicer is liable or by the Collateral Custodian to pay when due any Taxes for which the Collateral Custodian is liable, in all cases including sales, excise, or personal property taxes payable in connection with the Collateral;

(vii) any litigation, proceeding or investigation relating to or arising from the obligation of the Servicer or the Collateral Custodian, respectively, under the Basic Documents to which it is a party, the transactions contemplated hereby and thereby, or any other investigation, litigation or proceeding relating to the Servicer or the Collateral Custodian, respectively, in which any Indemnified Party becomes involved as a result of any of the transactions contemplated by such Basic Documents;

(viii) any claim brought by any Person arising from any activity by the Servicer or the Collateral Custodian, respectively, in servicing, administering or collecting any Receivable;

(ix) to the extent caused by actions or inactions of the Servicer or the Collateral Custodian, respectively, the failure of the Remittance Account Bank to remit any amounts or items of payment held in the Remittance Account pursuant to the instructions of the Administrative Agent given in accordance with this Agreement or the other Basic Documents, whether by reason or the exercise of setoff rights or otherwise; and

(x) all reasonable and documented fees, costs and expenses (including reasonable legal fees and expenses) incurred by any Lender, their respective Credit Providers or the Administrative Agent in connection with any amendments, supplements, waivers, or consents (including review and analysis thereof) with respect to the Basic Documents or any other document or instrument delivered pursuant hereto or thereto (whether or not the same is finally agreed to) if the same is requested by the Servicer or the Collateral Custodian, respectively.

Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any Indemnified Amounts to the extent such Indemnified Amounts are or result from (A) Excluded Taxes, (B) non-payment by any Obligor of any amount that is due and payable under the related Receivable, or (C) any loss in value of any Financed Vehicle or Permitted Investments for reasons that are not caused by the Servicer.

Any amounts subject to the indemnification provisions of this Section shall be paid by the Servicer or the Collateral Custodian, respectively, to the related Indemnified Party within 20 Business Days following written demand therefor.

Section 9.03. Indemnities by the Backup Servicer in its Capacity as the Successor Servicer or Successor Collateral Custodian. Notwithstanding any indemnification obligations that the Backup Servicer may assume in a Backup Servicing Agreement, in no event shall the Backup Servicer, in its capacity as Successor Servicer or Successor Collateral Custodian, have (a) any liability with respect to any obligation which was required to be performed by the predecessor Servicer or the predecessor Collateral Custodian, respectively, prior to the date that the Backup Servicer becomes the Successor Servicer or the Successor Collateral Custodian, respectively, or any claim of a third party based on any alleged action or inaction of the predecessor Servicer or the predecessor Collateral Custodian, respectively, or (b) any liability or obligation with respect to any Servicer or Collateral Custodian indemnification obligations of any prior Servicer or Collateral Custodian, including, respectively, Lendbuzz Funding or Lendbuzz.

ARTICLE TEN

THE ADMINISTRATIVE AGENT AND THE AGENTS

Section 10.01. Authorization and Action.

(a) Each Lender and each Secured Party (other than the Administrative Agent) hereby designates and appoints JPMorgan Chase Bank (and JPMorgan Chase Bank accepts such designation and appointment) as Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Aggregate Unpaids.

(b) Each Lender hereby irrevocably designates and appoints the related Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Basic Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(c) Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Agent (the Administrative Agent and each Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Agent.

(d) The Administrative Agent shall promptly distribute to each Agent (if such Agent is not otherwise required to receive such notice), who shall promptly distribute to each related Lender all notices, requests for consent and other information received by the Administrative Agent under this Agreement.

Section 10.02. Delegation of Duties. Each Agent may execute any of its duties under any of the Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.03. Exculpatory Provisions. Neither any Agent nor any of its directors, officers, agents, or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of any Agent, the breach of its obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations, or warranties made by the Borrower, the Servicer, the Backup Servicer, the Performance Guarantor, or the Collateral Custodian contained in this Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document to which it is a party for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Four. No Agent shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books, or records of the Borrower. No Agent shall be deemed to have knowledge of any Event of Default, Servicer Termination Event, Step-up Overcollateralization Trigger, or Early Amortization Event unless it has received written notice thereof from the Borrower, the Servicer, or a Secured Party.

Section 10.04. Reliance.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants, and other experts selected by such Agent.

(b) Each Agent shall be fully justified in failing or refusing to take any action under any of the Basic Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by, in the case of (i) the Administrative Agent, the Lenders or (ii) an Agent, the Lenders or by the Lenders in its Lender Group, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(c) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of the Required Lenders (or their Agents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

(d) Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Basic Documents in accordance with a request of (i) Owners in its Lender Group having Invested Percentages aggregating greater than 50% of the aggregate Invested Percentages of all Owners in such Lender Group and (ii) Lenders in its Lender Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Lenders in such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders in such Lender Group.

(e) No Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Servicer Termination Event, Early Amortization Event, Step-up Overcollateralization Trigger, or Event of Default unless it has received notice from the Borrower, the Servicer, the Backup Servicer or any Lender, referring to this Agreement and describing such event. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Agent, and in the event any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by (i) all Owners in its Lender Group and (ii) all Lenders in its Lender Group; provided, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 10.05. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower, the Servicer, the Performance Guarantor, the Backup Servicer, or the Collateral Custodian shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial, and other condition and creditworthiness of the Borrower, the Servicer, the Performance Guarantor, the Backup Servicer, the Collateral Custodian, and the Receivables and made its own decision to purchase its interest in the Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals, and decisions in taking or not taking action under any of the Basic Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and creditworthiness of the Borrower, the Servicer, the Performance Guarantor, the Backup Servicer or the Collateral Custodian and the Receivables. Except for notices, reports and other documents received by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects, or creditworthiness of the Borrower, the Servicer, the Performance Guarantor, the Backup Servicer, the Collateral Custodian, or the Receivables which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates.

Section 10.06. Indemnification. The Lenders (i) agree to indemnify the Administrative Agent in its capacity as such (without limiting the obligation (if any) of the Borrower or the Servicer to reimburse the Administrative Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages) and (ii) in each Lender Group agree to indemnify the Agent for such Lender Group in its capacity as such (without limiting the obligation (if any) of the Borrower and the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Invested Percentages), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Loans Outstanding) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of an Agent resulting from its own gross negligence or willful misconduct. The provisions of this Section shall survive the payment of the obligations under this Agreement, including the Loans Outstanding, the termination of this Agreement, and any resignation or removal of the applicable Agent.

Section 10.07. Agents in their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrower and any other party to a Basic Document as though it were not an Agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Agents may act (i) as administrator, sponsor, or agent for one or more Lenders and in such capacity act and may continue to act on behalf of each such Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Lenders is party and in various other capacities relating to the business of any such Lender under various agreements. Any such Person, in its capacity as Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent other than as expressly provided in this Agreement. Any Person which is an Agent may act as an Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. None of the provisions to this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

Section 10.08. Successor Administrative Agent. The Administrative Agent may assign its rights and obligations hereunder with the consent of the Required Lenders and the Borrower. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders, each Agent and the Borrower with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this Section. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint a successor administrative agent. Any successor administrative agent shall succeed to the rights, powers and duties of resigning Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 10.09. Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment, or repayment of principal, interest, fees, or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense, or right of set-off or recoupment with respect to any demand, claim, or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a ‘Payment Notice’) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction, or discharge of all Obligations under any Basic Document.

ARTICLE ELEVEN

ASSIGNMENTS; PARTICIPATIONS

Section 11.01. Assignments and Participations.

(a) Each Lender may, upon at least 30 days’ notice to the Administrative Agent and the Agents, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment), except if being assigned to an Affiliate of the Lender, shall in no event be less than the lesser of (A) $5,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Lender’s Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Borrower), for its recording in the Lender Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Administrative Agent, (v) the parties to each such assignment shall have agreed to reimburse the Administrative Agent for all reasonable fees, costs and expenses (including the reasonable fees and disbursements of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with such assignment, (vi) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article Twelve, and (vii) there shall be no increased costs, expenses or Taxes incurred by the Administrative Agent or any Lender Group upon assignment or participation. Upon such execution, delivery and recording by the Administrative Agent, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assigning Lender and such assignee confirm that such assignee is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names, addresses and Commitment of each Lender and the Principal Amount (and stated interest) of each Loan made by each Lender from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders shall treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by any Agent or Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Subject to the provisions of Section 11.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and each Loan owned by it); provided, that (i) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) the Borrower provides its prior written consent to the sale of such participation (such consent of the Borrower not to be unreasonably withheld), and (v) unless an Event of Default has occurred and is continuing, no participation may be sold to any Competitor unless approved by the Borrower in writing prior to such sale. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.11 and 2.12; provided, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount which exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of any Loan owned by such Lender which is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant’s rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 11.01.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitment or Loan or its other obligations under the Agreement) to any person except to (A) the Administrative Agent and (B) the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

(g) Nothing herein shall prohibit any Lender from (i) pledging or assigning as Collateral any of its rights under this Agreement to any Federal Reserve Bank or any other Governmental Authority in accordance with Applicable Law or (ii) pledging or granting a security interest in all or any portion of its rights (including payments to it under this Agreement and the other Basic Documents) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act; provided, that in each case, (A) any such pledge or Collateral assignment may be made without compliance with Section 11.01(a) or 11.01(b) and (B) no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

ARTICLE TWELVE

MUTUAL COVENANTS REGARDING CONFIDENTIALITY

Section 12.01. Covenants of the Borrower, the Servicer, the Backup Servicer, the Account Bank and the Collateral Custodian. Each of the Borrower, the Servicer, the Backup Servicer, the Account Bank, and the Collateral Custodian severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of a Lender under this Agreement), except as the Administrative Agent and the Required Lenders may have consented to in writing prior to any proposed disclosure, except it may disclose such information (a) to its officers, directors, employees, agents, counsel, accountants, auditors, subservicers, advisors, or representatives, (b) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer, the Backup Servicer, the Account Bank, or the Collateral Custodian, (c) to JPMorgan Chase Bank or its Affiliates, or (d) to the extent it should be (i) required by Applicable Law (including filing a copy of this Agreement and the other Basic Documents (other than the Fee Letter and excluding from any such copy the identity of each Lender)) as exhibits to filings required to be made with the Securities and Exchange Commission, or in connection with any legal or regulatory proceeding or (ii) requested by any Governmental Authority to disclose such information; provided, that in the case of clause (d)(i), the Borrower, the Servicer, the Backup Servicer, the Account Bank, or the Collateral Custodian, as applicable, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Administrative Agent and each Agent of its intention to make any such disclosure prior to making such disclosure.

Section 12.02. Covenants of the Administrative Agent, the Agents and the Lenders.

(a) Each of the Administrative Agent, each Agent, and each Lender covenants and agrees that it will not disclose any of the Confidential Information at any time received or obtained by it without the Borrower’s prior written consent; provided, that it may disclose any such Confidential Information (i) in connection with participations and assignments pursuant to Section 11.01, (ii) to its officers, directors, or employees, to JPMorgan Chase Bank or its Affiliates, to any Credit Provider or to any nationally recognized statistical ratings organization that rates the Commercial Paper Notes issued by a Conduit Lender, each of which shall be informed by it of the confidential nature of the Confidential Information and shall have agreed to keep such information confidential, and (iii) to its or its Affiliates’ equity providers or Advisors (provided that such equity providers and Advisors are advised of the confidential nature of such information and such equity providers and Advisors are obligated to keep such information confidential pursuant to the terms of their engagement or applicable professional rules or a confidentiality agreement). Each of the Administrative Agent, each Agent, and each Lender agrees to be responsible for any breach of this Agreement by its Affiliates and Advisors, and it agrees that its Affiliates and Advisors will be advised by it of the confidential nature of such information and that it shall cause its Affiliates to be bound by this Agreement. Notwithstanding the foregoing, with respect to participations and assignments pursuant to Section 11.01 involving an Eligible Assignee other than an entity satisfying clause (i) of the definition of “Eligible Assignee”, Confidential Information may not be provided to prospective participants or assignees before the execution of an Assignment and Acceptance, unless such Confidential Information is covered under a separate confidentiality agreement between the assigning Lender and such prospective participant or assignee pursuant to which such prospective participant or assignee shall agree to the provisions set forth in this Article.

(b) Each of the Administrative Agent, each Agent, and each Lender acknowledges and agrees that any Confidential Information provided to it, in whatever form, is the sole property of the Borrower or Lendbuzz Funding, as applicable. Neither such Person nor its Affiliates or Advisors shall use any of the Confidential Information now or hereafter received or obtained from or through the Borrower, Lendbuzz Funding, or any of their respective Affiliates for any purpose other than for purposes of engaging in, or as otherwise contemplated by, the transactions contemplated by the Basic Documents.

(c) If the Administrative Agent, any Agent, a Lender, or any of their respective Affiliates or Advisors are legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any Confidential Information, the related entity shall, to the extent permitted by law, promptly notify the Borrower and Lendbuzz Funding in writing of such requirement so that the Borrower and/or Lendbuzz Funding, at their sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. The Administrative Agent, each Agent, and each Lender or any of their respective Affiliates or Advisors agree to use its reasonable efforts, upon the written request of the Borrower or Lendbuzz Funding, as applicable, to obtain or assist the Borrower or Lendbuzz Funding, as applicable, in obtaining any such protective order. Failing the reasonably timely entry of a protective order or the reasonably timely receipt of a waiver hereunder, it may disclose, without liability hereunder, that portion (and only that portion) of the Confidential Information that in the opinion of such party’s counsel, it is legally compelled to disclose.

(d) Notwithstanding the foregoing, it is understood that the Administrative Agent, each Agent, and each Lender or its Affiliates may be required to disclose (and may so disclose, without liability hereunder, provided that it complies with the following sentence) the Confidential Information or portions thereof (i) at the request of a bank examiner or other regulatory authority or in connection with an examination of it or its Affiliates by a bank examiner or other regulatory authority, including in connection with the regulator compliance policy of Administrative Agent, any Agent, or any Lender, (ii) to any nationally recognized statistical rating organization (within the meaning of the Exchange Act) (an “NRSRO”) either (A) in compliance with Rule 17g-5 under the Exchange Act (or any similar rule or regulation in any relevant jurisdiction) or (B) in connection with the rating or reaffirmation of the rating of the Commercial Paper Notes, each of which shall be informed by Administrative Agent, such Agent, such Lender, or such Affiliate, as applicable, of the confidential nature of the Confidential Information and shall have agreed to keep such information confidential, or (iii) to any collateral trustee appointed by such Lender to comply with Rule 3a-7 under the Investment Company Act; provided, that such collateral trustee is informed of the confidential nature of such information and such collateral trustee agrees in writing to keep such Confidential Information subject to an agreement with substantially similar terms as provided herein.

(e) It is understood and agreed that no failure or delay by the Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, the Administrative Agent, the Account Bank, each Agent, or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Section 12.03. Non-Confidentiality of Tax Treatment and Tax Structure. Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, in connection with Treasury Regulations Section 1.6011-4, Section 301.6111-1T and Section 301.6112-1, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates, or agents) is permitted to disclose to any and all persons of any kind (other than limitations imposed by State or federal securities laws), the structure and tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary or exclusive) for the benefit of any other Person (other than as it may be limited by State or federal securities laws).

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01. Amendments and Waivers. This Agreement may be amended, waived, or modified by the written agreement of the Borrower and the Required Lenders. The Administrative Agent shall provide a copy of each such proposed amendment, waiver or other modification to the Account Bank, the Backup Servicer, and each Hedge Counterparty.

No amendment, waiver, or other modification which could have a material adverse effect on the rights or obligations of the Account Bank, the Backup Servicer (including, in its capacity as Successor Servicer), or any Hedge Counterparty shall be effective against the Account Bank, the Backup Servicer, or such Hedge Counterparty, as applicable, without the prior written agreement of the Account Bank, the Backup Servicer, or such Hedge Counterparty, as applicable.

Notwithstanding anything in this Section or in any Basic Document to the contrary, following the determination of a Benchmark Replacement, this Agreement may be amended by the Administrative Agent without the consent of any other Person and, except as provided in Section 2.18(d), without satisfying any other amendment provisions of this Agreement or any other Basic Document, to implement a Benchmark Replacement and any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to, but not before, the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any Benchmark Replacement Conforming Changes.

Section 13.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by e-mail or facsimile copy) and e-mailed, mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (a) mail, five days after being deposited in the United States mail, first class postage prepaid, (b) facsimile copy, when receipt is confirmed by telephone, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail, or (c) notice by an e-mail, when receipt is confirmed by telephone or by reply e-mail from the recipient.

Section 13.03. No Waiver, Rights and Remedies. No failure on the part of any Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, the Account Bank, the Administrative Agent, each Agent, the Secured Parties, and their respective successors and permitted assigns and, in addition, each Hedge Counterparty shall be an express third-party beneficiary of this Agreement.

Section 13.05. Term of this Agreement. This Agreement shall remain in full force and effect until the Facility Termination Date; provided, that (a) the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article Five and the indemnification and payment provisions of Article Nine and Section 2.12, (b) the confidentiality provisions of Article Twelve, (c) the provisions of Section 13.10, and (d) any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination of this Agreement.

Section 13.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE, OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.07. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 13.08. Costs and Expenses. In addition to the rights of indemnification granted to the Administrative Agent, each Agent, the Secured Parties, the Account Bank, the Collateral Custodian, and the Backup Servicer and its or their Affiliates and officers, directors, employees and agents thereof under Article Nine, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (other than Taxes) of the Administrative Agent, each Agent, the Secured Parties, the Account Bank, and the Backup Servicer incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, each Agent, the other Secured Parties, the Account Bank, the Collateral Custodian, and the Backup Servicer (including, if it is then acting as the Successor Servicer) with respect thereto and with respect to advising such entities as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by such entities in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

Section 13.09. No Insolvency Proceedings.

(a) Notwithstanding any prior termination of this Agreement, no Lender shall, prior to the date which is one year and one day after the final payment of the Aggregate Unpaids, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

(b) Notwithstanding any prior termination of this Agreement, each party to this Agreement hereby agrees that it shall not institute against, or join any other person in instituting against, any Lender any Insolvency Proceeding, for one year and one day after the latest maturing Commercial Paper Note or other debt security issued by such Lender is paid.

Section 13.10. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant, or agreement (including the payment of any fees or any other obligations) of each Agent or any Secured Party as contained in this Agreement or any other agreement, instrument, or document entered into by it pursuant hereto or in connection herewith shall be had against any such Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee, or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Agents and any Secured Party contained in this Agreement and all of the other agreements, instruments, and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, affiliate, officer, employee, or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants, or agreements of such Person contained in this Agreement or in any other such instruments, documents, or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, affiliate, officer, employee, or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants, or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

(b) Notwithstanding anything in this Agreement or any other Basic Document to the contrary, the obligations of any Lender under this Agreement are solely the obligations of such Lender and shall be payable at such time as funds are received by or are available to such Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes of such Lender, and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Lender but shall continue to accrue. Each Agent, each Secured Party, and each other party to this Agreement agrees that the payment of any claim (as defined in the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 13.11. Patriot Act Compliance. The Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it, and each other Lender and the Account Bank, may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, organizational documentation, director and shareholder information, and other information that will allow the Administrative Agent, each Lender and the Account Bank to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Administrative Agent, each Lender and the Account Bank.

Section 13.12. Execution in Counterparts; Electronic Signatures; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	LENDBUZZ SPV V, LLC

By:
Name:
Title:

Address for Notices: Lendbuzz SPV V, LLC 100 Summer Street Boston, Massachusetts 02110 Attention: George Sclavos, Chief Financial Officer E-mail: [***]

THE SERVICER AND THE COLLATERAL CUSTODIAN:	LENDBUZZ FUNDING LLC

By:
Name:
Title:
Address for Notices: Lendbuzz Funding LLC 100 Summer Street Boston, Massachusetts 02110 Attention: George Sclavos, Chief Financial Officer E-mail: [***]

[Loan Agreement]

THE ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A.
AND ACCOUNT BANK:

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

Facsimile No.: [***]

Telephone: [***]

e-mail: [***]

[***]

[***]

[Loan Agreement]

CONDUIT LENDER:	[***]
	By:	JPMORGAN CHASE BANK, N.A., as its attorney-in-fact

By:
Name:
Title:

Address for Notices:

[***]

c/o JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

Facsimile No.: [***]

Telephone: [***]

e-mail: [***]

[***]

[***]

[Loan Agreement]

COMMITTED LENDER:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Address for Notices:

[***]

c/o JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

Facsimile No.: [***]

Telephone:[***]

e-mail: [***]

[***]

[***]

JPMORGAN AGENT:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, N.A.

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities Conduit Group

Facsimile No.: [***]

Telephone:[***]

e-mail: [***]

[***]

[***]

[Loan Agreement]

ACKNOWLEDGED AND AGREED	LENDBUZZ INC.
BY THE PERFORMANCE
GUARANTOR:
By:
Name:
Title:
Address for Notices: Lendbuzz Inc. 100 Summer Street Boston, Massachusetts 02110 Attention: George Sclavos, Chief Financial Officer E-mail: [***]

[Loan Agreement]

EXHIBIT A

FORM OF FUNDING REQUEST

____________, 20__

JPMorgan Chase Bank, N.A.,

 as Administrative Agent, Account Bank and as JPMorgan Agent

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities

 Portfolio Management

Re:	Lendbuzz SPV V, LLC – Loan Agreement

Ladies and Gentlemen:

The undersigned is a Responsible Officer of Lendbuzz SPV V, LLC (the “Borrower”) and is authorized to execute and deliver this Funding Request on behalf of the Borrower pursuant to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Lendbuzz Funding LLC, as servicer and as collateral custodian, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and account bank. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

The Borrower hereby requests that a Loan be made under the Loan Agreement on __________, ____ in the amount of $__________.

In connection with the foregoing, the undersigned hereby certifies, on behalf of the Borrower, as follows:

1. As of the date hereof, the Borrowing Base is __________. After giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base and no Borrowing Base Deficiency will exist. Attached to this Funding Request is a true, complete and correct calculation of such Borrowing Base and all components thereof.

2. As of the date hereof, the Excess Concentration Amount after giving effect to the requested Loan will be: ______

3. All of the conditions applicable to the requested Loan as set forth in the Loan Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan, including:

(a) each of the representations and warranties contained in Article Five of the Loan Agreement are true and correct in all respects on and as of the date hereof, before and after giving effect to the Loan and to the application of the proceeds therefrom as though made on and as of the date hereof;

Ex. A-1

(b) no event has occurred and is continuing, or would result from such Loan or from the application of the proceeds therefrom, which constitutes an Event of Default or Unmatured Event of Default;

(c) the Borrower is in material compliance with each of its agreements set forth in the Loan Agreement;

(d) no Servicer Termination Event or Unmatured Servicer Termination Event has occurred; and

(e) no adverse selection procedures were used by the Borrower with respect to the Receivables which will become a part of the Collateral on the Funding Date.

4. The requested Loan will not, on the Funding Date, exceed the Available Amount and after giving effect to the requested Loan, the Loans Outstanding will not exceed the Borrowing Base.

5. The Hedging Agreement is in effect as required by Section 6.03 of the Loan Agreement.

6. Attached hereto is a true, correct and complete Schedule A to the Purchase Agreement, reflecting all Receivables which will become part of the Collateral on the Funding Date, each Receivable reflected thereon being an Eligible Receivable.

7. The Cutoff Date with respect to the Receivables is   , 20   .

SPV V, LLC

By:
Name:
Title:

Ex. A-2

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated __________, 20

Reference is made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower, Lendbuzz Funding LLC, as servicer and as collateral custodian, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and account bank. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

__________________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 hereto of all outstanding rights and obligations of the Assignor under the Loan Agreement, including such interest in the Commitment of the Assignor and the Lender Advances made by the Assignor. After giving effect to such sale and assignment, the Commitment and the amount of Lender Advances made by the Assignee will be as set forth in Section 2 of Schedule 1 hereto .

The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that ` interest is free and clear of any Lien.

The Assignor and the Assignee confirm to and agree with each other and the other parties to Loan Agreement that: (i) other than as provided herein, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or, representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignee confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) the Assignee will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender party to the Loan Agreement and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) the Assignor and the Assignee confirm that the Assignee is an Eligible Assignee; (v) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender, including the confidentiality provisions of Article Twelve; and (vii) this Assignment and Acceptance meets all other requirements for such an Assignment and Acceptance set forth in Article Eleven of the Loan Agreement.

Ex. B-1

Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Administrative Agent, unless a later date is specified in Section 3 of Schedule 1 hereto.

The Assignor and the Assignee agree to reimburse the Administrative Agent for all reasonable fees, costs, and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with this Assignment and Acceptance.

Upon such acceptance by the Administrative Agent, the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, provided, that the Assignor shall, to the extent such rights have been assigned by it under this Assignment and Acceptance, relinquish its assigned rights and be released from its assigned obligations under the Loan Agreement (and, in the case of an Assignment and Acceptance coving all or the remaining portion of an assigning Assignor’s rights and obligations under the Loan Agreement, Assignor shall cease to be a party thereto).

Upon such acceptance by the Administrative Agent, from and after the Assignment Date, the Administrative Agent shall make, or cause to be made, all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Assignment Date directly between themselves.

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Ex. B-2

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment and Acceptance as of the __ day of ________, 20   .

_______________, as Assignor

By:
Name:
Title:

_______________, as Assignee

By:
Name:
Title:

Ex. B-3

Schedule 1

to

Assignment and Acceptance

Dated _________, 20

Section 1.
Percentage Interest:		________	%
Section 2.
Assignee’s Commitment:	$

Aggregate Lender Advances Owing to the Assignee:	$

Section 3.
Assignment Date: _____________, 20

Ex. B-4

EXHIBIT C

CREDIT AND COLLECTION POLICY

[On file with the Administrative Agent]

Ex. C-1

EXHIBIT D

FORM OF POWER OF ATTORNEY

This Power of Attorney (this “Power of Attorney”) is executed and delivered by Lendbuzz SPV V, LLC (“Grantor”) to JPMorgan Chase Bank, N.A., as Administrative Agent (“Attorney”), pursuant to (i) the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Grantor, as borrower, Lendbuzz Funding LLC, as servicer and as collateral custodian, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and account bank, and (ii) the other Basic Documents. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Grantor until all Aggregate Unpaids have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees, or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Loan Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Event of Default, to do the following: (a) exercise all rights and privileges of Grantor under the Purchase Agreement (including each Purchase Agreement Supplement); (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against Grantor or Grantor’s property; (c) defend any suit, action, or proceeding brought against Grantor if Grantor does not defend such suit, action, or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, litigation, suit, or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of Grantor’s property, and execute, in connection with such sale or action, any endorsements,

Ex. D-1

assignments, or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Grantor under the Loan Agreement or any other Basic Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Administrative Agent, as agent for the Secured Parties thereon, all as fully and effectively as it might do. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor as of this __ day of ________ 20__.

LENDBUZZ SPV V, LLC

By:
Name:
Title:

Sworn to and subscribed before me this __ day of ________, 20__

Notary Public

[NOTARY SEAL]

Ex. D-2

EXHIBIT E

FORM OF TAKE-OUT RELEASE

Reference is hereby made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower, Lendbuzz Funding LLC, as servicer and as collateral custodian, the Lenders from time to time party thereto, the Agents for the Lender Groups from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent and account bank. Capitalized terms not defined herein shall have the meaning given such terms in the Loan Agreement.

The Borrower and the Servicer hereby represent and warrant that each condition in the Loan Agreement and each other Basic Document, to the consummation of the Take-out to which this Take-out Release relates, has been satisfied, including but not limited to delivery of (i) the executed Take-out Date Certificate, in substantially the form attached hereto as Annex 1 and (i) the executed notice, in substantially the form attached hereto as Annex 2.

Upon deposit in the Collection Account of $___________ in accordance with Section 2.13(a)(iv) of the Loan Agreement in immediately available funds, the Administrative Agent hereby releases all of its right, title and interest, including its Lien, in and to the following:

(a) the Receivables to be transferred by the Borrower in the related Take-out and described in Schedule I hereto (the “Take-out Receivables” and such Schedule, the “Schedule of Take-out Receivables”), together with the related Contracts, whether now existing or hereafter acquired, and any accounts or obligations evidenced thereby, any guarantee thereof, all Collections related thereto, and all monies due (including any payments made under any guarantee or similar credit enhancement with respect to any such Take-out Receivables) to become due or received by any Person in payment of any of the foregoing on or after the related Take-out Date;

(b) all of the Borrower’s interest in the Financed Vehicles relating to the Take-out Receivables (including repossessed vehicles) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle, whether now existing or hereafter acquired, including all proceeds from any sale or other disposition of such Financed Vehicles;

(c) all Receivable Files and the Schedule of Take-out Receivables, relating to the Take-out Receivables, whether now existing or hereafter acquired, and all right, title and interest of the Borrower in and to the documents, agreements and instruments included in the such Receivable Files, including rights of recourse of the Borrower against Lendbuzz Funding and/or any Dealer with respect to the Receivables;

(d) all of the Borrower’s interest in all Records, documents and writings evidencing or related to the Take-out Receivables or the related Contracts;

Ex E-1

(e) all of the Borrower’s interest in all rights to payment under all Insurance Policies with respect to a Financed Vehicle related to a Take-out Receivable, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicle and any proceeds from claims or refunds of premiums on any such Insurance Policy, whether now existing or hereafter acquired, and all proceeds thereof;

(f) all of the Borrower’s interest in all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof), and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Take-out Receivables, whether pursuant to the related Contracts or otherwise;

(g) all of the Borrower’s interest in all rights to payment under all service contracts on the related Financed Vehicles;

(h) Liens, guaranties, and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Take-out Receivables, whether now existing or hereafter acquired, and the related Financed Vehicles, whether now existing or hereafter acquired;

(i) all deposit accounts, monies, deposits, funds, accounts, and instruments relating to the foregoing;

(j) all of the Borrower’s right, title, and interest in and to the Purchase Agreement (including each Purchase Agreement Supplement), relating to the Take-out Receivables and remedies thereunder and the assignment to the Administrative Agent of all UCC financing statements filed by the Borrower against Lendbuzz Funding under or in connection with the Purchase Agreement and relating to such Take-out Receivables; and

(k) all income and proceeds of the foregoing.

[The Servicer and the Borrower hereby direct the Collateral Custodian to deliver the Receivable Files for the Take-out Receivables to __________________________________.]

Ex E-2

Executed as of __________, 20   .

LENDBUZZ SPV V, LLC, as Borrower

By
Name:
Title:

LENDBUZZ FUNDING LLC, as Servicer and as Collateral Custodian

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:
Name:
Titles:

Ex E-3

ANNEX 1

LENDBUZZ FUNDING LLC

TAKE-OUT DATE CERTIFICATE

PURSUANT TO SECTION 2.13(a)

OF THE LOAN AGREEMENT

Lendbuzz Funding LLC (“Lendbuzz Funding”), as the servicer (the “Servicer”), delivers this certificate pursuant to Section 2.13(a) of the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as the borrower, the Servicer, Lendbuzz Funding, as collateral custodian, the lenders from time to time parties hereto, the agents from time to time parties hereto and JPMorgan Chase Bank, N.A., as the administrative agent and account bank, and hereby certifies, as of the date hereof, the following:

(a) the Borrower has sufficient funds on the related Take-out Date to effect the Take-out in accordance with the Loan Agreement (taking into account, to the extent necessary, the proceeds of sales of the Collateral in the Take-out, if applicable);

(b) after giving effect of the Take-out, the release by the Administrative Agent of the related Receivables on the Take-out Date and the transfer by the Borrower or the related Receivables on the Take-out Date, (1) no Borrowing Base Deficiency exists, (2) none of an Unmatured Event of Default, an Event of Default, a Servicer Termination Event, or an event that with notice or the passage of time, or both, would be a Servicer Termination Event, has occurred or results from such Take-out, (3) the Excess Spread shall be no less than 4.5%, and (r) the proportion of Delinquent Receivables and Liquidated Receivables that will remain subject to the Loan Agreement shall be no higher after giving effect to such Take-out than prior to such Take-out [after giving effect to the proviso to Section 2.13(a)(iii) with respect to Delinquent Receivables having an aggregate Principal Balance of $__________ as of the Take-out Date and with respect to Liquidated Receivables having an aggregate Principal Balance of $__________ as of the Take-out Date];

(c) the Borrower has delivered to the Administrative Agent a list specifying all Contracts under which the Receivables not to be released pursuant to such Take-out arose; and

(d) the Borrower has deposited in to the Collection Account an amount equal to all Unreimbursed Servicer Advances associated with the Receivables to be released.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Ex E-4

IN WITNESS WHEREOF, the Servicer has caused this certificate to be executed on its behalf this ___ day of _________, 20   .

LENDBUZZ FUNDING LLC

By:
Name:
Title:

Ex E-5

ANNEX 2

FORM OF NOTICE

Lendbuzz Funding LLC

100 Summer Street

Boston, Massachusetts 02110

__________, 20_

JPMorgan Chase Bank, N.A.,

as Administrative Agent and as JPMorgan Agent

Chase Tower, 16th Floor

10 South Dearborn Street

Mail Code IL1-0079

Chicago, Illinois 60603

Attention: Asset-Backed Securities

Portfolio Management

Re: Lendbuzz SPV V, LLC – Loan Agreement

Ladies and Gentlemen:

Reference is made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower (the “Borrower”), Lendbuzz Funding LLC, as servicer and as collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and account bank.

Pursuant to Section 2.13(a)(i) of the Loan Agreement, the Borrower gives notice of its intent to effect a Take-out on or about __________, 20   (which date is no fewer than 15 Business Days after the date of delivery of this notice to the Administrative Agent).

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Very truly yours,

LENDBUZZ FUNDING LLC

By:
Name:
Title:

Ex E-6

Schedule I

to Take-out Release

SCHEDULE OF REMOVED RECEIVABLES

Ex E-7

EXHIBIT F

FORM OF MONTHLY REPORT

[On File with the Administrative Agent]

Ex. F-1

EXHIBIT G

FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Ex. G-1

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower (the “Borrower”), Lendbuzz Funding LLC, as servicer and as collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and account bank.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-2

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower (the “Borrower”), Lendbuzz Funding LLC, as servicer and as collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and account bank.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-3

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower (the “Borrower”), Lendbuzz Funding LLC, as servicer and as collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and account bank.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-4

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of January 18, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lendbuzz SPV V, LLC, as borrower (the “Borrower”), Lendbuzz Funding LLC, as servicer and as collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and account bank.

Pursuant to the provisions of Section 2.12 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Borrower Basic Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Ex. G-5